UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GoRemote Internet Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common stock, par value $0.001 per share, and Series A preferred stock, par value $0.001 per share, of GoRemote Internet Communications, Inc.
	(2)	Aggregate number of securities to which transaction applies:

42,243,979 shares of GoRemote common stock (as of December 9, 2005), 9,079,653 shares of GoRemote common stock underlying outstanding options to purchase GoRemote common stock, of which 6,352,893 shares underlie options with an exercise price of less than $1.71, (as of December 9, 2005), and 1,506,204 shares of GoRemote Series A preferred stock underlying outstanding warrants to purchase GoRemote Series A preferred stock (as of December 9, 2005).

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee of $17,635.31 was calculated pursuant to Exchange Act Rule 0-11(c) and is equal to 0.02% of the aggregate merger consideration of $88,176,559. The aggregate merger consideration is calculated as the sum of (a) the product of 42,243,979 shares of GoRemote common stock and the merger consideration of $1.71 per share in cash, (b) the product of the 6,352,893 options to purchase shares of GoRemote common stock that have an exercise price of less than $1.71 per share and the merger consideration of $1.71 in cash, and (c) the product of the 1,506,204 warrants to purchase shares of GoRemote Series A preferred stock and the merger consideration of $3.37 in cash.

	(4)	Proposed maximum aggregate value of transaction:
$88,176,559
	(5)	Total fee paid:
$17,635.31
☒	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

January 13, 2006

Dear GoRemote Stockholder:

You are cordially invited to attend a special meeting of stockholders of GoRemote Internet Communications, Inc. to be held on February 13, 2006 at 9:00 a.m., local time, at the company’s principal executive offices located at 1421 McCarthy Boulevard, Milpitas, California 95035.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement of Merger, dated as of December 9, 2005, by and among iPass Inc., Keystone Acquisition Sub, Inc., a wholly owned subsidiary of iPass, and GoRemote Internet Communications, Inc. Pursuant to the merger agreement, Keystone Acquisition Sub will merge with and into GoRemote and GoRemote will become a wholly owned subsidiary of iPass. We are also asking that you grant the authority to vote your shares to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

If the merger is completed, GoRemote stockholders will receive $1.71 in cash for each share of GoRemote common stock and $3.37 in cash for each share of GoRemote Series A preferred stock owned by them as of the date of the merger, in each case without interest and less any applicable withholding tax.

After careful consideration, our board of directors has unanimously determined and believes that the merger agreement and the merger are advisable and fair to and in the best interests of GoRemote and its stockholders. Our board of directors has unanimously approved and adopted the merger agreement. Our board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement at the special meeting.

Our board of directors considered a number of factors in evaluating the transaction and consulted with its legal and financial advisors. Included in the attached proxy statement is the opinion of our financial advisor, Jefferies Broadview, relating to the fairness of the consideration provided for in the merger, from a financial point of view, to the holders of our common stock. The enclosed proxy statement also provides detailed information about the merger agreement and the merger. We encourage you to read this proxy statement carefully, including its annexes.

Your vote is very important, regardless of the number of shares you own.   The merger agreement must be adopted by the holders of a majority of our outstanding common stock and Series A preferred stock entitled to vote at the special meeting, voting together on an as-converted basis. Therefore, if you do not return your proxy card, vote via the Internet or telephone or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement. Only stockholders who owned shares of GoRemote common stock or Series A preferred stock at the close of business on January 9, 2006, the record date for the special meeting, will be entitled to vote at the special meeting. To vote your shares, you may use the enclosed proxy card, vote via the Internet or telephone or attend the special meeting and vote in person. On behalf of the board of directors, I urge you to sign, date and return the enclosed proxy card, or vote via the Internet or telephone as soon as possible, even if you currently plan to attend the special meeting.

Thank you for your support of our company. I look forward to seeing you at the special meeting.

Sincerely,

Tom Thimot
President and Chief Executive Officer

This proxy statement is dated January 13, 2006 and is being mailed to stockholders of GoRemote on or about January 13, 2006.

GOREMOTE INTERNET COMMUNICATIONS, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date and Time:	9:00 a.m., Monday, February 13, 2006
Place:	GoRemote Internet Communications, Inc.
1421 McCarthy Boulevard
Milpitas, California 95035
Items of Business:	1.

Consider and vote upon the adoption of the Agreement of Merger, dated as of December 9, 2005, by and among iPass Inc., a Delaware corporation, Keystone Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of iPass, and GoRemote Internet Communications, Inc., a Delaware corporation, as more fully described in the enclosed proxy statement; and

2.

Adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

Who May Vote:

You can vote if you were a stockholder of record at the close of business on January 9, 2006. Your vote is important. The affirmative vote of the holders of a majority of GoRemote’s common stock and Series A preferred stock entitled to vote at the special meeting, voting together on an as-converted basis, is required to adopt the merger agreement.

Proxy Voting:

All stockholders are cordially invited to attend the special meeting in person. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy or vote via the Internet or telephone and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of adoption of the merger agreement and in favor of adjournment of the special meeting, if necessary or appropriate, to permit solicitations of additional proxies. If you fail to return your proxy card and do not vote via the Internet or by telephone, your shares will effectively be counted as a vote “AGAINST” adoption of the merger agreement and will not be counted for purposes of determining whether a quorum is present at the special meeting or for purposes of the vote to adjourn the special meeting, if necessary or appropriate, to permit solicitations of additional proxies. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Recommendations:

The board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement at the special meeting. The board of directors also recommends that you vote “FOR” the approval of any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

Appraisal Rights:

GoRemote stockholders who do not vote in favor of adoption of the merger agreement and who perfect their appraisal rights by complying with all the required procedures under Delaware law will have the right to seek payment for the fair value of their shares if the merger is completed. See “The Merger—Appraisal Rights” beginning on page 42 and Annex C to the accompanying proxy statement.

By Order of the Board of Directors, David L. Teichmann, Secretary, January 13, 2006.

GOREMOTE INTERNET COMMUNICATIONS, INC.
SPECIAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS

i

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following Q&A is intended to address some commonly asked questions regarding the merger. These questions and answers may not address all questions that may be important to you as a GoRemote stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, and the documents we refer to in this proxy statement.

Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to GoRemote Internet Communications, Inc. and/or its subsidiaries. In addition, we refer to GoRemote Internet Communications, Inc. as “GoRemote” and to iPass Inc. as “iPass.”

Q:             Why am I receiving this proxy statement?

A:               Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of stockholders, or at any adjournments, postponements or continuations of the special meeting.

Q:             When and where is the special meeting of stockholders?

A:               The GoRemote special meeting will be held on February 13, 2006 at 9:00 a.m., local time, at the company’s principal executive offices located at 1421 McCarthy Boulevard, Milpitas, California 95035.

Q:             What am I being asked to vote on?

A:               You are being asked to vote to approve a merger agreement that provides for the acquisition of GoRemote by iPass. The proposed acquisition would be accomplished through a merger of Keystone Acquisition Sub, Inc., a wholly owned subsidiary of iPass (which we refer to as “merger sub”), with and into GoRemote. As a result of the merger, GoRemote will become a wholly owned subsidiary of iPass and GoRemote common stock will cease to be listed on the Nasdaq National Market, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended.

In addition, you are being asked to grant GoRemote management discretionary authority to adjourn the special meeting. If, for example, we do not receive proxies from stockholders holding a sufficient number of shares to approve the proposed transaction, we could use the additional time to solicit additional proxies in favor of adoption of the merger agreement.

Q:             What will I receive in the merger?

A:               As a result of the merger, our stockholders will receive $1.71 in cash, without interest and less any applicable withholding tax, for each share of GoRemote common stock they own as of the date of the merger. For example, if you own 100 shares of GoRemote common stock, you will receive $171.00 in cash, less any applicable withholding tax, in exchange for your 100 shares.

As a result of the merger, our stockholders will receive $3.37 in cash, without interest and less any applicable withholding tax, for each share of GoRemote Series A preferred stock they own as of the date of the merger. For example, if you own 100 shares of GoRemote Series A preferred stock, you will receive $337.00 in cash, less any applicable withholding tax, in exchange for your 100 shares.

Q:             What do I need to do now?

A:               We urge you to read this proxy statement carefully and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, or vote via the Internet or telephone, so that your shares can be voted at the special meeting of our stockholders. Please do not send your stock certificates with your proxy card.

Q:             How does GoRemote’s board recommend that I vote?

A:               At a meeting held on December 9, 2005, GoRemote’s board of directors unanimously approved and adopted the merger agreement and determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, GoRemote and its stockholders. Our board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adopting the merger agreement at the time of the special meeting.

Q:             What factors did the GoRemote board of directors consider in making its recommendation?

A:               In making its recommendation, our board of directors took into account, among other things, the $1.71 per share cash consideration to be received by holders of our common stock in the merger in relation to the current market price of our common stock, the financial condition, operating results, business, competitive position, strategy and prospects of GoRemote, the effects on employees and customers, the timing of the proposed merger, the written opinion of our financial advisor, and the terms and conditions of the merger agreement, including our ability to furnish information to, and conduct negotiations with, a third party should we receive a superior offer.

Q:             Do any of GoRemote’s directors or officers have interests in the merger that may differ from those of GoRemote stockholders?

A:               Yes. iPass has entered into employment offer letters with some of GoRemote’s executive officers, effective upon completion of the merger, which provide that the executive will be employed by iPass following closing. The employment offer letters provide for a grant of options, payment of a retention bonus and other payments and benefits. See “The Merger Agreement—Interests of GoRemote Executive Officers and Directors in the Merger” beginning on page 35 for a description of these agreements as well as a description of other rights of our directors and executive officers that come into effect in connection with the merger.

Q:             What vote is required to adopt the merger agreement?

A:               Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of GoRemote common stock and GoRemote Series A preferred stock entitled to vote at the special meeting, voting together on an as-converted basis.

As of January 9, 2006, the record date for determining who is entitled to vote at the special meeting, there were 42,162,680 shares of common stock and no shares of Series A preferred stock issued and outstanding. In connection with the execution of the merger agreement, certain of our directors and executive officers, who in the aggregate beneficially own approximately 17.2% of the issued and outstanding shares of common stock as of the record date, have agreed to vote their shares for the adoption of the merger agreement.

Q:             Who is entitled to vote at the special meeting?

A:               Only stockholders of record as of the close of business on January 9, 2006 are entitled to receive notice of the special meeting and to vote the shares of our common stock and Series A preferred stock that they held at that time at the special meeting, or at any adjournments, postponements or continuations of the special meeting.

Q:             May I vote in person?

A:               Yes. If your shares are not held in “street name” through a broker or bank you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card or voting via the Internet or telephone. If your shares are held in “street name,” you must get a proxy from your broker or bank in order to attend the special meeting and vote in person. Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy card or vote via the Internet or telephone to ensure that your shares will be represented at the special meeting.

Q:             May I vote via the Internet or telephone?

A:               If your shares are registered in your name, you may vote by returning a signed proxy card or voting in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares over the Internet at www.eproxyvote.com/gric or telephonically by calling (877) 779-8683. Proxies submitted over the Internet or by telephone must be received prior to the close of the Internet or telephone voting facility. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy over the Internet or telephone.

If your shares are held in “street name” through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank, or by the Internet or telephone through your broker or bank if such a service is provided. To vote via the Internet or telephone through your broker or bank, you should follow the instructions on the voting form provided by your broker or bank.

Q:             What happens if I do not return my proxy card, vote via the Internet or telephone or attend the special meeting and vote in person?

A:               The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock and Series A preferred stock entitled to vote at the special meeting, voting together on an as-converted basis. Therefore, if you do not return your proxy card, vote via the Internet or telephone or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement and will not be counted for purposes of the vote on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:             May I change my vote after I have mailed my signed proxy card?

A:               Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways.

•       First, you can deliver to the Secretary of GoRemote a written notice bearing a date later than the proxy you delivered to GoRemote stating that you would like to revoke your proxy, provided the notice is received by 11:59 p.m. Pacific Standard Time on February 10, 2006.

•       Second, you can complete, execute and deliver to the Secretary of GoRemote a new, later-dated proxy for the same shares, provided the new proxy is received by 11:59 p.m. Pacific Standard Time on February 10, 2006. If you submitted the proxy you are seeking to revoke via the Internet or telephone, you may submit this later-dated new proxy using the same method of transmission (Internet or telephone) as the proxy being revoked, provided the new proxy is received prior to the close of the Internet or telephone voting facility.

•       Third, you can attend the meeting and vote in person. Your attendance at the special meeting alone will not revoke your proxy.

v

Any written notice of revocation or subsequent proxy should be delivered to GoRemote at 1421 McCarthy Boulevard, Milpitas, California 95035, Attention: Secretary, or hand-delivered to our Secretary, David L. Teichmann, at or before the taking of the vote at the special meeting.

If you have instructed a broker or bank to vote your shares, you must follow directions received from your broker or bank to change those instructions.

Q:             If my broker or bank holds my shares in “street name,” will my broker or bank vote my shares for me?

A:               Your broker or bank will not be able to vote your shares without instructions from you. You should instruct your broker or bank to vote your shares following the procedure provided by your broker or bank. Without instructions, your shares will not be voted, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement.

Q:             What should I do if I receive more than one set of voting materials?

A:               You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:             What happens if I sell my shares of GoRemote common stock before the special meeting?

A:               The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you transfer your shares of GoRemote common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will transfer the right to receive the merger consideration.

Q:             Will the merger be taxable to me?

A:               Yes. The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the merger and the stockholder’s adjusted tax basis in the shares of GoRemote common stock or Series A preferred stock converted into cash in the merger. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you. See “The Merger—Material United States Federal Income Tax Consequences of the Merger” beginning on page 47.

Q:             What will the holders of GoRemote stock options receive in the merger?

A:               We anticipate that all stock options not exercised prior to the effective time of the merger (whether or not then vested), will be assumed by iPass, and will be converted into options to purchase shares of iPass common stock pursuant to a formula more fully described in this proxy statement at “The Merger—Effect on Awards Outstanding Under GoRemote’s Stock Plans” beginning on page 46. As of January 9, 2006, there were 6,328,459 outstanding options to purchase shares of our common stock with an exercise price per share that is less than $1.71, the per share merger consideration.

Q:             What regulatory approvals and filings are needed to complete the merger?

A:               The merger is subject to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act. See “The Merger—Regulatory Matters” beginning on page 48.

Q:             When do you expect the merger to be completed?

A:               We are working toward completing the merger as quickly as possible and currently expect to consummate the merger in the first calendar quarter of 2006. In addition to obtaining stockholder approval, we must satisfy all other closing conditions, including the receipt of regulatory approvals.

Q:             What rights do I have if I oppose the merger?

A:               GoRemote’s stockholders are entitled to exercise appraisal rights in connection with the merger. If you do not vote in favor of the merger and it is completed, you may dissent and seek payment of the fair value of your shares under Delaware law. To do so, however, you must comply with all of the required procedures under Delaware law. See “The Merger—Appraisal Rights” beginning on page 42.

Q:             Should I send in my stock certificates now?

A:               No. After the merger is completed, you will receive written instructions for exchanging your shares of common stock and Series A preferred stock for the applicable merger consideration of $1.71 or $3.37 in cash, without interest and less any applicable withholding tax, for each share of our common stock or Series A preferred stock you hold.

Q:             Who can help answer my questions?

A:               If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

GoRemote Internet Communications, Inc.
Attn: Investor Relations
1421 McCarthy Boulevard
Milpitas, California 95035
Telephone: (408) 955-1920
or
Georgeson Shareholder Communications, Inc.
17 State St. 10th Floor
New York, New York 10004
Banks and Brokers Please Call: (212) 440-9800
Stockholders Please Call: (888) 666-2591

Neither the Securities and Exchange Commission, or the SEC, nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense.

SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. See “Where You Can Find More Information” on page 67. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, the legal document that governs the merger.

The Companies (page 16)

GoRemote Internet Communications, Inc.
1421 McCarthy Blvd.
Milpitas, California 95035
Telephone: (408) 955-1920

GoRemote Internet Communications, Inc. is a leading provider of secure, managed broadband network services to large and mid-size distributed enterprises and service providers worldwide. We provide comprehensive and integrated managed broadband and global remote access services that include: intelligent client software; multiple network access types, including broadband, Wi-Fi and dial-up; security capabilities that ensure security policy compliance by remote workers; a real-time remote access management console; end-to-end managed and value-added services including managed security services; and design, deployment, monitoring, and technical support.

iPass Inc.
3800 Bridge Parkway
Redwood Shores, California 94065
Telephone: (650) 232-4260

iPass Inc. is a global provider of software-enabled enterprise connectivity services for mobile workers. iPass develops and provides enterprises with secure remote access services and policy management services through a virtual network. The virtual network of iPass is enabled by software-based architecture and relationships with telecommunications carriers, Internet service providers and other network service providers around the globe.

Keystone Acquisition Sub, Inc.
3800 Bridge Parkway
Redwood Shores, California 94065
Telephone: (650) 232-4260

Keystone Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of iPass, was organized solely for the purpose of entering into the merger agreement with GoRemote and completing the merger. Keystone Acquisition Sub, Inc. was incorporated on December 8, 2005 and has not conducted any business operations.

The Special Meeting of GoRemote Stockholders (page 13)

Date, Time and Place.   We will hold the special meeting at our principal executive offices located at 1421 McCarthy Blvd., Milpitas, California 95035, at 9:00 a.m., local time, on Monday, February 13, 2006 to:

•       consider and vote upon the adoption of the merger agreement; and

•       adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

Record Date.   Only holders of record of our common stock or Series A preferred stock at the close of business on January 9, 2006, the record date, are entitled to notice of, and to vote at, the special meeting. On the record date, 42,162,680 shares of our common stock were issued and outstanding and no shares of our Series A preferred stock were issued and outstanding. Holders of record of our common stock and Series A preferred stock on the record date are entitled to one vote per share at the special meeting.

Vote Required.   The adoption of the merger agreement by our stockholders requires the affirmative vote of the holders of at least a majority of the shares of our common stock and Series A preferred stock entitled to vote at the special meeting, voting together on an as-converted basis. Approval of any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of at least a majority of the shares of our common stock and Series A preferred stock present, in person or represented by proxy, and entitled to vote at the special meeting, provided a quorum is present at the special meeting, voting together on an as-converted basis.

Merger Consideration (page 45)

If the merger is completed, in exchange for each share of GoRemote common stock or Series A preferred stock that you own and for which you have not properly exercised appraisal rights you will receive $1.71 or $3.37, respectively, in cash, without interest and less any applicable withholding tax.

After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a GoRemote stockholder and will have no rights as an iPass stockholder as a result of the merger. GoRemote stockholders will receive the merger consideration after exchanging their GoRemote stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to our stockholders shortly after closing of the merger.

Treatment of Options Outstanding Under Our Option Plans (page 50)

At the effective time of the merger, each option to purchase GoRemote common stock that is outstanding and unexercised immediately prior to the effective time, whether vested or unvested, will be assumed by iPass and converted into an option to purchase iPass common stock. Alternatively, iPass may, at its election, cause any or all of the outstanding options to purchase GoRemote common stock that are unexercised immediately prior to the effective date of the merger, whether vested or unvested, to be replaced by issuing reasonably equivalent replacement options, including similar exercisability, vesting and vesting acceleration terms. In the event that iPass elects to assume the outstanding options, each assumed option will be exercisable for, and represent the right to acquire, that number of shares of iPass common stock (rounded down to the next whole share) equal to the number of shares of GoRemote common stock subject to such option immediately prior to the merger multiplied by the option conversion ratio (which is $1.71 divided by the average closing price for a share of iPass common stock on the Nasdaq National Market for the ten consecutive trading days ending on and including the second trading day that precedes the closing), and the per share exercise price of the assumed option will equal the per share exercise price applicable to the GoRemote option immediately prior to the effective time of the merger divided by the option conversion ratio (rounded up to the next whole cent).

Market Prices and Dividend Data (page 12)

Our common stock is quoted on the Nasdaq National Market under the symbol “GRIC.” On December 9, 2005, the last full trading day before the public announcement of the merger, the closing price for our common stock was $1.39 per share and on January 10, 2006, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock was $1.66 per share.

Material United States Federal Income Tax Consequences of the Merger (page 47)

The exchange of shares of our common stock and Series A preferred stock for the per share cash merger consideration of $1.71 and $3.37, respectively, will be a taxable transaction to our stockholders for United States federal income tax purposes.

Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We recommend that you consult your own tax advisor to fully understand the tax consequences of the merger to you.

Recommendation of GoRemote’s Board of Directors (page 27)

Our board of directors has unanimously determined that the merger agreement and the merger are in the best interests of GoRemote and its stockholders and unanimously adopted and approved the merger agreement. Our board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Reasons for the Merger (page 24)

At a special meeting of our board of directors on December 9, 2005, after careful consideration, including consultation with financial and legal advisors, our board of directors unanimously adopted and approved the merger agreement. In the course of reaching its decision, our board of directors consulted with our senior management, financial advisors and legal counsel, reviewed a significant amount of information and considered many factors, including, among others, the following:

•       the merger consideration relative to the current and historical market prices of our common stock, and in particular the fact that iPass’ offer of $1.71 per share of common stock outstanding represents a premium of 31.5% for our common stockholders, based on the market closing price on December 8, 2005, the day before the transaction was approved (which was the data available to Jefferies Broadview when it presented to our board, and to our board when it approved the transaction, on the morning of December 9, 2005), and a 26.7% premium over our closing trading price on November 10, 2005, 20 trading days prior to December 8, 2005;

•       the opinion of Jefferies Broadview that, as of the date of the opinion, and based on the matters considered and various qualifications, limitations, factors and assumptions described in the opinion, the merger consideration proposed by iPass was fair to holders of our common stock from a financial point of view;

•       the value of the consideration to be received by our stockholders and the fact that the consideration would be paid in cash, which provides certainty and immediate value to our stockholders compared to a transaction in which they would receive stock or other non-cash consideration;

•       the likelihood that the merger would be consummated, in light of iPass’ experience in acquiring companies, reputation and financial capability and in light of the absence of any financing condition to iPass’ obligation to complete the merger; and

•       in the event that we receive an unsolicited offer from a third party that members of our board of directors, in the exercise of their fiduciary duties, determine is financially superior to the merger, the merger agreement enables our board of directors to authorize us to furnish information to, and participate in discussions and negotiations with, the third party, change its recommendation that our stockholders vote in favor of adoption of the merger agreement, and terminate the merger agreement to enter into a definitive acquisition agreement with the third party, provided we have otherwise complied with the terms of the merger agreement, including our obligation to keep iPass informed regarding the third party offer, as described under “The Merger Agreement—No Solicitation of Third Parties,” and our obligation to pay a termination fee of $2.5 million, which constitutes approximately 3.27% of the merger consideration, as described under “The Merger Agreement—Termination Fees and Expenses.”

Our board of directors also considered several additional factors, including the possible alternatives to the merger with iPass and the prospects for our business and impact on the trading price of our common stock if we were to remain an independent, publicly traded company, as well as a number of risks and other potentially negative factors, in its deliberations concerning the proposed transaction. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination.

Opinion of GoRemote’s Financial Advisor (page 27)

In connection with the merger, Jefferies Broadview delivered a written opinion to our board of directors that, as of December 9, 2005, based upon and subject to certain assumptions, qualifications, limitations and factors described in the opinion, the right to receive $1.71 per share in cash, was fair, from a financial point of view, to the holders of our common stock.

Jefferies Broadview’s opinion, which describes the assumptions made, matters considered and limitations on the review undertaken by Jefferies Broadview, is attached as Annex B to this proxy statement. You are urged to, and should, read the Jefferies Broadview opinion carefully and in its entirety. Jefferies Broadview’s opinion was directed solely to our board of directors and addresses only the fairness of the merger consideration to be received, from a financial point of view, to holders of our common stock. The Jefferies Broadview opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder or any other person as to how to vote or act with respect to the merger.

Interests of GoRemote Executive Officers and Directors in the Merger (page 35)

When considering the recommendations of GoRemote’s board of directors, you should be aware that the directors and executive officers of GoRemote have interests in the merger other than their interests as GoRemote stockholders generally, pursuant to certain agreements between such directors and executive officers and GoRemote and, in the case of certain executive officers, pursuant to employment offer letters with iPass. These interests are different from, and may be in conflict with, your interests as a GoRemote stockholder. GoRemote’s board of directors was aware of these interests, to the extent they existed at the time, and considered them, among other matters, when it approved the merger and the merger agreement.

Each of Tom Thimot, Greg Carver and John Grosshans, who are our current executive officers, has entered into employment offer letters with iPass which provide for the following:

•       annual base salary as follows: Mr. Thimot—$275,000; Mr. Carver—$205,000; and
Mr. Grosshans—$190,000;

•       annual target bonus as follows: Mr. Thimot—$180,000; Mr. Carver—$95,000; and
Mr. Grosshans—$160,000;

•       a retention bonus equal to three months of base salary if he remains an employee in good standing for one year following the effective date of the merger or if his employment is terminated earlier without cause or he resigns earlier for good reason;

•       a grant of iPass stock options as follows: Mr. Thimot—200,000 shares; Mr. Carver—100,000 shares; and Mr. Grosshans—100,000 shares;

•       a severance payment equal to three months of base salary, health insurance continuation coverage premiums for up to three months following termination, and accelerated vesting of any unvested stock options that were granted to such executive by GoRemote on September 29, 2005, in the event such executive is terminated without cause or resigns for good reason (except during the 18 month period following the consummation of a corporate transaction involving iPass); and

•       a severance payment equal to six months of base salary, health insurance continuation coverage premiums for up to six months following termination, and accelerated vesting of any unvested iPass stock options, in the event such executive is terminated without cause or resigns for good reason during the 18 month period following the consummation of a corporate transaction involving iPass.

Each of Daniel W. Fairfax, David L. Teichmann and Steven d’Alencon, who are our current executive officers who will not become employed by iPass immediately following the merger, will receive the payments and benefits owed to them under their existing arrangements with us in connection with the merger, which provide for the following:

•       a severance payment as follows: Mr. Fairfax—$132,500; Mr. Teichmann—$162,500; and Mr. d’Alencon—$97,500;

•       full accelerated vesting of the stock options granted to the executive on September 29, 2005; and

•       accelerated vesting of the following percentages of their other unvested GoRemote stock options: Mr. Fairfax—50%; Mr. Teichmann—100%; Mr. d’Alencon—50%.

In addition, each of Mr. Fairfax, Mr. Teichmann and Mr. d’Alencon will be paid $25,000 by iPass in consideration for entering into a noncompetition agreement in connection with the merger.

Dr. Hong Chen, our chairman of the board, will receive full accelerated vesting of GoRemote stock options for 400,000, 100,000 and 35,000 shares upon completion of the merger, pursuant to existing arrangements.

Voting Agreements (page 63)

In connection with the merger agreement, certain of our directors and executive officers and their affiliates, in their capacities as GoRemote stockholders, entered into voting agreements with iPass pursuant to which each of the stockholders agreed, among other things, to vote the shares of GoRemote common stock over which the stockholder exercises voting control in favor of adoption of the merger agreement. These stockholders exercise voting control over an aggregate of 7,263,218 shares of GoRemote common stock as of January 9, 2006, the record date for the special meeting, which constitutes approximately 17.2% of the shares of GoRemote common stock outstanding on that date.

No Solicitation of Third Parties (page 54)

We have agreed that we will not, and we will ensure that none of our officers, directors, employees, agents, attorneys, accountants, advisors or other representatives, directly or indirectly:

•       solicit, initiate, knowingly encourage, induce or knowingly facilitate the making, submission or announcement of any alternative acquisition proposal or alternative acquisition inquiry;

•       furnish any non-public information regarding us to any person in connection with or in response to any alternative acquisition proposal or alternative acquisition inquiry;

•       engage in discussions or negotiations with any person with respect to any alternative acquisition proposal or alternative acquisition inquiry;

•       approve, endorse or recommend any alternative acquisition proposal; or

•       execute or enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any alternative acquisition transaction.

However, prior to the adoption of the merger agreement by the requisite vote of our stockholders, we may in response to an alternative acquisition inquiry that has been made, furnish nonpublic information regarding us, and in response to an alternative acquisition proposal that has been made, furnish nonpublic information regarding us, or enter into discussions or conduct negotiations if:

•       such alternative acquisition proposal shall not have arisen directly or indirectly from any breach of any of the provisions set forth in the preceding bullet points;

•       our board of directors determines in good faith by majority vote, after having considered the advice of our outside legal counsel and financial advisor that such alternative acquisition proposal constitutes a superior offer or is reasonably likely to lead to a superior offer;

•       our board of directors determines in good faith by majority vote, after having considered the advice of our outside legal counsel, that failure to take such action would be reasonably likely to result in a breach of its fiduciary obligations to our stockholders under applicable legal requirements;

•       at least two business days prior to furnishing any nonpublic information, or entering into discussions or negotiations, we give iPass written notice of the identity of such person making the alternative acquisition inquiry or acquisition proposal and of our intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person;

•       we receive from such person an executed confidentiality agreement containing provisions at least as favorable to us as those contained in our confidentiality agreement with iPass; and

•       concurrently with furnishing any such nonpublic information to such person, we furnish such nonpublic information to iPass.

Change of Recommendation (page 56)

At any time prior to the adoption of the merger agreement by the requisite vote of our stockholders, our board of directors may withdraw or modify its recommendation that our stockholders vote to adopt the merger agreement in a manner adverse to iPass if:

•       at least five business days prior to any meeting at which our board of directors will consider and determine whether the recommendation should be withdrawn or modified in such a manner, we deliver to iPass a written notice accurately setting forth the time and date of such meeting and the specific circumstances giving rise to the meeting and giving rise to our board of directors’ reconsideration of the recommendation;

•       our board of directors determines in good faith by majority vote, after having considered the advice of our outside legal counsel and our financial advisor, that the failure to withdraw or modify the recommendation would be reasonably likely to result in a breach of its fiduciary obligations to our stockholders under applicable legal requirements;

•       the recommendation is not publicly withdrawn or modified in such a manner at any time within five hours during the course of a business day after iPass receives written notice from us confirming that our board of directors has determined that the recommendation should be withdrawn or modified and setting forth the basis for their determination; and

•       the alternative acquisition proposal that is the subject of the withdrawal or modification of the recommendation did not arise or result from any breach of the provisions described above under “No Solicitation of Third Parties.”

Conditions to Closing of the Merger (page 56)

iPass and merger sub will not be obligated to effect the merger unless the following conditions are satisfied or waived (by iPass in its sole discretion):

•       specified representations and warranties made by us in the merger agreement are accurate in all material respects, in each case as of the date of the merger agreement and as of the closing date;

•       the remaining representations and warranties made by us in the merger agreement are accurate in all respects, in each case as of the date of the merger agreement and as of the closing date, except where the circumstances giving rise to any inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a material adverse effect on us;

•       we have complied with or performed in all material respects all obligations required to be performed by us under the merger agreement at or prior to the closing of the merger;

•       the merger agreement has been duly adopted by the requisite vote of our stockholders at the special meeting;

•       no more than 10% of the shares of our common stock and Series A preferred stock (considered collectively on an as-converted basis) entitled to vote have made a demand for appraisal;

•       iPass has received certain noncompetition agreements, offer letter amendments, resignations and offer letters and a compliance certificate, each of which is in full force and effect;

•       specified employees and specified percentages of our remaining employees who receive offers of employment from iPass have not ceased to be employed by us or expressed an intention to decline to accept employment with iPass or to discontinue employment with us or iPass;

•       since the date of the merger agreement, there has not occurred any material adverse effect on us that is continuing, and no event shall have occurred or circumstance exists that would reasonably be expected to have or result in a material adverse effect on us;

•       the waiting period applicable to the consummation of the merger under the HSR Act has expired or been terminated, any waiting period applicable to the consummation of the merger under any applicable foreign legal requirement has expired or been terminated, and any governmental authorization or other consent required to be obtained in connection with the merger under any legal requirement has been obtained and remains in full force and effect;

•       no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger has been issued by any court of competent jurisdiction or other governmental body that remains in effect, and there is no applicable legal requirement that makes consummation of the merger illegal;

•       there is no pending or threatened legal proceeding involving a governmental body challenging or seeking to restrain or prohibit the consummation of the merger or seeking other specified remedies;

•       there is no pending legal proceeding that, if determined adversely to iPass or us, would reasonably be expected to have or result in a material adverse effect on us;

•       we have timely filed our annual report on Form 10-K for the fiscal year ended October 31, 2005 and, as of the time it was filed with the SEC, such filing complied in all material respects with the applicable requirements of the Exchange Act; and

•       our chief executive officer and the chief financial officer have provided, with respect to each document filed (or required to be filed) with the SEC on or after the date of the merger agreement, all necessary certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act.

We will not be obligated to effect the merger unless the following conditions are satisfied or waived (by us in our sole discretion):

•       the representations and warranties made by iPass and merger sub in the merger agreement are accurate in all respects, in each case as of the date of the merger agreement and as of the closing date, except where the circumstances giving rise to any inaccuracies (considered collectively) would not reasonably be expected to have a material adverse effect on the ability of iPass or merger sub to consummate the merger;

•       iPass and merger sub have complied with or performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the closing of the merger, except where the failure to comply or perform would not reasonably be expected to have a material adverse effect on the ability of iPass or merger sub to consummate the merger;

•       the merger agreement has been duly adopted by the requisite vote of our stockholders at the special meeting;

•       we have received a certificate executed by an executive officer of iPass certifying that the conditions described in the first two bullet points above have been duly satisfied; and

•       no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger by us has been issued by any U.S. court of competent jurisdiction and remains in effect, and there is no U.S. federal or state legal requirement that makes consummation of the merger by us illegal.

Termination of the Merger Agreement (page 58)

iPass and we can terminate the merger agreement prior to the effective time of the merger under specified circumstances, including:

•       by mutual written consent;

•       by either iPass or us if the merger has not been consummated by June 9, 2006, except that if the merger has not been consummated by that date because specified conditions related to regulatory approvals and the absence of legal or governmental proceedings or restraints have not been satisfied or waived, then either party may extend such date by up to 60 days;

•       by either iPass or us if a court of competent jurisdiction or other governmental body has issued a final and nonappealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

•       by either iPass or us if the special meeting has been held and completed and our stockholders shall have taken a final vote on a proposal to adopt and approve the merger agreement and the merger agreement has not been adopted and approved at the special meeting by the requisite vote;

•       by iPass if:

•        our board of directors has withdrawn or modified in a manner adverse to iPass its recommendation that our stockholders vote to adopt the merger agreement;

•        any member of our board of directors makes any public announcement or recommendation that is inconsistent with a recommendation that our stockholders vote to adopt the merger agreement;

•        our board of directors fails to reaffirm publicly its recommendation that our stockholders vote to adopt the merger agreement, or fails to publicly reaffirm its determination that the merger is advisable and fair to and in the best interests of our stockholders, within five business days after iPass requests in writing that it do so;

•        our board of directors or any committee thereof has approved, endorsed or recommended any alternative acquisition proposal;

•        we have executed any letter of intent, memorandum of understanding or similar document or contract relating to any alternative acquisition proposal;

•        a tender or exchange offer relating to our securities has been commenced and we have not sent a statement to our security holders disclosing that we recommend rejection of such tender or exchange offer within ten business days after its commencement;

•        an alternative acquisition proposal is publicly announced, and we fail to issue a press release announcing our opposition to such acquisition proposal within ten business days after such acquisition proposal is announced; or

•        we or any of our representatives have breached any of our covenants restricting us from soliciting third parties;

•       by iPass if our representations and warranties in the merger agreement are or become inaccurate, or we breach our covenants or obligations in the merger agreement, to such an extent that iPass would not be obligated to effect the merger, and we do not cure such inaccuracies or breaches within 20 days after receipt of notice of them;

•       by us if iPass’ representations and warranties in the merger agreement are or become inaccurate, or iPass breaches its covenants or obligations in the merger agreement, to such an extent that we would not be obligated to effect the merger, and iPass does not cure such inaccuracies or breaches within 20 days after receipt of notice of them; and

•       by us, at any time prior to adoption of the merger agreement by the requisite vote of our stockholders, in order to accept a superior offer and enter into a binding, written, definitive acquisition agreement providing for the consummation of the transaction contemplated by such superior offer, if we satisfy specified conditions.

It is a condition to our ability to terminate the merger agreement under the circumstances described in the second, fourth and eighth main bullet points above that we pay any required fee to iPass described under “Termination Fees and Expenses” below.

Termination Fees and Expenses (page 60)

The merger agreement provides that all fees and expenses incurred in connection with the merger agreement will be paid by the party incurring such fees and expenses, whether or not the merger is consummated. However:

•       if the merger agreement is terminated by iPass or us under the circumstances described in the fourth main bullet point under “Termination of the Merger Agreement” above, and iPass is not otherwise entitled to a termination fee as set forth below, then we will be obligated to pay iPass a nonrefundable termination fee of up to $300,000;

•       if the merger agreement is terminated by iPass or us under the circumstances described in the fourth main bullet point under “Termination of the Merger Agreement” above, and at or prior to termination, an alternative acquisition proposal has been disclosed, announced, commenced, submitted or made, then we will be obligated to pay iPass a nonrefundable termination fee of up to $750,000; and

•       we will be obligated to pay iPass a nonrefundable termination fee of $2.5 million (less any amounts paid by us under the preceding bullet point) if:

•        the merger agreement is terminated by iPass or us under the circumstances described in the second main bullet point under “Termination of the Merger Agreement” above, at or prior to termination, the special meeting has not been held or completed or an alternative acquisition proposal has been disclosed, announced, commenced, submitted or made, and within 365 days following termination an alternative acquisition transaction is consummated or we enter into an agreement providing for any alternative acquisition transaction or recommend an alternative acquisition transaction;

•        the merger agreement is terminated by iPass or us under the circumstances described in the fourth main bullet point under “Termination of the Merger Agreement” above, at or prior to termination, an alternative acquisition proposal has been disclosed, announced, commenced, submitted or made, and within 365 days following termination an alternative acquisition transaction is consummated or we enter into an agreement providing for any alternative acquisition transaction or recommend an alternative acquisition transaction;

•        the merger agreement is terminated by iPass or us under the circumstances described in the fourth main bullet point under “Termination of the Merger Agreement” above and at or prior to the time of the termination, one of the events described in the fifth main bullet point under “Termination of the Merger Agreement” above has occurred;

•        the merger agreement is terminated by iPass under the circumstances described in the fifth main bullet point under “Termination of the Merger Agreement” above; or

•        the merger agreement is terminated by us under the circumstances described in the eighth main bullet point under “Termination of the Merger Agreement” above.

Regulatory Matters (page 48)

The HSR Act prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. We have filed or will file the appropriate notifications required by the HSR Act. No mandatory foreign competition filings are anticipated at this time.

Appraisal Rights (page 42)

GoRemote stockholders who do not wish to accept the cash merger consideration of $1.71 per share of common stock or $3.37 per share of Series A preferred stock have the right under Delaware law to exercise appraisal rights and receive payment in cash for the fair value of their shares determined in accordance with Delaware law. The fair value of shares of GoRemote stock as determined in accordance with Delaware law may be more or less than the per share cash amount to be paid to GoRemote stockholders who do not exercise appraisal rights in the merger. To preserve their rights, stockholders who wish to exercise appraisal rights must not vote in favor of adoption of the merger agreement and must follow specific additional procedures. These GoRemote stockholders must make a written demand for appraisal prior to the taking of the stockholder vote and must precisely follow the specific procedures to exercise appraisal rights, or their appraisal rights may be lost. These procedures are described in this proxy statement, and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Annex C. We encourage all GoRemote stockholders to read these provisions carefully and in their entirety.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, assumptions, beliefs, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “should” and similar expressions. Risks and uncertainties, over which we may have little or no control, that may affect those forward-looking statements include, among other things:

•       the risk that the merger may not be consummated in a timely manner if at all;

•       the risk that our stockholders may not adopt the merger agreement;

•       risks that we may not receive necessary approvals under applicable antitrust laws and other relevant regulatory authorities in connection with the merger;

•       risks related to satisfaction of other conditions to the merger;

•       the risk that the merger agreement may be terminated in circumstances which require us to pay iPass a termination fee of up to $2.5 million;

•       risks regarding a loss of or substantial decrease in purchases by our major customers;

•       risks related to diverting management’s attention from ongoing business operations;

•       risks regarding employee retention; and

•       other risks detailed in our current filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, which discuss these and other important risk factors concerning our operations (see “Where You Can Find More Information” on page 67).

We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

MARKET PRICE AND DIVIDEND DATA

Our common stock is included on the Nasdaq National Market under the symbol “GRIC.” This table shows, for the periods indicated, the range of high and low per share sales prices for our common stock as reported on the Nasdaq National Market.

	Fiscal Quarters
	First	Second	Third	Fourth
Fiscal Year 2006 (through January 10, 2006)
High	$1.68	N/A	N/A	N/A
Low	$1.25	N/A	N/A	N/A
Fiscal Year 2005
High	$2.61	$2.03	$1.87	$1.78
Low	$1.32	$1.24	$1.36	$1.25
Fiscal Year 2004
High	$7.29	$5.59	$3.26	$1.74
Low	$4.68	$2.97	$1.10	$1.10

The following table sets forth the closing price per share of our common stock, as reported on the Nasdaq National Market on December 9, 2005, the last full trading day before the public announcement of the merger, and on January 10, 2006, the latest practicable trading day before the printing of this proxy statement:

Common Stock Closing Price
December 9, 2005	$1.39
January 10, 2006	$1.66

Following the merger there will be no further market for our common stock and our stock will be delisted from the Nasdaq National Market and deregistered under the Securities Exchange Act. Our Series A preferred stock is not authorized or listed for trading on any securities exchange or other securities trading market.

GoRemote has never paid cash dividends on its common stock or Series A preferred stock. GoRemote does not intend to pay cash dividends in the foreseeable future.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the board of directors of GoRemote for use at the special meeting of stockholders or at any adjournment thereof.

Date, Time and Place

We will hold the special meeting at our principal executive offices located at 1421 McCarthy Blvd., Milpitas, California 95035, at 9:00 a.m., local time, on Monday, February 13, 2006.

Purpose of the Special Meeting

At the special meeting, we will ask the holders of our common stock and Series A preferred stock to adopt the merger agreement, and, if there are not sufficient votes in favor of adoption of the merger agreement, to adjourn the special meeting to a later date to solicit additional proxies.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of our common stock or Series A preferred stock at the close of business on January 9, 2006, the record date, are entitled to notice of, and to vote at, the special meeting. On the record date, 42,162,680 shares of our common stock were issued and outstanding and held by approximately 135 holders of record and no shares of our Series A preferred stock were issued and outstanding. Holders of record of our common stock and Series A preferred stock on the record date are entitled to one vote per share at the special meeting on the proposal to approve the merger agreement and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

A quorum of stockholders is necessary to hold a valid special meeting. Under our bylaws, a quorum is present at the special meeting if a majority of the shares of our common stock and Series A preferred stock entitled to vote on the record date are present, in person or represented by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies. For purposes of determining the presence or absence of a quorum, votes withheld, abstentions and “broker non-votes” (where a broker or nominee does not exercise discretionary authority to vote on a matter) will be counted as present.

Vote Required

The adoption of the merger agreement by our stockholders requires the affirmative vote of the holders of at least a majority of the shares of our common stock and Series A preferred stock entitled to vote at the special meeting, voting together on an as-converted basis. Adoption of the merger agreement is a condition to the closing of the merger. If a GoRemote stockholder abstains from voting or does not vote, either in person or represented by proxy, it will count as a vote “AGAINST” the adoption of the merger agreement. Each “broker non-vote” will also count as a vote “AGAINST” the adoption of the merger agreement.

Approval of any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of at least a majority of the shares of our common stock and Series A preferred stock present, in person or represented by proxy, and entitled to vote at the special meeting, provided a quorum is present at the special meeting, voting together on an as-converted basis.

Voting by GoRemote Directors and Executive Officers; Voting Agreements

At the close of business on the record date, our directors and executive officers and their affiliates beneficially owned and were entitled to vote 7,263,218 shares of our common stock, which represented approximately 17.2% of the shares of our common stock outstanding on that date. In addition, certain of our directors and executive officers and their affiliates, who together beneficially owned and were entitled to vote 7,263,218 shares of our common stock outstanding on the record date, have entered into voting agreements under which they have agreed to vote those shares in favor of adoption of the merger agreement and against any competing acquisition proposal.

Voting of Proxies

If your shares are registered in your name, you may vote by returning a signed proxy card or voting in person at the meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet at www.eproxyvote.com/gric or by telephone by calling (877) 779-8683. Authorizations for voting submitted via the Internet or telephone must be received prior to the close of the Internet or telephone voting facility. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or telephone.

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

If your shares are held in “street name” through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank or via the Internet or by telephone through your broker or bank if such a service is provided. To vote via the Internet or telephone, you should follow the instructions on the voting form provided by your broker or bank. If you plan to attend the special meeting, you will need a proxy from your broker or bank in order to be given a ballot to vote the shares. If you do not return your bank’s or broker’s voting form, vote via the Internet or telephone through your broker or bank, if possible, or attend the special meeting and vote in person with a proxy from your broker or bank, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement.

Revocability of Proxies

Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies may be revoked by one of three ways:

•       First, you can deliver to the Secretary of GoRemote a written notice bearing a date later than the proxy you delivered to GoRemote stating that you would like to revoke your proxy, provided the notice is received by 11:59 p.m. Pacific Standard Time on February 10, 2006.

•       Second, you can complete, execute and deliver to the Secretary of GoRemote a new, later-dated proxy for the same shares, provided the new proxy is received by 11:59 p.m. Pacific Standard Time on February 10, 2006. If you submitted the proxy you are seeking to revoke via the Internet or telephone, you may submit this later-dated new proxy using the same method of transmission (Internet or telephone) as the proxy being revoked, provided the new proxy is received prior to the close of the Internet or telephone voting facility.

•       Third, you can attend the special meeting and vote in person. Your attendance at the special meeting alone will not revoke your proxy.

Any written notice of revocation or subsequent proxy should be delivered to our principal executive offices located at 1421 McCarthy Blvd, Milpitas, California 95035, Attention: Secretary, or hand-delivered to our Secretary at or before the taking of the vote at the special meeting.

If you have instructed a broker or bank to vote your shares, you must follow directions received from your broker or bank to change those instructions.

Board of Directors’ Recommendations

After careful consideration, our board of directors has unanimously determined and believes that the merger agreement and the merger are advisable and fair to, and in the best interests of, GoRemote and its stockholders. Our board of directors unanimously recommends that GoRemote stockholders vote “FOR” the proposal to adopt the merger agreement and also unanimously recommends that stockholders vote “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

Abstentions and Broker Non-Votes

Shares held by stockholders that abstain from voting such shares on a particular proposal will not be counted as votes “FOR” such proposal, but will be counted to determine whether a quorum is present at the special meeting and will be counted as voting power present at the meeting. Because approval of the proposal to adopt the merger agreement requires the affirmative vote of a majority of all outstanding shares of our common stock and Series A preferred stock, voting together on an as-converted basis, abstentions on this proposal will have the same effect as a vote “AGAINST” such proposal. Because approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of our common stock and Series A preferred stock present, in person or represented by proxy, and entitled to vote at the special meeting, abstentions on this proposal will have the same effect as a vote “AGAINST” such proposal.

If your shares are held by your broker or bank, your broker or bank will vote your shares for you only if you provide instructions to your broker or bank on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker or bank to vote your shares. Your broker or bank cannot vote your shares of GoRemote common stock or Series A preferred stock without specific instructions from you. Any “broker non-votes” would be considered present for purposes of determining whether or not a quorum is present, but would not be considered entitled to vote on a particular proposal. Failing to instruct your broker or bank on how to vote your shares on the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” such proposal. Failing to instruct your broker or bank on how to vote your shares on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies will have no effect on the outcome of such proposal, assuming that a quorum is present at the special meeting, but will reduce the number of votes required to approve such proposal.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by GoRemote. We have retained Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $10,000 plus expenses. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to our Secretary, David L. Teichmann, GoRemote Internet Communications, Inc., 1421 McCarthy Blvd, Milpitas, California 95035, (408) 955-1920. If multiple stockholders sharing the same household who receive multiple copies of our proxy statement would like to receive a single copy instead, they should contact their banks, brokers or other nominee record holders for appropriate instructions.

Stockholder List

A list of our stockholders entitled to vote at the special meeting will be available for examination by any GoRemote stockholder for any purpose germane to the meeting. For ten days prior to the special meeting, this stockholder list will be available for examination during ordinary business hours at our principal executive offices located at 1421 McCarthy Blvd, Milpitas, California 95035. This stockholder list will also be available for inspection at the special meeting by any stockholder who is present in person at the meeting.

THE COMPANIES

GoRemote Internet Communications, Inc.

GoRemote Internet Communications, Inc. is a leading provider of secure, managed broadband network services to large and mid-size distributed enterprises and service providers worldwide. We provide comprehensive and integrated managed broadband and global remote access services that include: intelligent client software; multiple network access types, including broadband, Wi-Fi and dial-up; security capabilities that ensure security policy compliance by remote workers; a real-time remote access management console; end-to-end managed and value-added services including managed security services; and design, deployment, monitoring, and technical support.

We were incorporated in California in 1994 as Aimnet Corporation. In 1997, we changed our corporate name to Aimquest Corporation, and in 1998 to GRIC Communications, Inc. GRIC Communications, Inc. was reincorporated in Delaware in December 1999, and in May 2004 changed its name to GoRemote Internet Communications, Inc. Our principal executive offices are located at 1421 McCarthy Blvd., Milpitas, California 95035. Our telephone number is (408) 955-1920. Our website is located at http://www.goremote.com. Additional information regarding GoRemote is contained in our filings with the Securities and Exchange Commission. See “Where You Can Find More Information” on page 67.

iPass Inc.

iPass Inc. is a global provider of software-enabled enterprise connectivity services for mobile workers. iPass develops and provides enterprises with secure remote access services and policy management services through a virtual network. The virtual network of iPass is enabled by software-based architecture and relationships with telecommunications carriers, Internet service providers and other network service providers around the globe.

iPass was incorporated in California in July 1996 and reincorporated in Delaware in June 2000. Its principal executive offices are located at 3800 Bridge Parkway, Redwood Shores, California 94065. Its telephone number is (650) 232-4260. Its website is located at http://www.ipass.com. Additional information regarding iPass is contained in its filings with the Securities and Exchange Commission. See “Where You Can Find More Information” on page 67.

Keystone Acquisition Sub, Inc.

Keystone Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of iPass, was organized solely for the purpose of entering into the merger agreement with GoRemote Internet Communications, Inc. and completing the merger. Keystone Acquisition Sub, Inc. was incorporated on December 8, 2005 and has not conducted any business operations. Its principal executive offices are located at 3800 Bridge Parkway, Redwood Shores, California 94065. Its telephone number is (650) 232-4260.

THE MERGER

The following discussion summarizes the material terms of the merger. We urge you to carefully read the merger agreement, which is attached as Annex A to this proxy statement.

Background to the Merger

As part of the ongoing evaluation of our business, we regularly consider a variety of strategic alternatives for our company. As part of this process, we have evaluated, independently and with financial advisors, various alternatives for expanding our business, improving our competitive position and enhancing stockholder value, including the advisability of entering into a strategic combination.

In early 2004, Bharat Davé, our chief executive officer at the time, and Joseph M. Zaelit, one of our directors, met with Ken Denman, chief executive officer of iPass, to explore the possibility of a merger of the two companies. The parties could not reach agreement as to valuation and the strategic benefits of the transaction, so no further discussions took place.

On November 19, 2004, Tom Thimot, our recently appointed chief executive officer, and Mr. Denman met, principally to exchange high level views about market trends. There was no discussion about a potential merger at this meeting.

In December, 2004, Mr. Thimot and Daniel W. Fairfax, our chief financial officer, met with the chief executive officer and the chief financial officer of a third party (referred to as “Company A” due to confidentiality obligations) to discuss general trends in the broadband access marketplace.

As an overview, between February 2005 and October 6, 2005, with the assistance of our financial advisor, Jefferies Broadview, we approached and initiated discussions with 23 companies that we had identified as potential merger partners. The potential transactions that we explored with these entities included acquisitions of enterprises smaller than GoRemote, stock-for-stock mergers of enterprises comparable in size to GoRemote, and acquisitions of GoRemote by enterprises notably larger than GoRemote. During this same period, discussions were held with 14 companies regarding possible business combinations; some parties expressed preliminary interest in acquiring our company, but each (including all parties referred to below other than iPass) ultimately indicated that it was not interested in pursuing a strategic transaction at this time.

On February 9, 2005, Mr. Fairfax met with the chief financial officer of Company A to discuss financial, personnel and other aspects of a potential acquisition by us of Company A in a stock-for-stock transaction.

On February 25, 2005, Mr. Thimot met with Mr. Denman. During this meeting, they first exchanged high level thoughts as to a potential business combination and agreed to consider scheduling another meeting between them and the companies’ respective chief financial officers to build a financial model of a merged company.

On March 5, 2005, our board held a meeting to discuss, among other matters, trends and competitive developments in the broadband access marketplace, our company’s strategic direction and alternatives and the possibility of formally retaining a financial advisor to assist in the review of strategic alternatives.

On March 9, 2005, Mr. Fairfax again met with the chief financial officer of Company A to discuss financial, personnel and other aspects of a potential acquisition of Company A.

On March 22, 2005, Mr. Thimot and Mr. Fairfax met with several representatives of Company A to discuss sales, marketing strategies and other aspects of a potential acquisition of Company A.

A meeting scheduled for March 24, 2005, between Mr. Thimot and Mr. Denman was cancelled due to an inability to agree on the proposed form of confidentiality agreement.

Our board was updated on the foregoing strategic activities and the availability of other strategic alternatives during meetings held on March 16 and March 29, 2005.

At its meeting on March 29, 2005, our board designated as members of its special projects committee Mr. Zaelit (chairman), Dr. Hong Chen and Murray Rudin, and authorized the committee to work with management to interview and select financial advisors to identify potential merger partners and to coordinate and oversee the review of strategic alternatives. The special projects committee had its initial meeting regarding this project on April 1, 2005.

On April 5, 2005, we retained Jefferies Broadview as our financial advisor to assist us in exploring strategic alternatives for our company. Management and members of the special projects committee met several times with representatives of Jefferies Broadview and our outside counsel, Fenwick & West LLP, to discuss a broad range of value maximization strategies, including: a potential sale of the business; potential stock-for-stock mergers of GoRemote with enterprises of comparable size; potential acquisitions; potential divestitures; and the feasibility of remaining independent over the long term.

On April 13, 2005, Mr. Thimot met with the chief executive officer of another third party (referred to as “Company B” due to confidentiality obligations) to discuss a potential acquisition by us of Company B and potential merger synergies.

On April 21, 2005, Mr. Thimot met with a representative of Company B who communicated his strong support for our acquisition of Company B.

On April 22, 2005, our management and representatives of Jefferies Broadview held a formal meeting with representatives of Company A and its financial advisors to further explore a potential business combination between Company A and our company.

On April 25, 2005, our management and representatives of Jefferies Broadview updated our special projects committee on the ongoing strategic discussions regarding possible acquisitions of Company A and Company B.

On May 5, 2005, our representatives and those of Jefferies Broadview met with the representatives of Company B to discuss the strategic fit of, and further explore the synergies arising from, a possible business combination and financing strategies for the resulting combined company.

Also on May 5, 2005, our representatives and those of Jefferies Broadview met with the representatives of another third party (referred to as “Company C” due to confidentiality obligations) to discuss the strategic fit of a possible acquisition by Company C of our company.

On May 9, 2005, our representatives and those of Jefferies Broadview met with representatives of another third party (referred to as “Company D” due to confidentiality obligations) to discuss synergies of a possible acquisition by Company D of our company.

On May 11, 2005, Mr. Thimot met with the chief executive officer of another third party (referred to as “Company E” due to confidentiality obligations) to discuss synergies of a possible acquisition by Company E of our company; and thereafter we shared financial information with Company E.

Also on May 11, 2005 and again on June 2, 2005, Mr. Fairfax met with the chief financial officer of Company B to discuss financial issues relating to constructing a financial model of a combined company.

On May 24, 2005, Mr. Thimot and one of our directors, Murray Rudin, met with the chief executive officer of Company B to further discuss our potential acquisition of Company B.

On June 6, 2005, Mr. Thimot met with the chief executive officer of another third party (referred to as “Company F” due to confidentiality obligations) and representatives of both parties’ financial advisors to discuss synergies of a possible acquisition by Company F of our company.

On June 8 and 9, 2005, several representatives of our company met with the representatives of Company B to explore synergies relating to our proposed acquisition of Company B.

Our board and special projects committee were updated on these strategic activities at a board meeting on May 4, 2005 and during special projects committee conference calls held on April 29, May 6, May 13 and June 27, 2005.

On June 22, 2005, our representatives and those of Jefferies Broadview met with representatives of Company C and those of its financial advisor to discuss synergies and parameters for terms of a possible acquisition of us by Company C.

On June 28, 2005, we received from Company B a term sheet regarding a possible acquisition of Company B, but our special projects committee rejected this offer because, among other things, it would not have provided liquidity for our stockholders and it would have required that we consummate a heavily dilutive financing.

Also on June 28, 2005, Mr. Thimot contacted Mr. Denman to discuss market dynamics and other business issues. During this meeting, both parties indicated interest in discussing a potential business combination between iPass and our company.

On July 6, 2005, Mr. Thimot met with Mr. Denman to discuss potential synergies, and anticipated issues and challenges, of a possible business combination of iPass and our company.

On July 7, 2005, we entered into a confidentiality agreement with iPass.

On July 8, 2005, our management updated the special projects committee on strategic transaction activity, including the potential iPass transaction and the ongoing discussions with Company A. Also on July 8, 2005, Mr. Thimot met with the chief executive officer of another third party (referred to as “Company G” due to confidentiality obligations) to discuss a possible acquisition by us of Company G in exchange for stock and assumption of debt and related synergies.

On July 11, 2005, members of our management team met with representatives of iPass management to discuss preliminarily a possible transaction between the two companies and related due diligence matters.

On July 13, 2005, Mr. Thimot had additional discussions with representatives of Company G concerning a potential acquisition by us of Company G, with a focus on valuation and terms.

On July 13, 2005 and July 23, 2005, management and Jefferies Broadview updated the special projects committee on strategic transaction activity, including the potential iPass transaction and potential acquisition opportunities, including with respect to Company A, Company B and Company G.

On July 22, 2005, our management updated the special projects committee on these activities.

On July 26, 2005, Credit Suisse First Boston, the financial advisor to iPass, informed Jefferies Broadview that iPass was still considering the terms and conditions of a potential offer.

On August 1, 2005, the special projects committee discussed the prospect of continuing negotiations with iPass and reviewed potential opportunities for us to pursue acquisitions of other companies (including Company B and Company G) or the sale of our company to parties other than iPass.

On August 2, 2005, Mr. Thimot met with the chief executive officer of Company G to further discuss our potential acquisition of Company G.

On August 11, 2005, our representatives met with those of iPass and representatives of our respective financial advisors to provide due diligence information on our broadband business, and were informed that iPass was still considering the terms and conditions of a potential offer.

On August 15, 2005, our special projects committee discussed the status of discussions with several of the parties referenced above and received a report from Jefferies Broadview on its activities.

Later on August 15, 2005, Mr. Thimot met with Mr. Denman. Mr. Denman indicated that iPass did not intend to make a decision on a potential acquisition of our company prior to our next earnings release (at that time, the release was scheduled for September 8, 2005).

On August 16, 2005, we submitted a revised term sheet regarding our proposed acquisition of Company G.

Also on August 16, 2005, John Grosshans, one of our senior vice presidents, met with the executive vice president of Company G to further discuss our potential acquisition of Company G.

On August 19, 2005, Company G advised us that it was not interested in continuing to discuss our acquisition offer.

On August 23, 2005, our board extensively discussed the risks and requirements for remaining independent, including reviewing various business strategy alternatives such as narrowing the focus of our business, reducing certain overhead costs, phasing out support of some product lines, buying other companies, and sale of our company to iPass or several other potential bidders.

On September 1, 2005, we received a non-binding term sheet from iPass that included a price of $1.75 per share to common stockholders, comprised of $1.25 in cash and $0.50 in iPass common stock. Our stock had closed at $1.65 the preceding trading day. The term sheet also contained other key proposed terms of a potential transaction, including conditions to signing and closing and the requirement of certain officers’ and employees’ continued employment. We also received from iPass on the same date a draft exclusivity agreement.

On September 6, 2005, at meetings of our special projects committee and then our board of directors, the committee and then the board, together with representatives of Jefferies Broadview and Fenwick & West LLP, reviewed and discussed generally the proposed terms and valuation of the transaction contained in the term sheet provided by iPass. Participants at these meetings also reviewed various strategic alternatives, including several cost reduction opportunities associated with remaining independent, potential acquisitions by us, and sale of our company to third parties other than iPass. Representatives of Fenwick & West LLP reviewed with our board members their fiduciary duties generally and specifically in the context of evaluating a business combination involving the company and other strategic alternatives. The board determined that the best alternative course of action was to consider selling our company, while maintaining a viable stand alone plan. Our board authorized management and our financial advisors to continue negotiations with iPass, including negotiations of financial and other key terms, while pursuing other potential bidders.

On September 9, 2005, we reported our third quarter financial results for the period ending July 31, 2005.

On September 13, 2005, our special projects committee met, together with representatives of Jefferies Broadview and Fenwick & West LLP, to review the iPass transaction and the various strategic alternatives discussed at the September 6 meetings. Various risks associated with remaining independent (including potential customer concerns about our cash position) were discussed in detail. The committee evaluated our being acquired by iPass and several other potential bidders who had not submitted indications of interest. The committee reviewed the form of exclusivity agreement and term sheet received from iPass (which contained several terms relating to valuation and deal certainty that the committee instructed management to negotiate further). Our financial advisors and management also reported to the committee on discussions with other parties in the preceding months regarding pursuit of a strategic combination, including that all but a few of the parties stated they were not interested in pursuing a transaction at this time. Representatives of Fenwick & West LLP again reviewed the directors’ fiduciary duties. The committee advised management to make a counter-offer to iPass and continue pursuing other potential bidders.

On September 14, 2005, as directed by the special projects committee, we made a counter-offer to iPass of $2.05 per share in an unspecified mix of cash and stock to be determined to holders of common stock. Our stock had closed at $1.53 the preceding trading day.

On September 20, 2005, we received from Company B a new term sheet regarding a proposal for us to acquire that company, which we rejected for the same reasons we rejected the earlier term sheet we received from Company B on June 28, 2005.

On September 20, 2005, we also received a second term sheet from iPass proposing a price of $1.85 per share in an unspecified mix of cash and stock to be determined to holders of common stock. Our stock had closed at $1.50 the preceding trading day.

On September 22, 2005, after a discussion amongst management, the special projects committee, and Jefferies Broadview, we delivered a verbal counter-offer to iPass at $1.90 per share to common stockholders in cash. Our stock had closed at $1.42 the preceding trading day.

On September 23, 2005, Mr. Thimot met with a senior executive of another third party (referred to as “Company H” due to confidentiality obligations) to discuss a potential acquisition of us by Company H.

On September 25, 2005, Mr. Thimot and Mr. Denman met to discuss the potential business combination and related synergies and the parties’ differing views as to valuation, employee retention and other terms and the impact of the recent decline in our stock price and various items arising out of iPass’ due diligence review. They discussed making the merger consideration all cash and other terms that affected valuation and deal certainty. The due diligence process was also discussed.

On September 25, 2005, we informed iPass that we intended to file a Form 8-K to disclose certain accounting issues.

On September 27, 2005, we filed our Form 8-K with respect to these accounting issues and a related restatement of our financial statements.

On September 29, 2005, after a call with our independent auditors and financial team the day before, iPass issued a revised term sheet with a price to common stockholders of $1.80 per share in cash. Our stock had closed at $1.34 the preceding trading day.

On September 30, 2005, our respective internal and outside counsel engaged in negotiations with iPass and its counsel as to the terms of the merger.

Also on September 30, 2005, Mr. Fairfax was contacted by another third party (referred to as “Company I” due to confidentiality obligations) to explore the possibility of our company being acquired by Company I or, alternatively, a possible strategic investment in us by Company I. Company I thereafter conducted a due diligence review with a view to identifying synergies of a potential business combination. Prior to our entering into the exclusivity agreement with iPass on October 7, 2005, even though our management and Jefferies Broadview encouraged Company I to submit an acquisition offer, Company I declined to submit an offer.

On October 1, 2005, our special projects committee met to discuss the state of negotiations.

On October 3, 2005, we presented a third counter-offer to iPass at $1.85 per share to common stockholders in cash. Our stock had closed at $1.30 the preceding trading day.

On October 4, 2005, iPass responded with a revised term sheet, having accepted other terms and conditions beneficial to our stockholders, at $1.80 per share to common stockholders in cash. Our stock had closed at $1.31 the preceding trading day.

On October 5, 2005, our board met and was again advised by the company’s legal counsel, Fenwick & West LLP, of the fiduciary duties of our directors. The board then reviewed the strategic alternatives under consideration with Jefferies Broadview, including a discussion of the various potential acquirors, the terms offered by iPass, its request for exclusivity, the prospects of receiving other potential acquisition or merger offers, the merits and risks of the iPass offer, the process of undergoing a due diligence review with a direct competitor and the merits, risks and viability of remaining independent over the long term. The board determined that the potential acquisition by us of Company A in a stock-for-stock transaction was not attractive, because it would not generate liquidity for our stockholders and because we could not reach agreement as to the valuation of Company A. The board authorized management to execute an exclusivity agreement with iPass based on iPass’ offer of $1.80 per common share.

On October 7, 2005, because our offer to acquire Company G had been rejected, our board had rejected other potential alternatives for us to acquire other companies as not in our stockholders’ best interests and there were no proposals to acquire GoRemote from parties other than iPass, we entered into the exclusivity agreement with iPass, which contained an expiration date of October 31, 2005.

From October 10, 2005, through December 9, 2005, iPass conducted an extensive due diligence review of GoRemote, including a detailed review of accounting issues that were the subject of our Form 8-Ks filed on September 27, 2005, and December 9, 2005, on site visits at our facilities in Milpitas, Irvine and Bangalore, customer calls, presentations to iPass’ financial advisor, Credit Suisse First Boston, and reviews of financial and business information.

On October 20, 2005, legal counsel for iPass, Cooley Godward LLP, delivered to our counsel, Fenwick & West LLP, a draft merger agreement.

From October 23, 2005, until December 9, 2005, the parties and their respective legal advisors conducted extensive negotiations concerning the terms and conditions of the merger agreement, and the related ancillary agreements, including the voting agreements, noncompetition agreements and employment agreements required by the merger agreement. These negotiations focused on the representations, warranties, covenants and closing conditions to be included in the merger agreement, limitations to be included in the agreement on our ability to contact or engage in discussions with other potential acquirors and termination and termination fee provisions.

On October 24, 2005, our special projects committee met with representatives of Jefferies Broadview and Fenwick & West LLP to review open issues regarding the merger agreement and the voting agreement, including the size of the termination fee, termination provisions, the scope of representations, a requirement that we have a minimum amount of cash at signing and certainty of closing issues.

On October 27, 2005, as a result of further review of our capitalization structure, including the liquidation preference of our Series A preferred stock and other concerns arising out of its due diligence review, iPass revised its offer to $1.75 per common share. Mr. Thimot and Mr. Denman discussed this proposed price reduction, and Mr. Thimot communicated this proposed price change to our board. Our stock had closed at $1.46 the preceding trading day.

Also on October 27, 2005, we disclosed to iPass certain additional broadband cost of sales accounting issues that our accounting management had identified that same day. To give both parties additional time to review these accounting issues, we extended exclusivity with iPass first to November 3, 2005, then to November 10, 2005, and finally to December 7, 2005.

On October 31, 2005, our board, after extensive discussion, in order to seek the best price possible for our stockholders, authorized Mr. Zaelit, the chairman of the special projects committee, to call Mr. Denman and advise him that our board rejected iPass’ proposal to reduce the deal price to $1.75 per common share and insist that the deal value remain at $1.80 per common share. In this discussion, no agreement was reached on these matters and price remained an open issue until it was finally resolved on December 9, 2005.

On November 3, 2005, our board met to discuss the status of negotiations with iPass. The board authorized the extension of the exclusivity period until November 10, 2005.

On November 9, 2005, Mr. Thimot and Mr. Fairfax met with Mr. Denman and Frank Verdecanna, the chief financial officer of iPass, to discuss accounting due diligence issues and terms of the potential merger transaction.

On November 10, 2005, our special projects committee met with our management and representatives of Jefferies Broadview to discuss the impact of the accounting issues that were under review on the process and pricing of the potential transaction with iPass. In light of the productive nature of the discussions on November 9, 2005, among other factors, our special projects committee agreed to extend the exclusivity period to December 7, 2005.

On November 29, 2005, our board met with management and our legal and financial advisors, who provided an update on the business and the deal process with iPass.

On December 5, 2005, because of concerns arising from a number of issues that iPass had identified in its due diligence review, including the noted accounting issues, our cash position, and concerns about recent broadband margin erosion, iPass reduced its proposed offer price to $1.71 per common share. Our stock had closed at $1.39 the preceding trading day.

On December 6, 2005, our special projects committee met to discuss the status of negotiations with iPass.

On December 7, 2005, our board met with our financial and legal advisors and management to review iPass’ $1.71 per common share proposal as well as the terms of all the definitive agreements, including a summary thereof prepared by our counsel.

On December 8, 2005, the iPass board confirmed the offer of $1.71 per common share, and Mr. Denman advised Mr. Thimot that the iPass board was unwilling to increase the price to $1.80 per common share, as we had requested, and that the $1.71 per common share proposal was iPass’ final and best offer.

On December 9, 2005, we held a board meeting to discuss iPass’ $1.71 per common share proposal and the definitive documents and reviewed those matters with our financial and legal advisors. Representatives of Fenwick and West LLP outlined the key terms and conditions of the merger agreement, the voting agreements, noncompetition agreements and employment agreements required by the merger agreement and the legal duties and responsibilities of the board of directors. Representatives from Jefferies Broadview presented its financial analyses of the proposed transaction with iPass and, at the request of our board, delivered its oral opinion, later confirmed by its written opinion, that, as of December 9, 2005, and subject to various qualifications, limitations, factors and assumptions set forth in the written opinion, the $1.71 per share cash consideration to be received by holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to the holders of our common stock. See “The Merger—Opinion of GoRemote’s Financial Advisor.” Our board noted that certain continuing executive officers of GoRemote had agreed to sign employment offer letters with iPass, as required by the merger agreement, and that certain board members and executive officers had agreed to sign voting agreements. See “The Merger—Interests of GoRemote Executive Officers and Directors in the Merger.” After extensive discussion and deliberation on the proposed transaction, our board of directors unanimously determined that the merger agreement and the merger are advisable, fair to and in the best interests of our company and its stockholders, adopted the merger agreement and approved its execution, and resolved to recommend that our stockholders adopt the merger agreement. After the board meeting, the parties concluded their negotiations with respect to open issues.

On December 9, 2005, we also filed a Form 8-K regarding certain accounting issues, and thereafter the merger agreement was executed and the parties executed the noncompetition agreements, voting agreements and employment offer letters.

GoRemote and iPass publicly announced the transaction through the issuance of a joint press release prior to the open of the U.S. financial markets on December 12, 2005 and filed their respective Form 8-Ks with respect thereto.

Reasons for the Merger

In the course of reaching its decision to approve the merger, our board of directors consulted with our management, our financial advisor, Jefferies Broadview, and our legal counsel, Fenwick & West LLP. The board also sought and received Jefferies Broadview’s oral opinion, and subsequently written opinion, as to the fairness to holders of our common stock, as of the date of such opinion and from a financial point of view, of the consideration they would receive in the merger. The members of the board also consulted with outside legal counsel regarding their fiduciary duties, legal due diligence matters, and the terms of the merger agreement and related agreements. Based on these consultations and opinions, and the factors discussed below, the board unanimously concluded that entering into the merger agreement with iPass would yield the highest value for our stockholders and is in the best interests of our stockholders.

The decision of our board of directors was based upon a number of potential benefits of the transaction, including the following:

•       the merger consideration relative to the current and historical market prices of our common stock, and in particular the fact that iPass’ offer of $1.71 per share of common stock outstanding represents a premium of 31.5% for holders of our common stock, based on the market closing price on December 8, 2005, the day before the transaction was approved (which was the data available to Jefferies Broadview when it presented to our board, and to our board when it approved the transaction, on the morning of December 9, 2005), and a 26.7% premium over our closing trading price on November 10, 2005, 20 trading days prior to December 8, 2005;

•       the opinion of Jefferies Broadview based on the matters considered and various qualifications, limitations, factors and assumptions described in the opinion, that the merger consideration proposed by iPass was fair to holders of our common stock from a financial point of view as of the date of the opinion;

•       the value of the consideration to be received by our stockholders and the fact that the consideration would be paid in cash, which provides certainty and immediate value to our stockholders compared to a transaction in which they would receive stock or other non-cash consideration;

•       the likelihood that the merger would be consummated, in light of iPass’ experience in acquiring companies, reputation and financial capability and in light of the absence of any financing condition to iPass’ obligation to complete the merger; and

•       in the event that we receive an unsolicited offer from a third party that our board of directors, in the exercise of their fiduciary duties, determines to be financially superior to the merger, the merger agreement enables our board of directors to authorize us to furnish information to, and participate in discussions and negotiations with, the third party, change its recommendation that our stockholders vote in favor of adoption of the merger agreement, and to terminate the merger agreement in order to enter into a definitive acquisition agreement with the third party, provided we have otherwise complied with the terms of the merger agreement, including our obligation to keep iPass informed regarding the third party offer, as described under “The Merger Agreement—No Solicitation of Third Parties,” and our obligation to pay a termination fee of $2.5 million, which constitutes approximately 3.27% of the merger consideration, as described under “The Merger Agreement—Termination Fees and Expenses.”

Our board of directors also considered several additional factors, including the following:

•       the possible alternatives to the merger with iPass (including the possibility of continuing to operate GoRemote as an independent entity and the desirability and perceived risks of that alternative), the range of potential benefits to our stockholders of these alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and our board’s assessment that none of these alternatives were reasonably likely to present superior opportunities for GoRemote to create greater value for our stockholders, taking into account risks of execution as well as business, competitive, industry and market risks;

•       the prospects for our business and impact on the trading price of our common stock (neither of which were feasible to quantify numerically) if we were to remain an independent, publicly traded company, including our business strategy going forward, our cash reserves, increased competition (especially from competitors with greater name recognition and financial and other resources), the continued erosion of dial-up revenue, margin and pricing pressures on broadband revenues, delays in new broadband orders and deployments, the cost and management distraction of complying with the requirements of the Sarbanes-Oxley Act, and remediation of the recent accounting issues addressed in our most recent Form 8-K filings on September 27, 2005 and December 9, 2005;

•       the extensive market check conducted since April 2005 by GoRemote and its financial advisors, and the results of those efforts, including the fact that there were no outstanding offers to acquire GoRemote other than the iPass offer, that the only other written or formal indications of interest we received related to the acquisition of Company B, which our board had rejected because the proposed transaction would not generate liquidity for our stockholders or maximize value for our stockholders and would have required us to consummate a heavily dilutive financing, that discussions about our acquiring Company A terminated due to disagreement over valuation and that our offer to acquire Company G was not accepted;

•       the financial analyses and presentation by Jefferies Broadview, including analyses based on our historical stock price performance, our financial trading metrics relative to comparable public companies, the financial metrics of the proposed transaction relative to comparable transactions, the transaction premium to be paid in the proposed transaction relative to premiums paid in comparable transactions, and the present value of our projected share price, including the elimination of discounted cash flow as a method of analysis due to our inability to develop reliable long-term forecasts and the uncertainty in forecasting the product mix, operating performance, future cash flows and sustainable long-term growth rate of GoRemote (see “The Merger—Opinion of GoRemote’s Financial Advisor—Consideration Of The Discounted Cash Flow Valuation Methodology”);

•       the business, competitive position, strategy and prospects of GoRemote, the position of current and likely competitors, and current industry, economic and market conditions;

•       the timing of the merger and the risk that if we do not accept the iPass offer now, we may not have another opportunity to do so; and

•       the impact of the merger on our employees and customers.

Finally, our board of directors identified and considered a number of risks and other potentially negative factors during its deliberations concerning the proposed transaction, including the following:

•       we will no longer exist as an independent public company and our stockholders will forego any future increase in our value that might result from our possible growth;

•       a cash transaction prevents our stockholders from being able to participate in any value creation that the GoRemote business will generate for the combined company, as well as any future control premium, and our stockholders would not participate in the expected synergies between GoRemote and iPass;

•       that gains from this transaction would be taxable to our stockholders for U.S. federal income tax purposes;

•       the restrictions that the merger agreement imposes on soliciting competing bids, and the fact that we would be obligated to pay a termination fee of $2.5 million in certain circumstances, as described under “The Merger Agreement—Termination Fees and Expenses”;

•       if the merger agreement is terminated as a result of our stockholders failing to adopt the merger agreement, we will be obligated to pay iPass a termination fee not to exceed $300,000 in the event no competing acquisition proposal has been made prior to termination, and a termination fee not to exceed $750,000 in the event a competing acquisition proposal has been made prior to termination; in the latter case, we will not be obligated to pay iPass the remaining balance of the $2.5 million termination fee unless within the 365 days following termination we consummate an acquisition, enter into an agreement to do so or recommend to our stockholders that we do so, as described under “The Merger Agreement—Termination Fees and Expenses”;

•       the merger agreement limits our ability to operate our business until the transaction closes or is terminated, which may delay or prevent us from pursuing business opportunities that may arise or preclude actions that would be advisable if we were to remain an independent company;

•       the transaction might not be consummated due to the potential failure to satisfy one or more of the closing conditions and the right of iPass to terminate the merger agreement in certain circumstances;

•       if the transaction is not consummated, the possible negative effects of the announcement of the merger on our relationships with customers and suppliers, employee morale and potential loss of key employees, and the impact on our sales, operating results and stock price, and the negative impact that the transaction costs incurred in connection with this proposed merger would have on our cash reserves and operating results;

•       we might not receive necessary regulatory approvals and clearances to complete the merger; and

•       some directors and executive officers of GoRemote may have interests with respect to the merger, in addition to their interests as stockholders of GoRemote generally, as described in “The Merger—Interests of GoRemote’s Executive Officers and Directors in the Merger.”

The preceding discussion is not meant to be an exhaustive description of the information and factors considered by our board of directors, but is believed to address the material information and factors considered. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In considering the factors described above, individual members of the board may have given different weight to different factors.

Recommendation of the GoRemote Board of Directors

Our board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement at the special meeting.

Opinion of GoRemote’s Financial Advisor

Pursuant to a letter dated April 5, 2005 the board of directors engaged Jefferies Broadview, a division of Jefferies & Company, Inc., to act as the board’s financial advisor. The board selected Jefferies Broadview based on its reputation and experience in providing investment banking services, including merger and acquisition advisory services, to information technology, communications, healthcare technology and media companies. At the meeting of the board of directors on December 9, 2005, Jefferies Broadview rendered its oral opinion, subsequently confirmed in writing and referred to in this proxy statement as the Jefferies Broadview opinion, that, as of December 9, 2005, based upon and subject to certain assumptions, qualifications, limitations and factors described in the Jefferies Broadview opinion, the right to receive $1.71 per common share in cash, was fair, from a financial point of view, to the holders of our common stock.

Jefferies Broadview’s opinion, which describes the assumptions made, matters considered and limitations on the review undertaken by Jefferies Broadview, is attached as Annex B to this proxy statement. You are urged to, and should, read the Jefferies Broadview opinion carefully and in its entirety. Jefferies Broadview’s opinion was directed solely to our board of directors and addresses only the fairness of the merger consideration to be received, from a financial point of view, to holders of our common stock. The Jefferies Broadview opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder or any other person as to how to vote or act with respect to the merger. The summary of the Jefferies Broadview opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of that opinion.

In connection with rendering its opinion, Jefferies Broadview, among other things:

•  reviewed the terms of the merger agreement in the form of the draft furnished to Jefferies Broadview by GoRemote’s legal counsel on December 8, 2005, which, for the purposes of its opinion, Jefferies Broadview assumed, with GoRemote’s permission, to be identical in all material respects to the merger agreement to be executed;

•  reviewed GoRemote’s annual report on Form 10-K for the fiscal year ended October 31, 2004, including the audited financial statements included therein and GoRemote’s quarterly reports on Form 10-Q for the periods ending January 31, 2005, April 30, 2005 and July 31, 2005, including the unaudited financial statements included therein;

•       reviewed certain internal financial and operating information for GoRemote, including preliminary annual financial results, as prepared by GoRemote management and subject to management and auditor closing procedures, for the fiscal year ended October 31, 2005, as well as preliminary quarterly financial projections through fiscal year 2006, prepared and furnished to Jefferies Broadview by GoRemote management;

•       participated in discussions with our management concerning the operations, business strategy, current financial performance and prospects for GoRemote;

•       discussed with our management its view of the strategic and financial rationale for the merger;

•       reviewed the recent reported closing prices and trading activity for our common stock;

•       compared certain aspects of our financial performance with those of public companies Jefferies Broadview deemed comparable;

•       analyzed available information, both public and private, concerning other mergers and acquisitions Jefferies Broadview believed to be comparable in whole or in part to the merger;

•       reviewed the equity research analyst report from Thomas Weisel Partners dated September 9, 2005 covering GoRemote, including quarterly and annual projections contained therein;

•       assisted in negotiations and discussions related to the merger among GoRemote, iPass and their respective financial and legal advisors; and

•       conducted other financial studies, analyses and investigations as Jefferies Broadview deemed appropriate for purposes of the Jefferies Broadview opinion.

In rendering its opinion, Jefferies Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the merger agreement) that was publicly available or furnished to Jefferies Broadview by GoRemote or its advisors. With respect to the financial projections prepared by Thomas Weisel Partners, which Jefferies Broadview examined and reviewed with the management of GoRemote, Jefferies Broadview assumed, with the permission of the board of directors, that such projections were reasonably prepared and reflected the best available estimates and good faith judgments of GoRemote’s management as to our future performance. Jefferies Broadview assumed, with the permission of the board of directors, that in the course of obtaining the regulatory and third party approvals, consents and releases necessary for the consummation of the merger, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the merger and that the merger will be consummated in accordance with applicable laws and regulations and the terms of the merger agreement as set forth in the December 8, 2005 draft thereof, without waiver, amendment or modification of any material term, condition or agreement. The Jefferies Broadview opinion does not address the relative merits of the merger as compared to other business strategies that might be available to GoRemote, nor does it address the underlying business decision of GoRemote to proceed with the merger. Jefferies Broadview did not make or take into account any independent appraisal or valuation of any of our assets or liabilities, contingent or otherwise. Jefferies Broadview expressed no view as to the federal, state or local tax consequences of the merger.

For purposes of its opinion, Jefferies Broadview assumed that GoRemote was not then involved in any material transaction other than the merger, other publicly announced transactions and those activities undertaken in the ordinary course of conducting our business. The Jefferies Broadview opinion was necessarily based upon market, economic, financial and other conditions as they existed as of December 9, 2005 and should be evaluated as of that date. It should be understood that Jefferies Broadview did not undertake any obligation to update, revise or reaffirm its opinion to reflect the effect of subsequent developments.

The following is a summary explanation of the various sources of information and valuation methodologies employed by Jefferies Broadview in rendering its opinion. These analyses were presented to our board of directors at its meeting on December 9, 2005. This summary includes the financial analyses used by Jefferies Broadview and deemed by it to be material, but does not purport to be a complete description of the analyses performed by Jefferies Broadview in arriving at its opinion. Except as otherwise expressly noted below, Jefferies Broadview did not explicitly assign any relative weights to the various factors and analyses considered. This summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses used by Jefferies Broadview, the tables must be read together with the text of each corresponding summary. The tables alone do not constitute a complete description of the financial analyses performed.

GoRemote Stock Performance Analysis

Jefferies Broadview examined the daily historical volume and trading prices of our common stock. Jefferies Broadview also compared the recent stock performance of GoRemote with that of the NASDAQ Composite Index and an index constructed by Jefferies Broadview, referred to in this proxy statement as the GoRemote Comparable Index. The GoRemote Comparable Index comprises public companies that Jefferies Broadview deemed comparable to GoRemote. Jefferies Broadview selected ten public company comparables categorized as managed service provider companies, with Trailing Twelve Month Revenue (which we refer to as TTM Revenue) between $25 million and $500 million. The GoRemote Comparable Index consists of the following companies: Equinix, Inc.; Terremark Worldwide, Inc.; Vanco plc; Globix, Inc.; iPass, Inc.; Premiere Global Services, Inc.; Internap Network Service Corporation; Navisite, Inc.; Interland, Inc.; and Covad Communications Group, Inc.

Public Company Comparables Analysis

Jefferies Broadview considered ratios of share price and market capitalization, adjusted for cash and debt when appropriate, to selected historical and projected operating metrics in order to derive multiples placed on a company in a particular market segment. In order to perform this analysis, Jefferies Broadview compared financial information of GoRemote with publicly available information for the companies included in the GoRemote Comparable Index. For this analysis, as well as other analyses, Jefferies Broadview examined publicly available information, including Revenue and Earnings Before Interest Taxes Depreciation and Amortization (referred to in this proxy statement as EBITDA) and Price to Earnings Ratio (referred to in this proxy statement as P/E), as well as a range of estimates based on equity research analysts reports.

The following table presents, as of December 8, 2005, the median multiples and the range of multiples for the GoRemote Comparable Index of Total Enterprise Value (referred to in this proxy statement as TEV), which is defined as equity market capitalization plus total debt minus cash and cash equivalents, divided by selected operating metrics:

	Median Multiple	Range of Multiples
TEV / TTM Revenue	1.53x	0.50x	-	5.89x
TEV / Projected CY2005 Revenue	1.51x	0.49x	-	5.39x
TEV / Projected CY2006 Revenue	1.38x	0.40x	-	4.10x
TEV / Projected CY2006 EBITDA	11.51x	4.41x	-	16.13x
EMC / Projected CY2006 P/E	26.41x	9.17x	-	78.08x

The following table presents, as of December 8, 2005, the median implied per-share values and the range of implied per-share values for our common stock, calculated by using the multiples shown above and the appropriate metric of GoRemote:

	Median Implied Value	Range of Implied Values
TEV / TTM Revenue	$1.90	$0.88	-	$6.27
TEV / Projected CY2005 Revenue	$1.87	$0.86	-	$5.74
TEV / Projected CY2006 Revenue	$2.32	$0.94	-	$6.18
TEV / Projected CY2006 EBITDA	$1.87	$0.95	-	$2.47
EMC / Projected CY2006 P/E	$2.22	$0.77	-	$6.56

No company included in the GoRemote Comparable Index is identical to GoRemote. In evaluating the comparables, Jefferies Broadview made numerous assumptions with respect to the managed service provider industry’s performance and general economic conditions, many of which are beyond our control. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable data.

Transaction Comparables Analysis

Jefferies Broadview considered ratios of equity purchase price, adjusted for the seller’s cash and debt when appropriate, to selected historical operating metrics in order to indicate the value strategic and financial acquirers have been willing to pay for companies in a particular market segment. In order to perform this analysis, Jefferies Broadview reviewed a number of transactions, including those involving companies deemed by Jefferies Broadview to be comparable to GoRemote based on financial performance, market focus, business model and size. Jefferies Broadview reviewed nine comparable merger and acquisition transactions, excluding equity investments, from July 1, 2003 through December 8, 2005 involving sellers within the managed service provider industry, with seller TTM Revenue between $10 million and $1 billion, from a financial point of view, including each transaction’s: Adjusted Price (defined as the consideration paid for the seller’s equity plus the seller’s debt minus the seller’s cash); seller TTM Revenue; and ratio of Adjusted Price to the seller’s TTM Revenue. Transactions were selected from Jefferies Broadview’s proprietary database of published and confidential mergers and acquisition transactions in the information technology, communications, healthcare technology and media industries. These transactions consisted of the acquisitions of:

•       Axcelerant, Inc. by GRIC Communications, Inc.;

•       Corio, Inc. by IBM Corporation;

•       Easynet Group plc by British Sky Broadcasting plc (BskyB);

•       Tiscali spa (94.89%) by Telecom Italia spa;

•       Infonet Services Corporation by BT Group plc;

•       Cypress Communications Holding Co. Inc., by Crescent Capital Investments, Inc.;

•       LDMI Telecommunications, Inc. by Talk America Holdings, Inc.;

•       Albacom spa (remaining 74%) by BT Group plc; and

•       ICG Communications, Inc. by MCCC ICG Holdings, Inc.

The following table presents, as of December 8, 2005, the median multiple and the range of multiples of Adjusted Price divided by the seller’s TTM Revenue for the transactions listed above:

	Median Multiple	Range of Multiples
Adjusted Price / TTM Revenue	0.90x	0.19x	-	2.82x

The following table presents, as of December 8, 2005, the median implied per-share value and the range of implied per-share values of our common stock, calculated by multiplying the multiples shown above by the appropriate operating metric of GoRemote:

	Median Implied Value	Range of Implied Values
Adjusted Price / TTM Revenue	$1.27	$0.56	-	$3.19

No transaction utilized as a comparable in the transactions comparable analysis is identical to the merger. In evaluating the comparables, Jefferies Broadview made numerous assumptions with respect to the managed service provider industry’s performance and general economic conditions, many of which are beyond our control. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable data.

Transaction Premiums Paid Analysis

Jefferies Broadview considered the premiums paid above a seller’s share price in order to determine the additional value that strategic and financial acquirers, when compared to public stockholders, are willing to pay for companies in a particular market segment. In order to perform this analysis, Jefferies Broadview reviewed forty-three transactions involving publicly held North American software and services companies from July 1, 2003 to December 8, 2005 with equity consideration between $25 million and $250 million. Transactions were selected from Jefferies Broadview’s proprietary database of published and confidential mergers and acquisition transactions in the information technology, communications, healthcare technology, and media industries. These transactions consisted of the acquisitions of:

•       Nuance Communications, Inc. by ScanSoft, Inc.;

•       Mercator Software, Inc. by Ascential Software Corporation;

•       Digital Impact, Inc. by Acxiom Corporation;

•       Sanchez Computer Associates, Inc by Fidelity National Financial, Inc.;

•       Sciquest, Inc. by Trinity Ventures;

•       Basis100, Inc. by First American Corporation;

•       On Technology Corporation by Symantec Corporation;

•       Teleglobe International Holdings Ltd. by Videsh Sanchar Nigam Ltd.;

•       Brio Software, Inc. by Hyperion Solutions Corporation;

•       Novadigm, Inc. by Hewlett Packard Company;

•       Plumtree Software, Inc. by BEA Systems, Inc.;

•       Blue Martini Software, Inc. by Golden Gate Capital Management LLC;

•       Ad Opt Technologies, Inc. by Kronos, Inc.;

•       Corio, Inc. by IBM Corporation;

•       MDI Technologies, Inc. by Logibec Groupe Informatec Ltd.;

•       EXE Technologies, Inc. by SSA Global Technologies, Inc.;

•       RogueWave Software, Inc. by Quovadx, Inc.;

•       Marimba, Inc. by BMC Software, Inc.;

•       NetSolve, Inc. by Cisco Systems, Inc.;

•       Extended Systems, Inc. by Sybase, Inc.;

•       Visual Networks, Inc. by Danaher Corporation;

•       Latitude Communications, Inc. by Cisco Systems, Inc.;

•       Timberline Software Corporation by Sage Group plc;

•       Financial Models Company, Inc. by SS&C Technologies, Inc.;

•       Cypress Communications Holding Company, Inc. by Crescent Capital Investments, Inc.;

•       Speedware Corporation by Activant Solutions, Inc.;

•       Concerto Software, Inc. by Melita International, Inc.;

•       Vastera, Inc. by JPMorgan Chase & Company;

•       QRS Corporation by Inovis International, Inc.;

•       iManage, Inc by Interwoven, Inc.;

•       Tarantella, Inc. by Sun Microsystems;

•       Ross Systems, Inc. by ChinaDotCom Corporation;

•       Pivotal Corporation by ChinaDotCom Corporation;

•       Bindview Development Corporation by Symantec Corporation;

•       Primus Knowledge Solutions by Art Technology Group, Inc.;

•       Virage, Inc. by Autonomy Corporation;

•       T-Netix, Inc. by Investor Group;

•       Apropos Technology, Inc. by Enghouse Systems, Ltd.;

•       InteliData Technologies Corporation by Corillian Corporation;

•       Centra Software, Inc. by Saba Software, Inc.;

•       Net2Phone, Inc. by IDT Corporation;

•       Landacorp, Inc. by SHPS Holdings, Inc.; and

•       Optika, Inc. by Stellant, Inc.

The following table presents, as of December 8, 2005, the median premium and the range of premiums (discounts) for those transactions calculated by dividing:

(1)   the offer price per share minus the closing share price of the seller’s common stock twenty trading days or one trading day prior to the public announcement of the transaction, by

(2)   the closing share price of the seller’s common stock twenty trading days or one trading day prior to the public announcement of the transaction:

	Median Premium	Range of Premiums
Premium Paid to Seller’s Equity Market Capitalization 1-Trading Day Prior to Announcement	25.3%	(0.5)%	-	132.9%
Premium Paid to Seller’s Equity Market Capitalization 20-Trading Days Prior to Announcement	38.6%	(7.7)%	-	108.4%

The following table presents, as of December 8, 2005, the median implied value and the range of implied values of our common stock, calculated by using the premiums shown above and the share price of our common stock twenty trading days and one trading day prior:

	Median Implied Value	Range of Implied Values
Premium Paid to Seller’s Equity Market Capitalization 1-Trading Day Prior to Announcement	$1.63	$1.29	-	$3.03
Premium Paid to Seller’s Equity Market Capitalization 20-Trading Days Prior to Announcement	$1.87	$1.25	-	$2.81

No transaction utilized as a comparable in the transactions premiums paid analysis is identical to the merger. In evaluating the comparables, Jefferies Broadview made numerous assumptions with respect to the managed service provider industry’s performance and general economic conditions, many of which are beyond our control. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable data.

Present Value Of The Projected Share Price Analysis Based On Revenue

Jefferies Broadview calculated the present value of the projected share price of shares of our common stock on a standalone basis using estimates from the Thomas Weisel Partners equity research report dated September 9, 2005 for the twelve months ending December 31, 2006. The implied share price calculated using the median TTM TEV / Revenue ratio for the public company comparables, our revenue for the twelve months ended December 31, 2006 and discounted based on the Capital Asset Pricing Model (“CAPM”) using the median capital-structure adjusted beta for the public company comparables is $2.20.

The analysis implies the following medians and ranges for per share value:

	Implied Median Value	Range of Implied Values
Projected CY2006 Revenue	$2.20	$1.26	-	$2.49

Consideration Of The Discounted Cash Flow Valuation Methodology

While discounted cash flow is a commonly used valuation methodology, Jefferies Broadview did not employ such an analysis for the purposes of its opinion. Discounted cash flow analysis is most appropriate for companies that exhibit relatively steady or somewhat predictable streams of future cash flow. For a company such as GoRemote, with very limited intermediate and long-term visibility, a preponderance of the value in a valuation based on discounted cash flow will be in the terminal value of the entity, which is extremely sensitive to assumptions about the sustainable long-term growth rate of GoRemote. Given the inability to develop reliable long-term forecasts and the uncertainty in forecasting the product mix, operating performance, future cash flows and sustainable long-term growth rate for GoRemote, Jefferies Broadview considered a discounted cash flow analysis inappropriate for valuing GoRemote.

Conclusion

The preparation of a fairness opinion is a complex process involving determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the Jefferies Broadview opinion. In arriving at its opinion, Jefferies Broadview considered the results of all of its analyses as a whole and, except as expressly noted above, did not attribute any particular weight to any analysis or factor considered by it; rather, Jefferies Broadview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. Certain Jefferies Broadview analyses are based upon forecasts of future results and are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. The foregoing summary does not purport to be a complete description of the analyses performed by Jefferies Broadview. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

The analyses performed by Jefferies Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The cash consideration amount pursuant to the merger agreement and other terms of the merger agreement were determined through arm’s-length negotiations between GoRemote and iPass and were approved by our board of directors subsequent to the determinations and recommendation of the board of directors. Jefferies Broadview did not recommend any specific consideration to the board of directors or that any specific consideration constituted the only appropriate consideration with respect to the merger agreement and the transactions contemplated thereby, including the merger. In addition, Jefferies Broadview’s opinion and presentation to the board of directors was one of many factors taken into consideration by the board of directors in making its decision to approve the merger agreement and the transactions contemplated thereby, including the merger. Consequently, the Jefferies Broadview analyses as described above should not be viewed as determinative of the opinion of the board of directors with respect to the value of GoRemote or whether our board of directors would have been willing to agree to different consideration.

Based upon and subject to the foregoing qualifications and limitations and those set forth below, Jefferies Broadview was of the opinion that, as of December 9, 2005, the $1.71 per share in cash to be received by holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to those holders.

Jefferies Broadview acted as financial advisor to our board of directors, received a customary fee from GoRemote upon delivery of its opinion and will receive an additional customary fee upon the successful conclusion of the merger. Jefferies Broadview will also be reimbursed for its reasonable and customary expenses, and it and related parties will be indemnified against certain liabilities, including liabilities under the federal securities laws, in connection therewith. No limitations were imposed on Jefferies Broadview by GoRemote with respect to the investigations made or procedures followed by Jefferies Broadview in rendering its opinion.

Jefferies Broadview and its affiliates in the future may provide investment banking, financial and advisory services to GoRemote, iPass or their affiliates unrelated to the proposed merger, for which services they expect to receive compensation.

In the ordinary course of their businesses, Jefferies Broadview and its affiliates may publish research reports regarding the securities of GoRemote and our affiliates or affiliates of iPass, may actively trade or hold such securities for accounts of Jefferies Broadview and its affiliates and for the accounts of their customers and, accordingly, may at any time hold long or short positions in those securities.

Interests of GoRemote Executive Officers and Directors in the Merger

When considering the recommendations of GoRemote’s board of directors, you should be aware that the directors and executive officers of GoRemote have interests in the merger other than their interests as GoRemote stockholders generally, pursuant to certain agreements between such directors and executive officers and GoRemote and, in the case of certain executive officers, pursuant to employment offer letters with iPass. These interests are different from, and may be in conflict with, your interests as a GoRemote stockholder. GoRemote’s board of directors was aware of these interests, to the extent they existed at the time, and considered them, among other matters, when it approved the merger, the merger agreement and the transactions contemplated by the merger agreement.

Overview

Prior to entering into the merger agreement, our existing arrangements with our executive officers provided that each of our executive officers would be entitled to specified payments and benefits upon their termination without cause or resignation for good reason within 12 months after the effective date of the merger. Our executive officers are also entitled to certain payments and benefits pursuant to our common senior management severance policy and any payments and benefits in connection with the merger and/or upon certain terminations of their employment pursuant to their respective employment offer letters with us. Similarly, our chairman of the board, Dr. Hong Chen, may also be entitled to payments and benefits in connection with the merger.

In consideration for iPass’ interest in entering into and completing the merger, each of Tom Thimot, Greg Carver and John Grosshans, whom we refer to as the “Continuing Executives,” has executed an employment offer letter with iPass, which includes the payments and benefits described below. Subject to the successful consummation of the merger, these employment offer letters with iPass will supersede and replace any employment or severance agreements of any kind between each Continuing Executive and us (other than accelerated vesting of stock options caused solely by the merger) and any such agreements with us will be terminated as of the effective date of the merger.

Daniel W. Fairfax, David L. Teichmann and Steven d’Alencon, whom we refer to as the “Non-Continuing Executives,” will not become employed by iPass immediately following the merger and will receive the payments and benefits owed to them in connection with the merger under their existing arrangements with us.

iPass Employment Offer Letters with Continuing Executives

Each of the Continuing Executives has executed an employment offer letter with iPass which will take effect upon completion of the merger and will become null and void if the merger is not completed. Upon completion of the merger and the effectiveness of these employment offer letters, all prior employment and severance agreements between GoRemote and the Continuing Executives (other than accelerated vesting of stock options caused solely by the merger) will terminate and have no further force or effect.

Title.   Under their respective employment offer letters with iPass, the Continuing Executives will be employed by iPass as follows: Mr. Thimot will serve as Senior Vice President, Worldwide Sales; Mr. Carver will serve as Operations, Vice President; and Mr. Grosshans will serve as Fixed Broadband Sales, Vice President.

Base Salary.   Under their respective employment offer letters with iPass, the annualized base salaries for the Continuing Executives are as follows: Mr. Thimot—$275,000; Mr. Carver—$205,000; and Mr. Grosshans—$190,000.

Target Bonus.   Under their respective employment offer letters with iPass, the Continuing Executives will be eligible to earn an annual bonus up to the following amounts, which will be paid on a quarterly basis and contingent upon successful completion of specified objectives: Mr. Thimot—$180,000; Mr. Carver—$95,000; and Mr. Grosshans—$160,000. Entitlement to and calculation of the annual bonus, if any, is at iPass’ sole discretion.

Retention Bonus.   Under their iPass employment offer letters, each Continuing Executive will earn a retention bonus equal to three months of base salary if, during the entire one-year period after the effective date of the merger, he complies with all of his obligations under his employment offer letter agreement, does not resign his employment with iPass (unless for good reason), does not have his employment terminated by iPass for cause, and remains an employee in good standing with iPass on the date that is one year after the effective time of the merger. Each Continuing Executive will also receive the full retention bonus if iPass terminates such Continuing Executive’s employment without cause or such Continuing Executive resigns for good reason during the one year period after the effective time of the merger, provided that such Continuing Executive has met all of the other conditions for earning the bonus up until the termination date. No pro-rata bonus will be earned for any partial year of service.

iPass Stock Option Grant.   Under their respective employment offer letters with iPass, the Continuing Executives will be granted options to purchase the following number of shares of iPass’ common stock: Mr. Thimot—200,000 shares; Mr. Carver—100,000 shares; and Mr. Grosshans—100,000 shares. Subject to a Continuing Executive’s continued employment with iPass, the options will vest and become exercisable over a four-year period.

Period of Employment.   Each of the Continuing Executives’ employment by iPass is “at will” and may be terminated by either the Continuing Executive or iPass at any time, with or without cause or advance notice, subject to the obligations described below.

Termination Payments.   Upon a termination of employment of any of the Continuing Executives for any reason, each Continuing Executive will be entitled to receive his annual base salary earned through the date of termination and the value of any unused paid time off earned through that date. Each Continuing Executive’s employment offer letter also provides for the payments and benefits described below if such Continuing Executive’s employment is terminated by iPass without cause or by the Continuing Executive for good reason, with each of these terms having the meaning as defined in each Continuing Executive’s employment offer letter and as described below.

If at any time during a Continuing Executive’s employment (except during the 18 month period following the consummation of a corporate transaction) iPass or any successor terminates such Continuing

Executive’s employment without cause or such Continuing Executive resigns with good reason, such Continuing Executive will receive the following: a severance payment equal to three months of base salary; health insurance continuation coverage premiums for three months following termination or until health insurance coverage is provided by a new employer, whichever occurs first; and accelerated vesting of any unvested stock options that were granted to such Continuing Executive by GoRemote on September 29, 2005 (as converted pursuant to the merger). If within 18 months following the consummation of a corporate transaction, iPass or any successor terminates such Continuing Executive’s employment without cause or such Continuing Executive resigns with good reason, such Continuing Executive will receive the following (in lieu of the severance benefits set forth in the immediately preceding sentence): a severance payment equal to six months of base salary; health insurance continuation coverage premiums for six months following termination or until health insurance coverage is provided by a new employer, whichever occurs first; and accelerated vesting of any iPass stock options that are unvested as of the date of termination. During either timeframe, the Continuing Executive will be required to execute a general release of all known and unknown claims as a condition to receiving severance, health insurance continuation coverage premiums, and accelerated vesting.

For these purposes:

•        “cause” means the occurrence of any one or more of the following: a conviction of any felony involving fraud or an act of dishonesty against iPass or its affiliated corporations; conduct which, based upon good faith and reasonable factual investigation and determination of the board of directors of iPass, demonstrates gross unfitness to serve; or intentional, material violation of any contractual, statutory or fiduciary duty owed to iPass or its affiliates;

•        during the one year period after the effective time of the merger, “good reason” means resignation of employment because: iPass requires relocation to a worksite more than 60 miles from its current principal executive office; iPass reduces monthly salary below its then-existing gross rate; or iPass assigns duties and responsibilities that results in a material diminution in duties or responsibilities as compared to the duties and responsibilities performed at the outset of employment with iPass (which includes for Mr. Thimot only, an assignment in which he is no longer responsible for sales of iPass products and services to a worldwide geographic sales territory);

•        after one year has elapsed from the effective time of the merger, “good reason” means resignation of employment because: iPass requires relocation to a worksite more than 60 miles from its current principal executive office; or iPass reduces monthly salary below its then-existing gross rate; and

•        “corporate transaction” means the sale of all or substantially all of the assets of iPass or a merger of iPass with or into another entity in which the stockholders of iPass immediately prior to the closing of the transaction own less than a majority of the ownership interest in iPass immediately following such closing.

Other Benefits.   Under their iPass employment offer letters, each Continuing Executive will also be eligible to participate in iPass’ health, dental, vision, life, accidental death and dismemberment, and short term and long term disability insurance, and 401(k) plan at the same level and under the same terms and conditions applicable to all other senior executives of iPass (excluding the position of iPass’ chief executive officer).

Termination and Waiver of Benefits Under Existing GoRemote Arrangements.   Under their iPass employment offer letters, each Continuing Executive agrees that such offer letters will supersede and replace any employment or severance agreements of any kind between such Continuing Executive and GoRemote and any such agreements with GoRemote will be terminated as of the effective date of the merger and have no further force and effect. In addition, each Continuing Executive has executed a separate agreement with iPass to waive any right or entitlement to any payments or benefits under any existing employment or severance agreements or arrangements with us. This waiver is conditioned on the consummation of the merger. This termination and waiver does not apply to any accelerated vesting of a Continuing Executive’s GoRemote stock options caused solely by consummation of the merger which is provided for under his employment offer letter with us.

Arrangements for Non-Continuing Executives

The Non-Continuing Executives did not enter into employment offer letters with iPass and will receive the payments and benefits that each of them may be entitled to receive pursuant to their existing employment or severance agreements or arrangements with us, as described below. Each Non-Continuing Executive will be entitled to the maximum amount of stock option vesting acceleration, severance and health insurance continuation coverage premiums provided for in either the change-of-control arrangements, severance policy or employment offer letters described below, but not a duplication of any particular payment. Definitions for “cause,” “good reason” and “constructive termination” are as set forth in the applicable compensation committee minutes, severance policy or employment offer letter.

Change-of-Control Arrangements.   On September 29, 2005, the compensation committee of our board of directors approved change-of-control arrangements for our executive officers, including the Non-Continuing Executives. In the event an executive officer’s employment is terminated without cause or if an executive officer resigns for good reason within 12 months after the effective date of the merger, the stock options granted to the executive officer on September 29, 2005 will vest in full upon the effective date of the merger, and such executive officer shall receive a severance payment equal to six months of base salary. The number of shares covered by stock options granted to each of the Non-Continuing Executives is as follows: Mr. Fairfax—145,000 shares; Mr. Teichmann—95,000 shares; and Mr. d’Alencon—95,000 shares. As of January 13, 2006, the amount of this severance payment for each of the Non-Continuing Executives is as follows: Mr. Fairfax—$132,500; Mr. Teichmann—$120,000; and Mr. d’Alencon—$97,500.

Common Senior Management Severance Policy.   On October 20, 2004, the compensation committee of our board of directors approved a severance policy for all our employees with a job title of vice president and higher. Upon a termination without cause, the policy provides (subject to any greater rights to which an officer may be entitled under contract, prior board approval or applicable law) for six months of base salary and health insurance continuation coverage premiums for corporate officer vice presidents and senior vice presidents. As of January 13, 2006, the amount of this severance payment to be paid to each of the Non-Continuing Executives is as follows: Mr. Fairfax—$132,500; Mr. Teichmann—$120,000; and Mr. d’Alencon—$97,500.

Employment Offer Letters with GoRemote.   Mr. Fairfax, Mr. Teichmann and Mr. d’Alencon are also entitled to receive payments and benefits pursuant to their respective employment offer letters with us.

Daniel W. Fairfax.   In the event Mr. Fairfax is terminated without cause within one year following the effective date of the merger, he is entitled to accelerated vesting of 50% of his then unvested GoRemote stock options. In the event Mr. Fairfax is terminated by GoRemote without cause, he will receive a severance payment equal to six months of base salary and health insurance continuation coverage premiums for a period of up to six months. As of January 13, 2006, the amount of this severance payment is $132,500.

David L. Teichmann.   Mr. Teichmann is entitled to accelerated vesting of 100% of his then unvested GoRemote stock options immediately upon the date the merger is completed. In the event that Mr. Teichmann is terminated by GoRemote without cause, he will receive a severance payment equal to six months of base salary and target bonus and continuation of normal employee benefits for a period of up to six months. As of January 13, 2006, the amount of this severance payment is $162,500.

Steven d’Alencon.   In the event that Mr. d’Alencon is terminated without cause or constructively terminated within one year following the date the merger is completed, he is entitled to accelerated vesting of 50% of his then unvested GoRemote stock options. In the event Mr. d’Alencon is terminated by GoRemote without cause, he will receive a severance payment equal to three months of base salary and health insurance continuation coverage premiums for a period of up to three months. As of January 13, 2006, the amount of this severance payment is $97,500.

Noncompetition Agreements with iPass

As a condition to entering into the merger agreement, iPass required each of the Continuing Executives and Non-Continuing Executives to enter into a noncompetition agreement. The noncompetition agreements for the Continuing Executives provide that, for a period of one year following completion of the merger, the Continuing Executive will be subject to a restrictive covenant that generally prohibits him from engaging or acquiring an ownership interest in, or providing services to, any business that develops, manufactures, sells, distributes or supports products, or provides, performs or offers services, that compete with GoRemote products or services or iPass products or services based thereon. The Continuing Executives were not paid any consideration by iPass for entering into such agreements in addition to the consideration that they will receive in the merger for their GoRemote securities. The noncompetition agreements for the Non-Continuing Executives provide that for a period of six months following completion of the merger, a Non-Continuing Executive will be subject to a restrictive covenant that generally prohibits him from acquiring an ownership interest in, or providing services to, specified companies. In order to ensure that there will be adequate consideration for entering into their noncompetition agreements, the Non-Continuing Executives will each be paid an additional $25,000 by iPass.

Extended Option Exercise Period

Pursuant to a resolution adopted by our board of directors in fiscal 2001, in the event an employee’s employment with us is terminated without cause within one year following a change of control such as the merger, the exercisability of any vested options awarded to such employee, including our executive officers, will be extended from a three-month period to a twelve-month period following the date of such termination.

Arrangements for Members of the Board of Directors

Dr. Hong Chen, our chairman of the board, was granted GoRemote stock options for 400,000 shares pursuant to a stock option agreement dated March 28, 2000. The stock option agreement provides that in the event Dr. Chen’s services with GoRemote are terminated without cause within one year following the date the merger is completed, Dr. Chen will be entitled to accelerated vesting of 100% of his then unvested shares under this option. On March 19, 2001, our board of directors approved the grant to Dr. Chen of additional GoRemote stock options for 100,000 and 35,000 shares, which options are subject to the same vesting acceleration terms.

Compensation Summary

The following table is a summary of the information provided above and sets forth what each of our executive officers will receive as compensation in connection with the completion of the merger according to their employment offer letters with iPass or their employment or severance agreements or arrangements with us:

•        the annual base salary each Continuing Executive will receive from iPass;

•        the annual target bonus each Continuing Executive is eligible to receive from iPass;

•        the retention bonus each Continuing Executive is eligible to receive from iPass;

•        the number of options to purchase iPass common stock that each Continuing Executive will be granted; and

•        the amount of severance payment each Non-Continuing Executive will receive from GoRemote.

Name of Executive Officer	iPass Annual Base Salary	iPass Annual Target Bonus	iPass Retention Bonus	Number of iPass Options	GoRemote Severance Payment
Continuing Executives:
Tom Thimot	$275,000	$180,000	$68,750	200,000	$—
Greg Carver	205,000	95,000	51,250	100,000	—
John Grosshans	190,000	160,000	47,500	100,000	—
Non-Continuing Executives:
Daniel W. Fairfax	—	—	—		132,500
David L. Teichmann	—	—	—		162,500
Steven d’Alencon	—	—	—		97,500

Option Compensation Summary

Under the terms of the merger agreement, all options to purchase GoRemote common stock outstanding immediately prior to the effective date of the merger, whether vested or unvested, including those held by our executive officers and directors, may be assumed by iPass and converted into options to purchase iPass common stock having equivalent economic “spread” value (subject to certain rounding conventions). For a more complete description of the treatment of GoRemote stock options in the merger, see “The Merger Agreement—Treatment of Outstanding Options under Our Option Plans.”

The following chart sets forth, for each of the directors and executive officers of GoRemote, assuming the closing date for the merger is February 15, 2006, that each director and executive officer exercises all in-the-money options on that date and receives $1.71 in cash per share in the merger, and that no director or executive officer receives any additional option grants or ceases to provide services to us prior to that date:

•        the number of vested options held as of February 15, 2006 with exercise prices of less than $1.71 (without giving effect to acceleration provisions);

•        the number of unvested options held as of February 15, 2006 with exercise prices of less than $1.71 (without giving effect to acceleration provisions);

•        the number of those unvested options whose vesting will accelerate at the closing of the merger;

•        the dollar value of the accelerated options; and

•        the dollar value of all vested options held as of February 15, 2006 (after giving effect to acceleration provisions).

The closing date of February 15, 2006 is assumed for illustrative purposes only and there can be no guarantee that the merger will not close earlier or later than such date, or whether the merger will close at all. Subject to the same assumptions set forth above, in the event that the merger closes earlier than such date, then the directors and officers will hold less vested options and more unvested options at the time of closing and in the event that the merger closes later than such date, then the directors and officers will hold more vested options and less unvested options at the time of closing.

Name	Number of Vested Options as of Feb. 15, 2006	Number of Unvested Options as of Feb. 15, 2006	Number of Unvested Options Accelerated at Closing	Dollar Value of Accelerated Options(1)	Dollar Value of all Vested Options(1)
Directors:
Hong Chen	479,000	21,000	—	$—	$182,857
Gerald Wright	7,999	22,001	—	—	560
Joseph M. Zaelit	149,299	22,001	—	—	87,629
James Goodman	—	15,000	—	—	—
Olof Pripp	—	—	—	—	—
Murray Rudin	18,081	16,919	—	—	181
Executive Officers:
Tom Thimot(2)	523,749	971,251	485,625	226,894	476,156
Greg Carver	71,316	173,684	—	—	27,009
John Grosshans	67,916	227,084	—	—	8,487
Daniel W. Fairfax	120,379	324,621	229,021	86,582	133,002
David L. Teichmann	244,971	185,476	185,476	69,384	169,040
Steven d’Alencon	45,415	174,585	130,835	48,401	63,863

(1)          The dollar value of options is calculated by subtracting the per share exercise price of the options (if less than $1.71 per share) from $1.71 per share and multiplying the amount of this difference by the total number of option shares in question. All GoRemote options outstanding at the time of the completion of the merger will be assumed by iPass and will become options to purchase iPass common stock. The amounts ultimately realized under the assumed options will vary with changes in the price of iPass common stock. These ultimately realized amounts may include gains realized with respect to options that are not in-the-money at $1.71 per share.

(2)          Mr. Thimot is also a member of our board of directors.

Indemnification and Insurance for GoRemote’s Directors and Officers

For a period of four years from the effective time of the merger, iPass will cause GoRemote, as the surviving corporation in the merger, to continue to honor all rights to indemnification and advancement of expenses existing in favor of each individual who is or was an officer or director of GoRemote for his acts and omissions as an officer or director occurring prior to the effective time, as provided in GoRemote’s certificate of incorporation or bylaws or in any indemnification contract between GoRemote and such individual.

For a period of six years from the effective time of the merger, iPass will cause GoRemote, as the surviving corporation in the merger, to maintain in effect its existing directors’ and officers’ liability insurance policies for the benefit of each individual who is or was an officer or director of GoRemote at any time prior to the date of the merger agreement with respect to his acts and omissions as a director or officer occurring prior to the effective time. However:

•       iPass may cause GoRemote to substitute for the existing insurance policies a policy or policies of comparable coverage that is no less favorable in the aggregate;

•       iPass will not be required to cause GoRemote to pay annual premiums for the existing insurance policies (or for any substitute policies) that exceed, in the aggregate, the lesser of $745,000 or an amount equal to 170 % of the annual premiums paid for the existing insurance policies; and

•       in lieu of the foregoing, we may obtain a prepaid “tail” policy prior to the effective time, which policy provides directors’ and officers’ liability insurance for a period ending no earlier than the sixth anniversary of the effective time, provided that the aggregate premium for such “tail” policy does not exceed $745,000.

In the event any future annual premiums for the existing insurance policies (or any substitute policies) exceed the maximum premium described in the second bullet point above, iPass will be entitled to cause GoRemote to reduce the amount of coverage to that which can be obtained for such maximum premium.

Exemption Under Section 16 of the Securities Exchange Act

The GoRemote board of directors intends to approve any dispositions of GoRemote common stock or stock options held by GoRemote directors and officers in connection with the merger. Likewise, the iPass board of directors intends to approve any acquisitions of iPass common stock or stock options by former GoRemote directors or officers who become iPass directors or officers in connection with the merger. These approvals will be granted for the purpose of exempting such dispositions or acquisitions pursuant to Rule 16b-3 promulgated under the Securities Exchange Act, such that the dispositions or acquisitions will not be subject to the “short swing” profit rules under Section 16(b) of the Securities Exchange Act.

Appraisal Rights

Holders of shares of our common stock and Series A preferred stock who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the General Corporation Law of the State of Delaware, which is referred to in this proxy statement as “Section 262.”

The following discussion is not a complete statement of the law pertaining to appraisal rights under Section 262 and is qualified in its entirety by the full text of Section 262 which is included in this proxy statement as Annex C. All references in Section 262 and in this summary to a “stockholder” are to the record holder of the shares of our common stock or Series A preferred stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of our common stock or Series A preferred stock held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

Under Section 262, persons who hold shares of our common stock or Series A preferred stock and who follow the procedures set forth in Section 262 will be entitled to have their shares of our common stock or Series A preferred stock appraised by the Delaware Court of Chancery and to receive payment of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by the court.

Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the adoption of the merger agreement by our stockholders at the special meeting, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute the notice, and the applicable statutory provisions are included in this proxy statement as Annex C. Any holder of our common stock or Series A preferred stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so, should review the following discussion and Annex C carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights.

A holder of shares of our common stock or Series A preferred stock wishing to exercise the holder’s appraisal rights must deliver to us, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of such holder’s shares and must not vote in favor of the adoption of the merger agreement. A holder of shares of our common stock or Series A preferred stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A vote against the adoption of the merger agreement will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote. The demand must reasonably inform us of the identity of the holder as well as the intention of the holder to demand an appraisal of the “fair value” of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.

Only a holder of record of shares of our common stock or Series A preferred stock is entitled to assert appraisal rights for the shares of our common stock or Series A preferred stock registered in that holder’s name. A demand for appraisal in respect of shares of our common stock or Series A preferred stock should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates, and must state that the person intends thereby to demand appraisal of the holder’s shares of our common stock or Series A preferred stock in connection with the merger. If the shares of our common stock or Series A preferred stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of our common stock or Series A preferred stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner or owners. A record holder such as a broker who holds shares of our common stock or Series A preferred stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of our common stock held for one or more beneficial owners while not exercising the rights with respect to the shares of our common stock held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of our common stock or Series A preferred stock as to which appraisal is sought and where no number of shares of our common stock or Series A preferred stock is expressly mentioned the demand will be presumed to cover all shares of our common stock or Series A preferred stock held in the name of the record owner. Stockholders who hold their shares of our common stock or Series A preferred stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

All written demands for appraisal pursuant to Section 262 should be sent or delivered to GoRemote Internet Communications, Inc., 1421 McCarthy Blvd., Milpitas, California 95035, Attention: Secretary.

Within ten days after the effective time of the merger, GoRemote, as the surviving corporation, must notify each holder of our common stock or Series A preferred stock who has complied with Section 262 and who has not voted in favor of the adoption of the merger agreement that the merger has become effective. Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of our common stock or Series A preferred stock who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the holder’s shares of our common stock or Series A preferred stock. The surviving corporation is under no obligation to and has no present intention to file a petition. Accordingly, it is the obligation of the holders of our common stock or Series A preferred stock to initiate all necessary action to perfect their appraisal rights in respect of shares of our common stock or Series A preferred stock within the time prescribed in Section 262.

Within 120 days after the effective time of the merger, any holder of our common stock or Series A preferred stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is timely filed by a holder of shares of our common stock or Series A preferred stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the holders of shares of our common stock or Series A preferred stock who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to the stockholder.

After determining the holders of our common stock or Series A preferred stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of their shares of our common stock or Series A preferred stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders of our common stock or Series A preferred stock considering seeking appraisal should be aware that the fair value of their shares of our common stock or Series A preferred stock as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares of our common stock or Series A preferred stock and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not necessarily opinions as to fair value under Section 262. We do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of our common stock or Series A preferred stock is less than the merger consideration. The Delaware Supreme Court has stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of our common stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

Any holder of shares of our common stock or Series A preferred stock who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares of our common stock or Series A preferred stock subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of our common stock or Series A preferred stock (except dividends or other distributions payable to holders of record of our common stock or Series A preferred stock as of a record date prior to the effective time of the merger).

If any stockholder who demands appraisal of shares of our common stock or Series A preferred stock under Section 262 fails to perfect, or effectively withdraws or loses, such holder’s right to appraisal, the shares of our common stock or Series A preferred stock of the stockholder will be converted into the right to receive $1.71 or $3.37, respectively, in cash per share. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the merger, except that any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

Failure to follow the steps required by Section 262 for perfecting appraisal rights may result in the loss of such rights (in which event the holder of our common stock or Series A preferred stock will be entitled to receive the consideration specified in the merger agreement).

Stockholders who perfect their appraisal rights and receive cash will recognize gain or loss on the date of the merger in an amount equal to the difference between the cash received and such stockholder’s adjusted tax basis in our common stock or Series A preferred stock converted in the merger. Interest, if any, awarded in an appraisal proceeding by a court would be included in such stockholder’s income as ordinary income for federal income tax purposes. Stockholders who exercise appraisal rights are urged to consult their own tax advisors.

Form of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Keystone Acquisition Sub, Inc., a wholly owned subsidiary of iPass and a party to the merger agreement, will merge with and into us. We will survive the merger as a wholly owned subsidiary of iPass.

Merger Consideration

At the effective time of the merger, each outstanding share of our common stock and Series A preferred stock (other than treasury shares, shares held by iPass or us or any wholly owned subsidiary of iPass or us, and shares held by stockholders who perfect their appraisal rights), will be converted into the right to receive $1.71 and $3.37, respectively, in cash, without interest and less any applicable withholding tax. Treasury shares and shares held by iPass or us or any wholly owned subsidiary of iPass or us will be canceled and retired and no merger consideration will be paid by iPass with respect to such shares.

As of the effective time of the merger, all shares of our common stock and Series A preferred stock will no longer be outstanding and will automatically be canceled and retired, and each holder of a certificate representing any shares of our common stock or Series A preferred stock will cease to have any rights as a stockholder, except the right to receive $1.71 or $3.37, respectively, per share in cash, without interest and less any applicable withholding tax (other than stockholders who have perfected their appraisal rights). The prices of $1.71 per share of common stock and $3.37 per share of Series A preferred stock were determined through arm’s-length negotiations between iPass and us.

Effect on Awards Outstanding Under GoRemote’s Stock Plans

Stock Options.   At the effective time of the merger, each option to purchase GoRemote common stock that is outstanding and unexercised immediately prior to the effective time, whether vested or unvested, will be assumed by iPass and converted into an option to purchase iPass common stock. Alternatively, iPass may, at its election, cause any or all of the outstanding options to purchase GoRemote common stock that are unexercised immediately prior to the effective date of the merger, whether vested or unvested, to be replaced by issuing reasonably equivalent replacement options, including similar exercisability, vesting and vesting acceleration terms. In the event that iPass elects to assume the outstanding options, each assumed option will be exercisable for, and represent the right to acquire, that number of shares of iPass common stock (rounded down to the next whole share) equal to the number of shares of GoRemote common stock subject to such option immediately prior to the merger multiplied by the option conversion ratio (which is $1.71 divided by the average closing price for a share of iPass common stock on the Nasdaq National Market for the ten consecutive trading days ending on and including the second trading day that precedes the closing), and the per share exercise price of the assumed option will equal the per share exercise price applicable to the GoRemote option immediately prior to the effective time of the merger divided by the option conversion ratio (rounded up to the next whole cent).

Employee Stock Purchase Plan, or ESPP.   GoRemote may terminate the ESPP following completion of the purchase period expiring on January 31, 2006. In the event that the ESPP is not so terminated, GoRemote will shorten the offering period under the ESPP to cause the exercise of each outstanding purchase right under the ESPP on the last business day prior to the closing date and cause such shortened offering period to be treated as a fully effective and completed offering period under the ESPP, subject to any necessary pro-rata adjustments. GoRemote will then terminate the ESPP effective as of the effective time of the merger, and to the extent not already refunded by GoRemote, iPass will refund to participants any remaining funds in the ESPP as soon as practicable after the effective time.

Effective Time of the Merger

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed to by iPass and specified in the certificate of merger. The filing of the certificate of merger will occur at the closing. The closing will take place on a date specified by iPass, which shall be no later than the fifth business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement. We currently anticipate the merger to be completed in the first quarter of calendar 2006.

Delisting and Deregistration of GoRemote Common Stock

If the merger is completed, our common stock will be delisted from and will no longer be traded on the Nasdaq National Market and will be deregistered under the Securities Exchange Act. Our Series A preferred stock is not authorized or listed for trading on any securities exchange or other securities trading market. Following the completion of the merger GoRemote will no longer be a public company.

Material United States Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the merger to stockholders of GoRemote whose shares of GoRemote common stock or Series A preferred stock are converted into the right to receive cash in the merger. The following summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions and administrative rulings, all of which are subject to change, possibly with retroactive effect. This summary applies only to stockholders who are United States persons and who hold shares of GoRemote common stock or Series A preferred stock as capital assets at the time of the merger. This summary does not address all of the U.S. federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who are subject to special rules, including: non-U.S. persons, U.S. expatriates, insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, mutual funds, insurance companies, cooperatives, pass-through entities and investors in such entities, stockholders who have a functional currency other than the U.S. Dollar, stockholders who hold their shares of GoRemote common stock or Series A preferred stock as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other risk-reduction transaction or who are subject to alternative minimum tax or stockholders who acquired their shares of GoRemote common stock or Series A preferred stock upon the exercise of employee stock options or otherwise as compensation. This summary does not address tax consequences to warrant holders who do not exercise their warrants prior to the closing. In addition, this summary does not address the tax consequences of transactions effectuated prior to, concurrently with or after the merger (whether or not such transactions are in connection with the merger) other than those that may be specified in the merger agreement. Further, this summary does not address any U.S. federal estate and gift or alternative minimum tax consequences or any state, local or foreign tax consequences relating to the merger.

The Merger.   The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the merger and the stockholder’s adjusted tax basis in the shares of GoRemote common stock or Series A preferred stock converted into cash in the merger. If shares of GoRemote common stock or Series A preferred stock are held by a stockholder as capital assets, gain or loss recognized by such stockholder will be capital gain or loss, which will be long-term capital gain or loss if the stockholder’s holding period for the shares of GoRemote common stock exceeds one year at the time of the merger. Such capital gains from the exchange in the merger of cash for shares of GoRemote common stock that have been held for more than one year generally will be subject to a maximum U.S. federal income tax rate of 15% or, in the case of a share that has been held for one year or less, will be subject to tax at ordinary income tax rates. Capital gains recognized by a holder of GoRemote Series A preferred stock will be subject to tax at ordinary income tax rates because no shares of GoRemote Series A preferred stock will have been held for more than one year at the time of the merger. In addition, there are limits on the deductibility of capital losses. The amount and character of gain or loss must be determined separately for each block of GoRemote common stock or Series A Preferred stock (i.e., shares acquired at the same cost in a single transaction) converted into cash in the merger.

Backup Withholding.   A stockholder (other than certain exempt stockholders, including, among others, all corporations and certain foreign individuals) whose shares of GoRemote common stock or Series A preferred stock are converted into the merger consideration may be subject to backup withholding at the then applicable rate (under current law, the backup withholding rate is 28%) unless the stockholder provides the stockholder’s taxpayer identification number, or TIN, certifies under penalties of perjury that such TIN is correct (or properly certifies that it is awaiting a TIN), certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder that does not furnish a required TIN or that does not otherwise establish a basis for an exemption from backup withholding may be subject to a penalty of $50 imposed by the Internal Revenue Service, or the IRS. Each stockholder that is an individual should complete and sign the Substitute Form W-9 included as part of the letter of transmittal that will be sent to stockholders promptly following closing of the merger so as to provide the information and certification necessary to avoid backup withholding. Each foreign individual stockholder must submit a signed statement (such as a Certificate of Foreign Status on Form W-8BEN) attesting to his or her exempt status. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder by filing a U.S. federal income tax return.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE DATE HEREOF. STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

Regulatory Matters

The completion of the merger is subject to expiration or termination of the applicable waiting periods under the HSR Act and the rules thereunder. Under the HSR Act and the rules thereunder, the merger may not be completed unless certain information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and applicable waiting periods expire or are terminated. Each of iPass and GoRemote has filed a notification and report form pursuant to the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission and requested early termination of the waiting period. Even if the waiting period under the HSR Act is terminated, the Antitrust Division, the Federal Trade Commission or others could take action under the applicable antitrust laws with respect to the merger, including seeking to enjoin the closing of the merger, to rescind the merger or to conditionally approve the merger. In addition to these federal antitrust regulators, state regulators, foreign jurisdictions and private parties could also seek to challenge the merger. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. GoRemote urges you to read carefully the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you.

The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about GoRemote or its business. Such information can be found elsewhere in this document and in the other public filings we make with the SEC, which are available without charge at www.sec.gov.

The representations and warranties described below and included in the merger agreement were made by GoRemote to iPass solely for the benefit of iPass. These representations and warranties were made as of specific dates and are in some cases subject to important qualifications, limitations and supplemental information agreed to by GoRemote and iPass in connection with negotiating the terms of the merger agreement. Accordingly, you should not rely on the representations and warranties as disclosures or characterizations of the actual state of facts and circumstances regarding GoRemote. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating risk between GoRemote and iPass or establishing the circumstances in which a party is not obligated to complete the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, rather than to establish matters as facts. Moreover, the representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders, and information concerning the subject matter of such representations and warranties may change after the dates specified in the merger agreement, which subsequent information may or may not be fully reflected in our public disclosures. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, and you should read the information provided elsewhere in this document for information regarding GoRemote and its business.

Effective Time

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed to by iPass and specified in the certificate of merger. The filing of the certificate of merger will occur at the closing. The closing will take place on a date specified by iPass, which shall be no later than the fifth business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement.

Conversion of Shares; Procedures for Exchange of Certificates

The conversion of each outstanding share of our common stock and Series A preferred stock into the right to receive $1.71 and $3.37, respectively, per share in cash, without interest and less any applicable withholding tax, will occur automatically at the effective time of the merger. Promptly following the effective time of the merger, the payment agent selected by iPass will send a letter of transmittal to each former GoRemote stockholder. The letter of transmittal will contain instructions for obtaining cash in exchange for shares of our common stock and Series A preferred stock.

Upon surrender of a stock certificate representing shares of our common stock or Series A preferred stock, together with a duly completed and validly executed letter of transmittal, and any other documents that may be reasonably required by the payment agent, the holder of the certificate will be entitled to receive from the payment agent, acting on behalf of iPass, $1.71 or $3.37 in cash for each share of common stock or Series A preferred stock, respectively, represented by the stock certificate, and that stock certificate will be canceled.

In the event of a transfer of ownership of our common stock or Series A preferred stock that is not registered in our stock transfer books, the merger consideration for shares of our common stock or Series A preferred stock so transferred may be paid to a person other than the person in whose name the surrendered certificate is registered if:

•       the certificate is properly endorsed and is otherwise in proper form for transfer, and

•       the person requesting such payment:

•        pays to iPass or its designated agent any transfer or other taxes resulting from the payment of merger consideration to a person other than the registered holder of the certificate; or

•        establishes to the satisfaction of iPass or its designated agent that such tax has been paid or is not applicable.

No interest will be paid or will accrue on any cash payable in connection with the merger upon the surrender of stock certificates representing shares of our common stock or Series A preferred stock. The cash paid upon conversion of shares of our common stock or Series A preferred stock in the merger will be issued in full satisfaction of all rights relating to those shares of our common stock or Series A preferred stock.

Treatment of Options Outstanding Under Our Option Plans

At the effective time of the merger, each option to purchase GoRemote common stock that is outstanding and unexercised immediately prior to the effective time, whether vested or unvested, will be assumed by iPass and converted into an option to purchase iPass common stock. Alternatively, iPass may, at its election, cause any or all of the outstanding options to purchase GoRemote common stock that are unexercised immediately prior to the effective date of the merger, whether vested or unvested, to be replaced by issuing reasonably equivalent replacement options, including similar exercisability, vesting and vesting acceleration terms. In the event that iPass elects to assume the outstanding options, each assumed option will be exercisable for, and represent the right to acquire, that number of shares of iPass common stock (rounded down to the next whole share) equal to the number of shares of GoRemote common stock subject to such option immediately prior to the merger multiplied by the option conversion ratio (which is $1.71 divided by the average closing price for a share of iPass common stock on the Nasdaq National Market for the ten consecutive trading days ending on and including the second trading day that precedes the closing), and the per share exercise price of the assumed option will equal the per share exercise price applicable to the GoRemote option immediately prior to the effective time of the merger divided by the option conversion ratio (rounded up to the next whole cent).

Treatment of Outstanding Warrants

At the effective time of the merger, each outstanding warrant to purchase GoRemote Series A preferred stock that is then outstanding will be converted into the right to receive a cash amount, without interest, equal to the number of shares subject to the warrant multiplied by the difference between $3.37 and the applicable per share exercise price.

Representations and Warranties

We made a number of representations and warranties to iPass and merger sub regarding, among other things:

•       our corporate organization, subsidiaries and qualification to do business;

•       our organizational documents, board committee charters and codes of conduct;

•       our capital structure;

•       the registration statements, proxy statements and other documents we have filed with the Securities and Exchange Commission, or SEC, since December 31, 2001, our financial statements contained in those documents filed with the SEC and our unaudited financial statements for the year ended October 31, 2005, our disclosure controls and procedures and internal controls over financial reporting, and our cash budget and cash forecast;

•       the absence of specified changes or events affecting us or our business since July 31, 2005;

•       title to our assets;

•       our cash balance and anticipated expenditures, our accounts receivable, and our significant customers;

•       our equipment and other tangible assets;

•       our intellectual property;

•       our material contracts;

•       our products and services;

•       our liabilities;

•       our compliance with applicable legal requirements;

•       the absence of unlawful payments made by us or our agents;

•       our governmental authorizations;

•       tax matters with respect to us;

•       our employee benefit plans and agreements, our compliance with the Employee Retirement Income Security Act and other employment, health and welfare laws, and our employees and independent contractors;

•       environmental matters with respect to us;

•       our insurance policies;

•       transactions with our affiliates;

•       legal proceedings involving us or the merger;

•       the authorization of the merger agreement by our board of directors and the enforceability of the merger agreement against us;

•       the inapplicability of anti-takeover statutes to the merger;

•       the absence of discussions or negotiations involving a competing acquisition proposal;

•       the vote required of our stockholders to adopt the merger agreement;

•       the absence of conflicts with, or violations of, our organizational documents, applicable legal requirements or our contracts as a result of the merger;

•       our receipt of a fairness opinion from Jefferies Broadview;

•       the absence of fees payable by us to brokers, finders or financial advisors other than Jefferies Broadview; and

•       the accuracy of our representations, warranties and disclosures to iPass under the merger agreement and the accuracy of the information supplied by us in connection with this proxy statement.

In the event that the merger is consummated, our representations and warranties will expire at the effective time of the merger.

iPass and merger sub made a number of representations and warranties to us in the merger agreement regarding, among other things:

•       their valid existence and good standing;

•       their authorization of the merger agreement and the enforceability of the merger agreement against them;

•       the absence of conflicts with, or violations of, their organizational documents, judgments or orders applicable to them or their material contracts as a result of the merger; and

•       the sufficiency of iPass’ funds to pay the consideration required in the merger.

In the event that the merger is consummated, the representations and warranties of iPass and merger sub will expire at the effective time of the merger.

Conduct of Business Pending the Merger

Under the merger agreement, we have agreed that prior to the effective time of the merger, we will:

•       provide iPass and its representatives with access to our representatives, personnel and assets and to the books, records, and other documents and information relating to us;

•       provide iPass and its representatives with copies of specified documents and copies of other books, records, documents and information as iPass may request;

•       permit iPass’ officers and other employees to meet with our officers and managers responsible for financial statements and internal controls to discuss matters iPass deems necessary or appropriate in order to enable iPass to satisfy its obligations under the Sarbanes-Oxley Act and related rules and regulations; and

•       promptly notify iPass of specified inaccuracies in our representations and warranties, any material breaches of our obligations under the merger agreement, or any event, condition, fact or circumstance that would reasonably be expected to have a material adverse effect on us or make the timely satisfaction of the conditions to the merger impossible or materially less likely.

In addition, we have also agreed that prior to the effective time of the merger, we will:

•       conduct our business and operations in the ordinary course and in accordance with past practices and in compliance with applicable legal requirements and our material contracts;

•       use commercially reasonable efforts to preserve our current business organization, keep the services of our officers and employees (unless iPass directs otherwise), and maintain our business relationships with third parties;

•       keep our insurance policies in full force and effect;

•       provide all notices, assurances and support required to ensure there is no increased likelihood of transfer, disclosure or release from escrow of our source code;

•       promptly notify iPass of communications from third parties alleging that their consent is required in connection with the merger and legal proceedings that are commenced or threatened against us;

•       cause our officers to report to iPass on the status of our business upon iPass’ request; and

•       give iPass the opportunity to participate at its own expense in the defense or settlement of any stockholder litigation against us.

In addition, we have also agreed that until the effective time of the merger, subject to specified exceptions for actions that are taken in the ordinary course of business and consistent with past practices, not material in nature, necessary to comply with legal requirements or existing obligations, or agreed to in advance by iPass, we will not do any of the following without iPass’ prior written consent:

•       declare, accrue, set aside or pay any dividend in respect of any shares of capital stock, or repurchase or redeem any shares of capital stock or other securities;

•       sell, issue or grant any capital stock or securities exercisable for or convertible into capital stock or other securities, except for the grant to non-officer employees of options to purchase no more than 200,000 shares of GoRemote common stock;

•       amend or waive any rights under, or permit the acceleration of vesting under, any stock option plan, stock option agreement, restricted stock purchase agreement or other contract relating to an equity award;

•       amend our organizational documents, or effect or become a party to any merger or other business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

•       form any subsidiary or acquire any equity interest or other interest in any other entity;

•       make any capital expenditure that is outside the ordinary course of business or inconsistent with past practices, exceeds $175,000 individually, or when added to all other capital expenditures made since December 9, 2005, exceeds $750,000 in the aggregate;

•       make any expenditure outside the ordinary course consistent with past practice or that exceeds the amount budgeted in our cash budget and cash forecast, in either case in excess of $350,000 in the aggregate;

•       enter into or become bound by any material contract, or amend, terminate, waive or exercise any material remedy under any material contract;

•       enter into, amend or waive any right under any indemnification contract;

•       acquire, lease or license any right or other asset from any other person or sell, dispose of, lease or license any right or other asset to any other person, or waive or relinquish any material right;

•       write off as uncollectible, or establish any extraordinary reserve with respect to, any receivable or other indebtedness;

•       make any pledge of our assets or permit any of our assets to become subject to any encumbrances;

•       lend money to any person, or incur or guarantee any indebtedness;

•       establish, adopt, enter into or amend any employee benefit plan or agreement, pay any bonus or make any profit-sharing payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation payable to, any of our directors, officers or other employees;

•       hire or appoint any officers or hire any employee with an annual base salary in excess of $100,000, promote any employee except in order to fill a newly-vacated position, or terminate any employee with an annual base salary in excess of $100,000 other than a termination for cause;

•       change any of our pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or change any of our methods of accounting or accounting practices;

•       make any tax election;

•       purchase or renew any liability insurance of any nature;

•       enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices;

•       settle or compromise any legal proceeding or enter into any consent decree or injunction or form of equitable relief in settlement of any legal proceeding, other than any settlement or compromise in an amount less than $350,000 that would not materially limit or restrict our business or operations or our ability to perform our obligations under the merger agreement; or

•       agree or commit to take any of the actions described in the preceding bullet points.

No Solicitation of Third Parties

We have agreed that we will not, and we will ensure that none of our officers, directors, employees, agents, attorneys, accountants, advisors or other representatives, directly or indirectly:

•       solicit, initiate, knowingly encourage, induce or knowingly facilitate the making, submission or announcement of any acquisition proposal or acquisition inquiry;

•       furnish any non-public information regarding us to any person in connection with or in response to an acquisition proposal or acquisition inquiry;

•       engage in discussions or negotiations with any person with respect to any acquisition proposal or acquisition inquiry;

•       approve, endorse or recommend any acquisition proposal; or

•       execute or enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any acquisition transaction.

For these purposes:

•       “acquisition inquiry” means an inquiry, indication of interest or request for information that would reasonably be expected to lead to an acquisition proposal;

•       “acquisition proposal” means any offer, proposal, inquiry or indication of interest contemplating or otherwise relating to any acquisition transaction; and

•       “acquisition transaction” means any transaction or series of transactions involving:

•        any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which (i) any of us is a constituent corporation, (ii) a person or group acquires ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of any of us, or (iii) any of us issues securities representing more than 15% of the outstanding securities of any class of voting securities;

•        any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for (i) 15% or more of our consolidated net revenues, consolidated net income or consolidated book value of assets or (ii) 15% or more of the fair market value of our assets, other than reseller agreements and non-exclusive product licenses entered into in the ordinary course of business; or

•        any liquidation or dissolution of any of us.

However, prior to the adoption of the merger agreement by the requisite vote of our stockholders, we may in response to an acquisition inquiry that has been made (and not withdrawn), furnish nonpublic information regarding us, and in response to an acquisition proposal that has been made (and not withdrawn), furnish nonpublic information regarding us or enter into discussions or conduct negotiations if:

•       such acquisition proposal shall not have arisen directly or indirectly from any breach of any of the provisions set forth in the preceding bullet points above;

•       our board of directors determines in good faith by majority vote, after having considered the advice of our outside legal counsel and financial advisor that such acquisition proposal constitutes a superior offer or is reasonably likely to lead to a superior offer;

•       our board of directors determines in good faith by majority vote, after having considered the advice of our outside legal counsel, that failure to take such action would be reasonably likely to result in a breach of its fiduciary obligations to our stockholders under applicable legal requirements;

•       at least two business days prior to furnishing any nonpublic information, or entering into discussions or negotiations, we give iPass written notice of the identity of such person making the acquisition inquiry or acquisition proposal and of our intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person;

•       we receive from such person an executed confidentiality agreement containing provisions at least as favorable to us as those contained in our confidentiality agreement with iPass; and

•       concurrently with furnishing any such nonpublic information to such person, we furnish such nonpublic information to iPass.

For these purposes, a “superior offer” means an unsolicited, bona fide written offer made by a third party for an acquisition transaction (provided that for purposes of this definition, each reference to 15% in the definition of acquisition transaction shall be deemed to be a reference to 75%) on terms that our board of directors determines, in its good faith judgment, having considered the advice of our financial advisor, to be more favorable to our stockholders from a financial point of view than the terms of the merger with iPass and reasonably expected to be consummated; provided, however, that any such offer shall not be deemed to be a “superior offer” if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

We have also agreed that if we or any our representatives receives an acquisition proposal or acquisition inquiry, then we shall promptly (and in no event later than 48 hours after receipt) advise iPass orally and in writing of such acquisition proposal or acquisition inquiry, including the identity of the person making such acquisition proposal or acquisition inquiry, and the terms thereof. We will then be obligated to keep iPass fully informed with respect to the status and terms of any such acquisition proposal or acquisition inquiry and any modification or proposed modification thereto.

Change of Recommendation

At any time prior to the adoption of the merger agreement by the requisite vote of our stockholders, our board of directors may withdraw or modify its recommendation that our stockholders vote to adopt the merger agreement in a manner adverse to iPass if:

•       at least five business days prior to any meeting at which our board of directors will consider and determine whether the recommendation should be withdrawn or modified in such a manner, we deliver to iPass a written notice accurately setting forth the time and date of such meeting and the specific circumstances giving rise to the meeting and giving rise to our board of directors’ reconsideration of the recommendation;

•       our board of directors determines in good faith by majority vote, after having considered the advice of our outside legal counsel and our financial advisor, that the failure to withdraw or modify the recommendation would be reasonably likely to result in a breach of its fiduciary obligations to our stockholders under applicable legal requirements;

•       the recommendation is not publicly withdrawn or modified in such a manner at any time within five hours during the course of a business day after iPass receives written notice from us confirming that our board of directors has determined that the recommendation should be withdrawn or modified and setting forth the basis for their determination; and

•       the “acquisition proposal” that is the subject of the withdrawal or modification of the recommendation did not arise or result from any breach of the provisions described above under “No Solicitation of Third Parties.”

Conditions to Closing of the Merger

iPass and merger sub will not be obligated to effect the merger unless the following conditions are satisfied or waived (by iPass in its sole discretion):

•       specified representations and warranties made by us in the merger agreement are accurate in all material respects, in each case as of the date of the merger agreement and as of the closing date;

•       the remaining representations and warranties made by us in the merger agreement are accurate in all respects, in each case as of the date of the merger agreement and as of the closing date, except where the circumstances giving rise to any inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a material adverse effect on us;

•       we have complied with or performed in all material respects all obligations required to be performed by us under the merger agreement at or prior to the closing of the merger;

•       the merger agreement has been duly adopted by the requisite vote of our stockholders at the special meeting;

•       no more than 10% of the shares of our common stock and Series A preferred stock (considered collectively on an as-converted basis) entitled to vote have made a demand for appraisal;

•       iPass has received the following agreements and other documents, each of which is in full force and effect:

•        noncompetition agreements executed by specified individuals;

•        offer letter amendments executed by specified employees;

•        satisfactory evidence that we have exercised in full any rights we had to repurchase shares of capital stock that became exercisable prior to the effective time of the merger;

•   written resignations, effective as of the closing of the merger, executed by our directors;

•   offer letters executed by specified employees and specified percentages of our remaining employees who receive offers of employment from iPass; and

•        a certificate executed by our chief executive officer and chief financial officer certifying that specified conditions described in the bullet points above and below have been duly satisfied;

•       specified employees and specified percentages of our remaining employees who receive offers of employment from iPass have not ceased to be employed by us or expressed an intention to decline to accept employment with iPass or to discontinue employment with us or iPass;

•       since the date of the merger agreement, there has not occurred any material adverse effect on us that is continuing, and no event shall have occurred or circumstance exists that would reasonably be expected to have or result in a material adverse effect on us;

•       the waiting period applicable to the consummation of the merger under the HSR Act has expired or been terminated, any waiting period applicable to the consummation of the merger under any applicable foreign legal requirement has expired or been terminated, and any governmental authorization or other consent required to be obtained in connection with the merger under any legal requirement has been obtained and remains in full force and effect;

•       no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger has been issued by any court of competent jurisdiction or other governmental body that remains in effect, and there is no applicable legal requirement that makes consummation of the merger illegal;

•       there is no pending or threatened legal proceeding involving a governmental body:

•        challenging or seeking to restrain or prohibit the consummation of the merger;

•        relating to the merger and seeking to obtain from iPass or us any damages or other relief that may be material;

•        seeking to prohibit or limit in any material respect iPass’ ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to any of the our stock;

•        that would materially and adversely affect the right or ability of iPass or us to own our assets or operate our businesses; or

•        seeking to compel any of us, iPass or any subsidiary of iPass to dispose of or hold separate any material assets;

•       there is no pending legal proceeding that, if determined adversely to iPass or us, would reasonably be expected to have or result in a material adverse effect on us;

•       we have timely filed our annual report on Form 10-K for the fiscal year ended October 31, 2005 and, as of the time it was filed with the SEC, such filing complied in all material respects with the applicable requirements of the Exchange Act; and

•       our chief executive officer and the chief financial officer have provided, with respect to each document filed (or required to be filed) with the SEC on or after the date of the merger agreement, all necessary certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act.

We will not be obligated to effect the merger unless the following conditions are satisfied or waived (by us in our sole discretion):

•       the representations and warranties made by iPass and merger sub in the merger agreement are accurate in all respects, in each case as of the date of the merger agreement and as of the closing date, except where the circumstances giving rise to any inaccuracies (considered collectively) would not reasonably be expected to have a material adverse effect on the ability of iPass or merger sub to consummate the merger;

•       iPass and merger sub have complied with or performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the closing of the merger, except where the failure to comply or perform would not reasonably be expected to have a material adverse effect on the ability of iPass or merger sub to consummate the merger;

•       the merger agreement has been duly adopted by the requisite vote of our stockholders at the special meeting;

•       we have received a certificate executed by an executive officer of iPass certifying that the conditions described in the first two bullet points above have been duly satisfied; and

•       no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger by us has been issued by any U.S. court of competent jurisdiction and remains in effect, and there is no U.S. federal or state legal requirement that makes consummation of the merger by us illegal.

Termination of the Merger Agreement

iPass and we can terminate the merger agreement prior to the effective time of the merger under specified circumstances, including:

•       by mutual written consent;

•       by either iPass or us if the merger has not been consummated by June 9, 2006, except that if the merger has not been consummated by that date because any of the conditions described in the eighth through eleventh main bullet points under “Conditions to Closing of the Merger” above have not been satisfied or waived, then either party may extend such date by up to 60 days, but is not obligated to do so;

•       by either iPass or us if a court of competent jurisdiction or other governmental body has issued a final and nonappealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

•       by either iPass or us if the special meeting (including any adjournments) has been held and completed and our stockholders shall have taken a final vote on a proposal to adopt and approve the merger agreement and the merger agreement has not been adopted and approved at the special meeting (or any adjournment) by the requisite vote;

•       by iPass if:

•        our board of directors has withdrawn or modified in a manner adverse to iPass its recommendation that our stockholders vote to adopt the merger agreement;

•        any member of our board of directors makes any public announcement or recommendation that is inconsistent with a recommendation that our stockholders vote to adopt the merger agreement;

•        our board of directors fails to reaffirm publicly its recommendation that our stockholders vote to adopt the merger agreement, or fails to publicly reaffirm its determination that the merger is advisable and fair to and in the best interests of our stockholders, within five business days after iPass requests in writing that it do so;

•        our board of directors or any committee thereof has approved, endorsed or recommended any “acquisition proposal” (as defined above under “No Solicitation of Third Parties”);

•        we have executed any letter of intent, memorandum of understanding or similar document or contract (other than a confidentiality agreement) relating to any acquisition proposal;

•        a tender or exchange offer relating to our securities has been commenced and we have not sent a statement to our security holders disclosing that we recommend rejection of such tender or exchange offer within ten business days after its commencement;

•        an acquisition proposal is publicly announced, and we fail to issue a press release announcing our opposition to such acquisition proposal within ten business days after such acquisition proposal is announced; or

•        we or any of our representatives have breached any of the provisions described above under “No Solicitation of Third Parties”;

•       by iPass if our representations and warranties in the merger agreement are or become inaccurate, or we breach our covenants or obligations in the merger agreement, to such an extent that iPass would not be obligated to effect the merger, and we do not cure such inaccuracies or breaches within 20 days after receipt of notice of them;

•       by us if iPass’ representations and warranties in the merger agreement are or become inaccurate, or iPass breaches its covenants or obligations in the merger agreement, to such an extent that we would not be obligated to effect the merger, and iPass does not cure such inaccuracies or breaches within 20 days after receipt of notice of them;

•       by us, at any time prior to adoption of the merger agreement by the requisite vote of our stockholders, in order to accept a “superior offer” (as defined above under “No Solicitation of Third Parties”) and enter into a binding, written, definitive acquisition agreement providing for the consummation of the transaction contemplated by such superior offer, if:

•        such superior offer did not arise or result from any breach of any of the provisions described above under “No Solicitation of Third Parties”;

•        our board of directors has authorized us to enter into such definitive acquisition agreement;

•        we have delivered to iPass a written notice (that includes a copy of such definitive acquisition agreement) representing, among other things, that the definitive acquisition agreement has been duly executed and delivered to us by the other party and cannot be withdrawn during the five business days commencing on the date of iPass’ receipt of such notice;

•        at least five business days have elapsed since the receipt by iPass of such notice, and we have made our representatives fully available during such period for the purpose of engaging in negotiations with iPass regarding a possible amendment to the merger agreement or a possible alternative transaction;

•        we have immediately advised iPass of any modification proposed to be made to the definitive acquisition agreement by the other party (which shall result in a recommencement of the five business day period set forth above);

•        any written proposal by iPass to amend the merger agreement or enter into an alternative transaction has been considered by our board of directors in good faith, and our board of directors has determined in good faith (after having considered the advice of our financial advisor) that the terms of the proposed amended merger agreement or other alternative transaction are not as favorable to our stockholders, from a financial point of view, as the terms of the definitive acquisition agreement with the other party; and

•        at the end of the five business day period set forth above, we have executed and delivered to the other party thereto the definitive acquisition agreement, and the definitive acquisition agreement has become fully binding and effective at that time.

It is a condition to our ability to terminate the merger agreement under the circumstances described in the second and fourth main bullet points above that the circumstances not have arisen as a result of our failure to perform our obligations under the merger agreement.

It is a condition to our ability to terminate the merger agreement under the circumstances described in the second, fourth and eighth main bullet points above that we pay any required fee to iPass described under “Termination Fees and Expenses” below.

Termination Fees and Expenses

The merger agreement provides that all fees and expenses incurred in connection with the merger agreement will be paid by the party incurring such fees and expenses, whether or not the merger is consummated, except as follows:

•       iPass and we will share equally all filing fees incurred in connection with the HSR Act and any applicable foreign legal requirement relating to antitrust or competition matters;

•       if the merger agreement is terminated by iPass or us under the circumstances described in the fourth main bullet point under “Termination of the Merger Agreement” above, and iPass is not otherwise entitled to a termination fee as set forth below, then we will be obligated to pay iPass a nonrefundable termination fee of up to $300,000;

•       if the merger agreement is terminated by iPass or us under the circumstances described in the fourth main bullet point under “Termination of the Merger Agreement” above, and at or prior to termination, an “acquisition proposal” (as defined above under “No Solicitation of Third Parties”) has been disclosed, announced, commenced, submitted or made, then we will be obligated to pay iPass a nonrefundable termination fee of up to $750,000; and

•       we will be obligated to pay iPass a nonrefundable termination fee of $2.5 million (less any amounts paid by us under the preceding bullet point) if:

•        the merger agreement is terminated by iPass or us under the circumstances described in the second main bullet point under “Termination of the Merger Agreement” above, at or prior to termination, the special meeting has not been held or completed or an acquisition proposal has been disclosed, announced, commenced, submitted or made, and within 365 days following termination an “acquisition transaction” (as defined above under “No Solicitation of Third Parties”) is consummated or we enter into an agreement providing for any acquisition transaction or recommend an acquisition transaction;

•        the merger agreement is terminated by iPass or us under the circumstances described in the fourth main bullet point under “Termination of the Merger Agreement” above, at or prior to termination, an acquisition proposal has been disclosed, announced, commenced, submitted or made, and within 365 days following termination an acquisition transaction is consummated or we enter into an agreement providing for any acquisition transaction or recommend an acquisition transaction;

•        the merger agreement is terminated by iPass or us under the circumstances described in the fourth main bullet point under “Termination of the Merger Agreement” above and at or prior to the time of the termination, one of the events described in the fifth main bullet point under “Termination of the Merger Agreement” above has occurred;

•        the merger agreement is terminated by iPass under the circumstances described in the fifth main bullet point under “Termination of the Merger Agreement” above; or

•        the merger agreement is terminated by us under the circumstances described in the eighth main bullet point under “Termination of the Merger Agreement” above.

Material Adverse Effect

Several of our representations and warranties contained in the merger agreement are qualified by reference to whether the failure of such representation or warranty to be accurate would be reasonably likely to have a “material adverse effect” on us. In addition several of the conditions to the obligations of iPass and merger sub to effect the merger are reference whether the subject matter of a particular condition would be reasonably likely to have a “material adverse effect” on us.

The merger agreement defines a “material adverse effect” on us to mean any effect, change, event or circumstance that, considered together with all other effects, changes, events or circumstances, is materially adverse to, or has a material adverse effect on:

•       the business, financial condition, capitalization, assets (including intellectual property), cash position, liabilities (accrued, contingent or otherwise), operations or financial performance of GoRemote and its subsidiaries taken as a whole; or

•       the ability of GoRemote to consummate the merger or any of the other transactions contemplated by the merger agreement or to perform any of its obligations under the merger agreement.

Certain matters specified in the definition of “material adverse effect” contained in the merger agreement will be excluded from consideration in making the foregoing determination.

Amendment and Waiver of the Merger Agreement

The merger agreement may be amended with the approval of the respective boards of directors of GoRemote and iPass at any time (whether before or after the adoption of the merger agreement by the requisite vote of GoRemote’s stockholders). However, after such stockholder vote has been obtained, no amendment may be made which by law requires further approval of the GoRemote stockholders without such approval.

Either GoRemote or iPass may extend the time for performance of any of the obligations of the other parties under the merger agreement, waive any inaccuracies in the other party’s representations and warranties under the merger agreement, or waive compliance with any of the agreements or conditions contained in the merger agreement.

Cautionary Statement

The merger agreement has been included as Annex A to provide security holders with information regarding its terms. It is not intended to provide any other factual information about GoRemote or iPass. The merger agreement contains representations and warranties that the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information contained in confidential disclosure letters that the parties have exchanged in connection with signing the merger agreement. Accordingly, security holders should not rely on the representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the merger agreement and are modified in important part by the underlying disclosure letters. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in GoRemote’s public disclosures.

THE VOTING AGREEMENTS

As a condition and inducement to iPass entering into the merger agreement, certain of our directors and executive officers and their affiliates, in their capacities as GoRemote stockholders, entered into voting agreements with iPass, dated as of December 9, 2005, pursuant to which each of the stockholders agreed, among other things, to vote the shares of GoRemote common stock over which the stockholder exercises voting control in favor of adoption of the merger agreement. These stockholders exercise voting control over an aggregate of 7,263,218 shares of GoRemote common stock as of January 9, 2006, the record date for the special meeting, which constitutes approximately 17.2% of the shares of GoRemote common stock outstanding on that date. In connection with the execution and delivery of the voting agreements, iPass did not pay these stockholders any consideration in addition to the consideration they may receive pursuant to the merger agreement in respect of their shares. Certain of our executive officers who entered into voting agreements with iPass also entered into employment offer letters with iPass in connection with the merger agreement. See “The Merger—Interests of GoRemote Executive Officers and Directors in the Merger” beginning on page 35.

The voting agreements require each of the stockholders, among others things, to vote the subject shares as follows:

•       in favor of the merger, the adoption of the merger agreement and each of the actions contemplated by the merger agreement; and

•       against the following actions:

•        any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving GoRemote or any subsidiary of GoRemote;

•        any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of GoRemote or any subsidiary of GoRemote;

•        any reorganization, recapitalization, dissolution or liquidation of GoRemote or any subsidiary of GoRemote;

•        any change in a majority of the board of directors of GoRemote;

•        any amendment to GoRemote’s certificate of incorporation or bylaws;

•        any material change in the capitalization of GoRemote or GoRemote’s corporate structure; and

•        any other action which would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the merger or any of the other transactions contemplated by the merger agreement.

In addition, each stockholder subject to a voting agreement appointed and constituted iPass and its representatives as irrevocable proxies to vote such stockholder’s shares of GoRemote common stock in the manner set forth above.

Each stockholder subject to a voting agreement also agreed that it would not:

•       subject to limited exceptions, sell, pledge, encumber, grant an option with respect to, transfer or dispose of the subject shares or any interest in the subject shares;

•       grant any proxy or enter into any voting agreement with respect to the subject shares that is inconsistent with the terms of the voting agreement with iPass; or

•       exercise any rights of appraisal, dissenters’ rights or similar rights relating to the merger.

The stockholders’ obligations under the voting agreements will terminate upon the earlier to occur of the date on which the merger becomes effective or the date on which the merger agreement is validly terminated in accordance with its terms.

ADJOURNMENT OF THE SPECIAL MEETING

In the event GoRemote fails to receive a sufficient number of votes to approve the proposal to adopt the merger agreement at the time of the special meeting, GoRemote may propose to adjourn the special meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies to approve the proposal. GoRemote currently does not intend to propose adjournment at the special meeting if there are sufficient votes to approve the proposal to adopt the merger agreement. If approval of the proposal to adjourn the special meeting for the purpose of soliciting proxies is submitted to stockholders for approval, such approval requires the affirmative vote of the holders of at least a majority of the shares of our common stock and Series A preferred stock present, in person or represented by proxy, and entitled to vote at the special meeting. The board of directors unanimously recommends that you vote “FOR” the approval of any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information, as of November 30, 2005, with respect to the beneficial ownership of our common stock by:

•       each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•       each of our current directors;

•       each of our “Named Executive Officers,” as such term is defined under the rules of the Securities and Exchange Commission; and

•       all of our current directors and executive officers as a group.

The percentage ownership is based on 42,147,046 shares of our common stock outstanding as of November 30, 2005. Shares of our common stock that are subject to options or other convertible securities currently exercisable or exercisable within 60 days of November 30, 2005, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these options or convertible securities, but are not deemed outstanding for computing the percentage ownership of any other person. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. To our knowledge, unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address for each listed stockholder is care of GoRemote Internet Communications, Inc., 1421 McCarthy Blvd., Milpitas, California 95035.

No shares of our Series A preferred stock were outstanding as of November 30, 2005.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage
Diker Funds(1)	3,989,848	9.5%
Murray Rudin RLH Investors, LP(2)	3,652,640	8.7
James Goodman Gemini Investors(3)	2,475,429	5.9
Hong Chen(4)	2,238,757	5.2
Tom Thimot(5)	558,749	1.3
Joseph M. Zaelit(6)	455,145	1.1
David L. Teichmann(7)	413,691	*
Daniel W. Fairfax(8)	269,494	*
Greg Carver(9)	95,182	*
John Grosshans(10)	63,916	*
Gerald Wright(11)	47,500	*
Olof Pripp(12)	35,000	*
All current directors and executive officers as a group (11 persons)(13)	10,305,503	24.5

*                    Less than 1%.

(1)          Includes shares held by Diker Value-Tech Fund, LP, Diker Value-Tech QP Fund, LP, Diker Micro & Small Cap Fund, LP and Diker M&S Cap Master Fund, Ltd. Based upon a Form 13F-HR filed with the Securities and Exchange Commission on November 14, 2005 by Diker Management, LLC. The address of this reporting person is 745 Fifth Avenue, Suite 1409, New York, New York 10151.

(2)          Includes 3,583,214 shares held by RLH Investors, LP and 34,426 shares held by CEO Fund, LP. Mr. Rudin is a managing member of Riordan, Lewis & Haden, LLC, which is the general partner of RLH Investors, LP. Mr. Rudin is also an affiliate of CEO Fund, LP. Mr. Rudin disclaims beneficial ownership of shares held by RLH Investors, LP and CEO Fund LP except to the extent of his pecuniary interest therein. Includes 35,000 shares subject to options held by Mr. Rudin that are exercisable within 60 days of November 30, 2005. The address of Mr. Rudin, RLH Investors, LP and CEO Fund, LP is 19200 Von Karman, Suite 500, Irvine, California 92612.

(3)          Includes 2,450,429 shares held by Gemini Investors III, LP. Mr. Goodman is president of Gemini GP LLC, which is a general partner of Gemini Investors III, LP. Mr. Goodman disclaims beneficial ownership of shares held by Gemini Investors III, LP. except to the extent of his pecuniary interest therein. Includes 25,000 shares subject to options held by Mr. Goodman that are exercisable within 60 days of November 30, 2005. The address of Mr. Goodman and Gemini Investors III, LP. is 20 William Street, Wellesley, Massachusetts 02481.

(4)          Includes 1,138,000 shares subject to options held by Dr. Chen that are exercisable within 60 days of November 30, 2005. Does not include 189,414 shares held by Dr. Chen’s spouse, Lynn Y. Liu.

(5)          Includes 558,749 shares subject to options held by Mr. Thimot that are exercisable within 60 days of November 30, 2005.

(6)          Includes 1,000 shares held of record by Daniel Zaelit and 1,000 shares held of record by David Zaelit, each a son of Mr. Zaelit, and 397,162 shares subject to options held by Mr. Zaelit that are exercisable within 60 days of November 30, 2005. Mr. Zaelit disclaims beneficial ownership of the shares held by each of Daniel Zaelit and David Zaelit.

(7)          Includes 200 shares held of record by each of Mr. Teichmann’s two minor children and 362,836 shares subject to options held by Mr. Teichmann that are exercisable within 60 days of November 30, 2005.

(8)          Includes 258,380 shares subject to options held by Mr. Fairfax that are exercisable within 60 days of November 30, 2005.

(9)          Includes 86,316 shares subject to options held by Mr. Carver that are exercisable within 60 days of November 30, 2005.

(10)   Includes 63,916 shares subject to options held by Mr. Grosshans that are exercisable within 60 days of November 30, 2005. Does not include 3,000 shares held by Mr. Grosshans’ spouse, Dennette Grosshans.

(11)   Includes 47,500 shares subject to options held by Mr. Wright that are exercisable within 60 days of November 30, 2005.

(12)   Includes 35,000 shares subject to options held by Mr. Pripp that are exercisable within 60 days of November 30, 2005.

(13)   Includes 3,007,859 shares subject to options exercisable within 60 days of November 30, 2005.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will not hold a 2006 annual meeting of stockholders. If the merger is not completed, you will continue to be entitled to attend and participate in our stockholder meetings and we will hold a 2006 annual meeting of stockholders, in which case stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2006 annual meeting of stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. For a stockholder’s proposal to be included in our proxy statement and form of proxy for the 2006 annual meeting of stockholders, the proposal must have been submitted in writing to David L. Teichmann, Senior Vice President, General Counsel and Secretary, GoRemote Internet Communications, Inc., 1421 McCarthy Blvd., Milpitas, California 95035, by October 3, 2005.

In accordance with our bylaws, stockholders who do not submit a proposal for inclusion in the proxy statement for our 2006 annual meeting of stockholders, as described in the previous paragraph, but who intended to present a proposal, nomination for director or other business for consideration at the 2006 annual meeting of stockholders, were required to notify our Secretary of their proposal, nomination or other business no later than January 2, 2006. Our bylaws contain detailed requirements that the stockholder’s notice must satisfy. Any stockholder notice and any request for a copy of our bylaws should have been in writing and addressed to David L. Teichmann, Senior Vice President, General Counsel and Secretary, GoRemote Internet Communications, Inc., 1421 McCarthy Blvd., Milpitas, California 95035.

The Nominating and Corporate Governance Committee will consider nominations by stockholders that are made in writing, addressed to Chairman, Nominating and Corporate Governance Committee, care of the Office of the General Counsel, GoRemote Internet Communications, Inc., 1421 McCarthy Blvd., Milpitas, California 95035 and properly submitted in accordance with the our bylaws as described above. The Nominating and Corporate Governance Committee considers director candidates recommended by stockholders in accordance with its charter. The Nominating and Corporate Governance Committee charter can be found on GoRemote’s investor relations web site at http://www.goremote.com under the button labeled “Investor Relations.”

OTHER MATTERS

At this time, we know of no other matters to be submitted at the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our board of directors may recommend.

It is important that your shares be represented at the special meeting, regardless of the number of shares which you hold. Therefore, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to vote via the Internet or telephone.

WHERE YOU CAN FIND MORE INFORMATION

We and iPass file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information that we and iPass file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the Securities Exchange Commission at that address. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

MISCELLANEOUS

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

Georgeson Shareholder Communications, Inc.
17 State St., 10th Floor
New York, New York 10004
Banks and Brokers Please Call: (212) 440-9800
Stockholders Please Call: (888) 666-2591

You should not send in your GoRemote stock certificates until you receive the transmittal materials from the payment agent. Our record stockholders who have further questions about their share certificates or the exchange of our common stock or Series A preferred stockholders for cash should contact the exchange agent.

You should rely only on the information contained in this proxy statement to vote on the proposals described herein. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated January 13, 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Your vote is important. To vote your shares, please complete, date, sign and return the enclosed proxy card (if you are a holder of record) or instruction card (if you were forwarded these materials by your broker or nominee) as soon as possible in the enclosed envelope.

CERTAIN INFORMATION REGARDING IPASS AND GOREMOTE

GoRemote has supplied all information relating to GoRemote, and iPass has supplied all information contained in this proxy statement relating to iPass and Keystone Acquisition Sub, Inc.

Annex A—Agreement of Merger

AGREEMENT OF MERGER

among:

IPASS, INC.,

a Delaware corporation;

KEYSTONE ACQUISITION SUB, INC.,

a Delaware corporation; and

GOREMOTE INTERNET COMMUNICATIONS, INC.,

a Delaware corporation

Dated as of December 9, 2005

i

ii

iii

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER (“Agreement”) is made and entered into as of December 9, 2005, by and among: IPASS, INC., a Delaware corporation (“Parent”); KEYSTONE ACQUISITION SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”); and GOREMOTE INTERNET COMMUNICATIONS, INC., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A.          Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the “Merger”) in accordance with this Agreement and the Delaware General Corporation Law (the “DGCL”). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

B.         Contemporaneously with the execution and delivery of this Agreement, (i) certain stockholders of the Company are entering into Voting Agreements in favor of Parent (the “Voting Agreements”) and are executing Proxies related thereto (the “Proxies”); (ii) each of the stockholders of the Company listed on Exhibit B is entering into Noncompetition Agreements in favor of the Company and Parent (the “Noncompetition Agreements”) to take effect upon consummation of the Merger; (iii) each of the employees of the Company listed on Exhibit C is entering into an offer letter with Parent (the “Offer Letters”) to take effect upon consummation of the Merger; and (iv) each of the employees of the Company listed on Exhibit D is entering into an Agreement and Amendment to Existing Employment Severance Agreements, Policies and Arrangements with the Company and Parent (the “Offer Letter Amendments”) to take effect upon consummation of the Merger.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

Section 1.   DESCRIPTION OF TRANSACTION

1.1        Merger of Merger Sub into the Company.   Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

1.2        Effects of the Merger.   The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

1.3        Closing; Effective Time.   The consummation of the Contemplated Transactions (the “Closing”) shall take place at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California, on a date to be designated by Parent, which shall be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than the conditions set forth in Sections 6.6 and 7.4, which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions). The date on which the Closing actually takes place is referred to as the “Closing Date.” A certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the Company in connection with the Closing, and, concurrently with or as soon as practicable following the Closing, shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such certificate of merger with the consent of Parent (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

1.4        Certificate of Incorporation and Bylaws; Directors and Officers.   Unless otherwise determined by Parent prior to the Effective Time:

(a)        the Certificate of Incorporation of the Surviving Corporation shall be amended and restated at the Effective Time to conform to the Certificate of Incorporation of Merger Sub as of the date of this Agreement (other than with respect to the name of the Surviving Corporation);

(b)        the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

(c)        the directors and officers of the Surviving Corporation shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

1.5        Conversion of Shares.

(a)        At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

(i)         any shares of Company Common Stock held by the Company or any wholly-owned Subsidiary of the Company (or held in the Company’s treasury) immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be paid in exchange therefor;

(ii)       any shares of Company Common Stock held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be paid in exchange therefor;

(iii)      any shares of Company Series A Preferred Stock held by the Company or any wholly-owned Subsidiary of the Company (or held in the Company’s treasury) immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be paid in exchange therefor;

(iv)       except as provided in clauses “(i)”, “(ii)” and (iii) above and subject to Sections 1.5(b), 1.5(c) and 1.8, (A) each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $1.71 in cash, without interest and (B) each share of Company Series A Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $3.37 in cash, without interest; and

(v)        each share of the common stock, $0.001 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

The amount of cash consideration per share applicable to the Company Common Stock or the Company Series A Preferred Stock, as applicable, as specified in clause “(iv)” of the preceding sentence (as such amount may be adjusted in accordance with Section 1.5(b)) is referred to as the “Per Share Merger Price.”

(b)        If, during the period commencing on the date of this Agreement and ending at the Effective Time, the outstanding shares of Company Common Stock or Company Series A Preferred Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Per Share Merger Price applicable to such class of shares shall be appropriately adjusted.

(c)        If any shares of Company Common Stock outstanding immediately prior to the Effective Time are, as of the Effective Time, unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract under which the Company has any rights, then: (i) the Merger Consideration to be paid in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition (subject to the vesting and vesting acceleration terms of such restricted stock purchase agreement or other Contract); and (ii) such Merger Consideration need not be paid until such time as such repurchase option, risk of forfeiture or other condition lapses or otherwise terminates. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time: (1) such Merger Consideration shall remain so unvested and subject to such repurchase option, risk of forfeiture or other condition (subject to the vesting and vesting acceleration terms of such restricted stock purchase agreement or other Contract); (2) such Merger Consideration need not be paid until such time as such repurchase option, risk of forfeiture or other condition lapses or otherwise terminates; and (3) Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other Contract in accordance with its terms.

1.6        Closing of the Company’s Transfer Books.   At the Effective Time: (a) all shares of Company Common Stock and all shares of Company Series A Preferred Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock or Company Series A Preferred Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock and all shares of Company Series A Preferred Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock or any shares of Company Series A Preferred Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock or any shares of Company Series A Preferred Stock outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) is presented to the Payment Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

1.7        Surrender of Certificates.

(a)        On or prior to the Closing Date, Parent shall select a reputable bank or trust company to act as payment agent in the Merger (the “Payment Agent”). Promptly after the Effective Time, Parent shall deposit with the Payment Agent cash sufficient to pay the cash consideration payable pursuant to Section 1.5. The cash amount so deposited with the Payment Agent is referred to as the “Payment Fund.” The Payment Agent will invest the funds included in the Payment Fund in the manner directed by Parent. Any interest or other income resulting from the investment of such funds shall be the property of, and will be paid promptly to, Parent.

(b)        Promptly after the Effective Time, the Payment Agent will mail to the Persons who were record holders of Company Stock Certificates immediately prior to the Effective Time: (i) a letter of transmittal containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Payment Agent); and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for Merger Consideration. Upon surrender of a Company Stock Certificate to the Payment Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Payment Agent or Parent: (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the dollar amount that such holder has the right to receive pursuant to the provisions of Section 1.5; and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive Merger Consideration as contemplated by Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed,

Parent may, in its discretion and as a condition precedent to the payment of any Merger Consideration with respect to the shares of Company Common Stock or shares of Company Series A Preferred Stock previously represented by such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Payment Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

(c)        Any portion of the Payment Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the Closing Date shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Merger Consideration.

(d)        Each of the Payment Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any holder of any Company Stock Certificate such amounts as Parent determines in good faith are required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(e)        Neither Parent nor the Surviving Corporation shall be liable to any holder of any Company Stock Certificate or to any other Person with respect to any Merger Consideration delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

1.8        Dissenting Shares.

(a)        Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock or shares of Company Series A Preferred Stock held by a holder who has made a demand for appraisal of such shares in accordance with Section 262 of the DGCL (any such shares being referred to as “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive Merger Consideration in accordance with Section 1.5, and the holders of such shares shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

(b)        If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive Merger Consideration in accordance with Section 1.5, without interest thereon, upon surrender of the Company Stock Certificate representing such shares.

(c)        The Company shall give Parent: (i) prompt written notice of (A) any demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, (B) any withdrawal of any such demand and (C) any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL; and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless Parent shall have given its written consent to such payment or settlement offer.

1.9        Further Action.   If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, then the officers and directors of the Surviving Corporation and

Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

Section 2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in this Section 2 is subject to: (a) the exceptions and disclosures set forth in the part or subpart of the Disclosure Letter corresponding to the particular Section or subsection in this Section 2 in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such part or subpart of the Disclosure Letter by reference to another part or subpart of the Disclosure Letter; and (c) any exception or disclosure set forth in any other part or subpart of the Disclosure Letter to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure is intended to qualify such representation and warranty):

2.1        Subsidiaries; Due Organization; Etc.

(a)        The Company has no Subsidiaries, except for the Entities identified in Part 2.1(a)(i) of the Disclosure Letter; and neither the Company nor any of the other Entities identified in Part 2.1(a)(i) of the Disclosure Letter owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Disclosure Letter. None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(b)        Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

(c)        Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification.

2.2        Certificate of Incorporation; Bylaws; Charters and Codes of Conduct.   The Company has delivered to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto. Part 2.2 of the Disclosure Letter lists, and the Company has delivered to Parent, accurate and complete copies of: (a) the charters of all committees of the Company’s board of directors; and (b) any code of conduct or similar policy adopted by any of the Acquired Corporations or by the board of directors, or any committee of the board of directors, of any of the Acquired Corporations.

2.3        Capitalization, Etc.

(a)        The authorized capital stock of the Company consists of: (i) 100,000,000 shares of Company Common Stock, of which 42,243,979 shares were issued and outstanding as of the date of this Agreement; and (ii) 17,801,205 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”), of which 12,801,205 are designated Company Series A Preferred Stock, none of which were issued and are outstanding as of the date of this Agreement. Other than the outstanding Company Series A Preferred Stock specified in the preceding sentence, there are no shares of Preferred Stock outstanding as of the date of this Agreement. All of the outstanding shares of Company Common Stock and Series A Preferred Stock, if any, have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in Part 2.3(a)(i) of the Disclosure Letter, the Company does not hold any shares of its capital stock in its treasury. There are no shares of Company Common Stock or Company Series A Preferred Stock held by any of the other Acquired Corporations. Except as set forth in Part 2.3(a)(ii) of the Disclosure Letter: (i) none of the outstanding shares of Company Common Stock or Company Series A Preferred Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock or Company Series A Preferred Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock or Company Series A Preferred Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or Company Series A Preferred Stock. Part 2.3(a)(iii) of the Disclosure Letter accurately and completely describes all repurchase rights held by the Company with respect to shares of Company Common Stock or Company Series A Preferred Stock, and specifies which of those repurchase rights are currently exercisable.

(b)        As of the date of this Agreement: (i) no shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company’s 1995 Stock Option Plan (the “1995 Plan”) and no shares of Company Common Stock are reserved for future issuance pursuant to stock options not yet granted under the 1995 Plan; (ii) 200,353 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company’s 1997 Stock Option Plan (the “1997 Plan”) and 1,938,790 shares of Company Common Stock are reserved for future issuance pursuant to stock options not yet granted under the 1997 Plan; (iii) 8,876,716 shares of Company Common Stock are subject to issuance pursuant to stock awards granted and outstanding under the Company’s 1999 Equity Incentive Plan (the “1999 Plan”) and 991,259 shares of Company Common Stock are reserved for future issuance pursuant to stock awards not yet granted under the 1999 Plan (the 1995 Plan, the 1997 Plan and the 1999 Plan are hereinafter collectively referred to as the “Option Plans”); (iv) 76,088 shares of Company Common Stock are subject to Purchase under the Company’s 1999 Employee Stock Purchase Plan (the “Purchase Plan”) and 155,346 shares of Company Common Stock are reserved for future issuance pursuant to purchase rights not yet granted under the Purchase Plan. Options to purchase shares of Company Common Stock (whether granted by the Company pursuant to the Option Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted) are referred to in this Agreement as “Company Options.” Part 2.3(b) of the Disclosure Letter sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (A) the particular Option Plan (if any) pursuant to which such Company Option was granted; (B) the name of the optionee; (C) the number of shares of Company Common Stock subject to such Company Option; (D) the exercise price of such Company Option; (E) the date on which such Company Option was granted; (F) the applicable vesting schedule, and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; (G) the date on which such Company Option expires; and (H) whether such Company Option is an “incentive stock option” (as defined in the Code) or a non-qualified stock option. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which any of the Acquired Corporations has ever granted stock options, and the forms of all stock option agreements evidencing such options.

(c)        As of the date of this Agreement, 1,506,204 shares of Company Series A Preferred Stock are subject to issuance pursuant to outstanding warrants. Part 2.3(c) of the Disclosure Letter sets forth the following information with respect to each such warrant: (A) the name of the holder of such warrant; (B) the number of shares of Company Series A Preferred Stock subject to such warrant and the number of shares of Company Common Stock issuable upon conversion of such shares of Company Series A Preferred Stock; (C) the exercise price of such warrant; (D) the date on which such warrant was issued;

and (E) the date on which such warrant expires. At the Effective Time, each outstanding warrant to purchase shares of capital stock of the Company shall be automatically cancelled and shall cease to exist.

(d)        Except as set forth in Part 2.3(b) or Part 2.3(c) of the Disclosure Letter, as of the date of this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations.

(e)        All outstanding shares of Company Common Stock, options, warrants and other securities of the Acquired Corporations have been issued and granted in compliance with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.

(f)         All of the outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

2.4        SEC Filings; Financial Statements.

(a)        The Company has delivered to Parent accurate and complete copies of all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since December 31, 2001 (the “Company SEC Documents”) as well as all comment letters received by the Company from the SEC since December 31, 2001 and all responses to such comment letters provided to the SEC by or on behalf of the Company. All statements, reports, schedules, forms and other documents required to have been filed by the Company or its officers with the SEC have been so filed on a timely basis. None of the Company’s Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each form, report and document containing financial statements that has been filed with or submitted to the SEC by the Company since December 31, 2004 was accompanied by the certification required to be filed or submitted by the Company’s chief executive officer and/or chief financial officer, as required by (A) Rule 13a-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) (collectively, the “Certifications”) and at the time of filing or submission of each of the Certifications, each such Certification was true and accurate and complied with the requirements of (A) Rule 13a-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act). As used in this Section 2, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)        The Acquired Corporations maintain disclosure controls and procedures, as such terms are defined by Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are effective to provide reasonable assurance that all material information concerning the Acquired Corporations is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the

SEC and other public disclosure documents. The Company has delivered to Parent accurate and complete copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. The Company is in compliance with the applicable listing and other rules and regulations of the NASDAQ National Market and has not since December 31, 2001 received any notice from the NASDAQ National Market asserting any non-compliance with such rules and regulations.

(c)        The financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby. No financial statements of any Person other than the Acquired Corporations are required by GAAP to be included in the consolidated financial statements of the Company. The financial statements required to be delivered to Parent pursuant to Section 4.1(i): (x) will be prepared in accordance with GAAP on a consistent basis throughout the periods covered (except that such financial statements may not contain footnotes and may be subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (y) will fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of the Company and its consolidated subsidiaries for the periods covered thereby.

(d)        To the Knowledge of the Company, the Company’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); and (ii) “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act. All non-audit services performed by the Company’s auditors for the Acquired Corporations since October 31, 2004 were pre-approved as required by Section 202 of the Sarbanes-Oxley Act.

(e)        The Acquired Corporations maintain a system of internal control over financial reporting (as such term is defined in Rule 15d-15(f) of the Exchange Act) which, to the Knowledge of the Company, is sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has delivered to Parent accurate and complete copies of all policies, manuals and other documents promulgating, such internal accounting controls.

(f)         None of the Acquired Corporations has effected any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) since December 31, 2001.

(g)        The cash budget and cash forecast attached as Annex 2.4(g) to the Disclosure Letter (i) have been prepared by the Company in good faith, (ii) are based on assumptions that the Company considers to be reasonable, and (iii) fairly reflect the Company’s reasonably anticipated rate of cash usage for the periods covered therein. Part 2.4(g) of the Disclosure Letter sets forth all material assumptions made by the Company in the preparation of said cash budget and cash forecast.

(h)        The Unaudited Year-End Financial Statements are attached as Annex 2.4(h) to the Disclosure Letter. To the Knowledge of the Company, the Unaudited Year-End Financial Statements: (i) were prepared in accordance with GAAP applied on a basis consistent with the basis on which the financial statements referred to in the first sentence of Section 2.4(c) were prepared (except as permitted by Form 10-Q of the SEC, and except that the Unaudited Year-End Financial Statements do not contain footnotes and are subject to normal year-end adjustments that will not, individually or in the aggregate, be material in amount); and (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of October 31, 2005 and the consolidated results of operations of the Company and its consolidated subsidiaries for the year then ended.

2.5        Absence of Changes.   Except as set forth in Part 2.5 of the Disclosure Letter, between July 31, 2005 and the date of this Agreement:

(a)        there has not been any Company Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Company Material Adverse Effect;

(b)        there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance);

(c)        none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

(d)        none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options); (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options identified in Part 2.3(b) of the Disclosure Letter); or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

(e)        the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, any provision of: (i) any of the Company’s stock option plans; (ii) any Company Option or any Contract evidencing or relating to any Company Option; (iii) any restricted stock purchase agreement; or (iv) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);

(f)         there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(g)        none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

(h)        none of the Acquired Corporations has: (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10); or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract;

(i)         none of the Acquired Corporations has (i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

(j)         none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

(k)        none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of or Encumbrances with respect to immaterial assets made in the ordinary course of business and consistent with past practices;

(l)         none of the Acquired Corporations has: (i) lent money to any Person (other than (A) routine travel (other than to India) and business expense advances and sales commission draws made to employees in the ordinary course of business that do not exceed $5,000 individually, so long as the aggregate of all such routine travel and business expense advances do not exceed $100,000 in the aggregate and (B) routine travel (to India) expense advances made to employees in the ordinary course of business that do not exceed $5,000 individually, so long as the aggregate of all such routine travel (to India) expense advances do not exceed $100,000 in the aggregate); or (ii) incurred or guaranteed any indebtedness for borrowed money;

(m)      none of the Acquired Corporations has: (i) adopted, established or entered into any Company Benefit Plan or Company Benefit Agreement; (ii) caused or permitted any Company Benefit Plan to be amended in any material respect; or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

(n)        none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect;

(o)        none of the Acquired Corporations has made any material Tax election;

(p)        none of the Acquired Corporations has commenced or settled any Legal Proceeding;

(q)        none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

(r)        none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses “(c)” through “(q)” above.

2.6        Title to Assets.   The Acquired Corporations own, and have good and valid title to, all assets purported to be owned by them, including: (a) all assets reflected on the Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since July 31, 2005); and (b) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for: (i) any lien for current taxes not yet due and payable; (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations; and (iii) liens described in Part 2.6 of the Disclosure Letter. The Acquired Corporations are the lessees of, and hold valid leasehold interests in, all assets purported to have been leased by them, including: (A) all assets reflected as leased on the Unaudited Interim Balance Sheet; and (B) all other assets reflected in the books and records of the Acquired Corporations as being leased by the Acquired Corporations, and enjoy undisturbed possession of such leased assets.

2.7        Cash Balance and Expenditures; Receivables; Customers.

(a)        As of November 30, 2005, the sum of the Company’s cash, cash equivalents and short-term investments, determined in accordance with GAAP (applied on a basis consistent with the basis on which the financial statements contained in the Company SEC Documents have been prepared) exceeds

$15,100,000 and the changes to such sum between November 30, 2005 and the date of this Agreement are consistent with the level and amount of expenditures set forth in the cash budget and cash forecast attached as Annex 2.4(g) to the Disclosure Letter. The total amount of all capital expenditures made on behalf of the Acquired Corporations between July 31, 2005 and the date of this Agreement does not exceed $600,000 in the aggregate and none of the Acquired Corporations has made any expenditure or series of related expenditures between July 31, 2005 and the date of this Agreement in excess of $100,000. Part 2.7(a)(i) of the Disclosure Letter contains an accurate and complete list of all service providers (including transfer agents and legal, financial and accounting advisers) who have performed services for any of the Acquired Corporations in connection with this Agreement or any of the Contemplated Transactions as of the date of this Agreement and the amounts that have been paid to each such service provider with respect to such services as of the date of this Agreement. Part 2.7(a)(ii) of the Disclosure Letter contains the Company’s reasonable, good faith estimate of the fees and expenses of each such service provider that the Acquired Corporations may incur on or after the date of this Agreement in connection with this Agreement or any of the Contemplated Transactions.

(b)        All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since July 31, 2005 and have not yet been collected): (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business; and (ii) are current and, to the Knowledge of the Company, will be collected in full when due, without any counterclaim or set off (net of any allowance for doubtful accounts reflected in the Unaudited Interim Balance Sheet).

(c)        Part 2.7(c) of the Disclosure Letter contains an accurate and complete list of each loan or advance made by any of the Acquired Corporations to any Company Associate, other than routine travel advances made to employees in the ordinary course of business.

(d)        Part 2.7(d) of the Disclosure Letter accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each of the top fifty customers, by revenue, of the Acquired Corporations in each of the fiscal years ended October 31, 2004 and October 31, 2005. None of the Acquired Corporations has received any notice or other communication (in writing or otherwise) indicating, and the Company has no basis for believing, that any customer identified in Part 2.7(d) of the Disclosure Letter may cease dealing with any of the Acquired Corporations or may otherwise reduce the volume of business transacted by such customer with any of the Acquired Corporations below historical levels.

2.8        Equipment; Real Property; Leasehold.   All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted. None of the Acquired Corporations own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.8 of the Disclosure Letter.

2.9        Intellectual Property.

(a)        Part 2.9(a) of the Disclosure Letter accurately identifies and describes each Company Product designed, developed, manufactured, marketed, distributed, provided, licensed, supported or sold by any of the Acquired Corporations.

(b)        Part 2.9(b) of the Disclosure Letter accurately identifies: (a) each item of Registered IP in which any of the Acquired Corporations has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise) (“Company Registered IP”); (b) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; (c) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest; and (d) each Company Product identified in Part 2.9(a) of the Disclosure Letter that embodies, utilizes, or is based upon or derived from (or, with respect to Company Products currently under development, that is expected to embody, utilize, or be based upon or derived from) such item of Registered IP.

(c)        Part 2.9(c) of the Disclosure Letter accurately identifies: (a) each material Contract pursuant to which any Intellectual Property Right or Intellectual Property is or has been licensed, sold, assigned, or otherwise conveyed or provided to the Company (other than (i) agreements between any of the Acquired Corporations and their respective employees in the Acquired Corporations’ standard forms thereof; or (ii) non-exclusive licenses to third-party software that is (A) not incorporated into, or used in the development, manufacturing, testing, distribution, maintenance, or support of, any Company Product and that is not otherwise material to the business of any of the Acquired Corporations, and (B) generally commercially available software that is licensed for under $5,000 per copy) and (b) for any such material Contract in which licenses or rights are granted to the Acquired Corporations whether such licenses or rights are exclusive.

(d)        None of the Acquired Corporations are bound by, and no Company IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of any of the Acquired Corporations to use, exploit, assert, or enforce any Company IP anywhere in the world.

(e)        The Company has delivered to Parent a complete and accurate copy of each standard form of Company IP Contract currently in use by any of the Acquired Corporations, including each standard form of (a) employee agreement containing any assignment or license of Intellectual Property Rights; (b) consulting or independent contractor agreement containing any intellectual property assignment or license of Intellectual Property Rights; and (c) confidentiality or nondisclosure agreement. Part 2.9(e) of the Disclosure Letter accurately identifies each Company IP Contract in effect on or after January 1, 2003 that deviates in any material respect from the corresponding standard form agreement provided to Parent, for the top twenty-five entities in one of the following two (2) categories: (i) customers and/or resellers based on invoiced revenue for the period beginning January 1, 2004 and ending October 31, 2005, and (ii) suppliers based on invoice amounts payable to suppliers for the period beginning January 1, 2004 and ending October 31, 2005.

(f)         Part 2.9(f) of the Disclosure Letter accurately identifies each Company IP Contract in effect on or after January 1, 2003 that (i) contains custom development obligations imposed on or to be performed by the Company or any Acquired Corporation that involve a material dedication of resources, the expenditure of a material amount of funds, or the creation or development of a material amount of intellectual property which in each case is materially greater than the amount of resources, funds or intellectual property utilized, expended or created in connection with the performance of the typical level of development obligations under Company IP Contracts (“Material Development Obligations”), or (ii) contains maintenance and support obligations imposed on or to be performed by the Company or any Acquired Corporation that would require or result in the expenditure of significant funds or the dedication of significant resources when compared to the funds and resources typically expended or dedicated to provide the level of maintenance and support described in the standard Company IP Contract.

(g)        The Acquired Corporations exclusively own all right, title, and interest to and in the Company IP (other than Intellectual Property Rights licensed to the Acquired Corporations, as identified in Part 2.9(c) of the Disclosure Letter and other than non-exclusive licenses to third-party software that is (i) not incorporated into, or used in the development, manufacturing, testing, distribution, maintenance, or support of, any Company Product and that is not otherwise material to the business of any of the Acquired Corporations, and (ii) generally commercially available software that is licensed for under $5,000 per copy)

free and clear of any Encumbrances (other than licenses and rights granted pursuant to the Contracts identified in Part 2.9(d) of the Disclosure Letter and other than non-exclusive licenses of Company Products to customers granted in the ordinary course of business consistent with past practices and with the applicable standard form agreement). Without limiting the generality of the foregoing:

(i)         All documents and instruments necessary to establish, perfect, and maintain the material rights of the Acquired Corporations in the Registered Company IP have been validly executed, delivered, and filed in a timely manner with the appropriate Governmental Body.

(ii)       To the Company’s Knowledge, each Person who is or was an employee or contractor of any of the Acquired Corporations and who is or was involved in the creation or development of any Company Product or Company IP has signed a valid, enforceable agreement containing an assignment of Intellectual Property Rights pertaining to such Company Product or Company IP to such Acquired Corporation and confidentiality provisions protecting the Company IP. To the Company’s Knowledge, no current or former shareholder, officer, director, or employee of the Company has any claim, right (whether or not currently exercisable), or interest to or in any Company IP. To the Company’s Knowledge, no employee of any of the Acquired Corporations is (a) bound by or otherwise subject to any Contract restricting him from performing his duties for any of the Acquired Corporations or (b) in breach of any Contract with any former employer or other Person concerning Intellectual Property Rights or confidentiality due to his activities as an employee of any of the Acquired Corporations.

(iii)      No funding, facilities, or personnel of any Governmental Body or any public or private university, college, or other educational or research institution were used, directly or indirectly, to develop or create, in whole or in part, any Company IP (and to the Company’s Knowledge, was used, directly or indirectly, to develop or create, in whole or in part, any part of such Company IP that is licensed to the Company from any third parties).

(iv)       Each of the Acquired Corporations has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce their rights in all proprietary information pertaining to the Acquired Corporations or any Company Product. Without limiting the generality of the foregoing, no portion of the source code for any Company Product has been disclosed or licensed to any escrow agent or other Person, except pursuant to Contracts that have been delivered to Parent and identified in Part 2.9(g)(iv) of the Disclosure Letter.

(v)        None of the Acquired Corporations has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Intellectual Property Right that would otherwise be considered to be Company IP to any other Person.

(vi)       None of the Acquired Corporations is or has ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate any of the Acquired Corporations to grant or offer to any other Person any license or right to any Company IP.

(h)        To the Company’s Knowledge, all Company Registered IP (other than pending applications) is valid, subsisting and, to the Company’s Knowledge, enforceable, except where an Acquired Corporation has in its reasonable business judgment decided to abandon or permit such Company Registered IP to lapse. Without limiting the generality of the foregoing:

(i)         To the Company’s Knowledge, none of the Acquired Corporations has engaged in patent or copyright misuse or any fraud or inequitable conduct in connection with any Company IP that is Registered IP.

(ii)       To the Company’s Knowledge, no trademark or trade name owned, used, or applied for by any of the Acquired Corporations conflicts or interferes with any trademark or trade name owned, used, or applied for by any other Person; and(ii) no event or circumstance (including a failure to exercise adequate quality controls and an assignment in gross without the accompanying goodwill) has occurred or exists that has resulted in, or would reasonably be expected to result in, the abandonment of any trademark (whether registered or unregistered) owned, used, or applied for by any of the Acquired Corporations, except where an Acquired Corporation has in its reasonable business judgment decided to abandon or permit such trademark or trade name to lapse.

(iii)      Each item of Company IP that is Registered IP is and at all times has been in compliance with all legal requirements and all filings, payments, and other actions required to be made or taken to maintain such item of Company IP in full force and effect have been made by the applicable deadline. Part 2.9(h)(iii) of the Disclosure Letter accurately identifies and describes as of the date of this Agreement each action, filing, and payment that, to the Company’s Knowledge, must be taken or made on or before the date that is 120 days after the date of this Agreement in order to maintain such item of Company IP in full force and effect.

(iv)       No interference, opposition, reissue, reexamination, or other Proceeding is or has been pending or, to the Company’s Knowledge, threatened, in which the scope, validity, or enforceability of any Company Registered IP is being, has been, or would reasonably be expected to be contested or challenged. To the Company’s Knowledge, there is no basis for a claim that any Company Registered IP is invalid or unenforceable.

(i)         To the Company’s Knowledge, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating, or otherwise violating, any Company IP. Part 2.9(i) of the Disclosure Letter accurately identifies (and the Company has provided to Parent a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to any of the Acquired Corporations or any representative of the Company regarding any actual, alleged, or suspected infringement or misappropriation of any Company IP, and provides a brief description of the current status of the matter referred to in such letter, communication, or correspondence.

(j)         Neither the execution, delivery or performance of this Agreement (or any of the ancillary agreements) nor the consummation of any of the transactions contemplated by this Agreement (or any of the ancillary agreements) will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, (a) a loss of, or Encumbrance on, any Company IP; (b) a breach of or default under any Company IP Contract; (c) the release, disclosure, or delivery of any Company IP by or to any escrow agent or other Person; or (d) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of the Company IP.

(k)        To the Company’s Knowledge, none of the Acquired Corporations has ever infringed (directly, contributorily, by inducement, or otherwise), misappropriated, or otherwise violated or made unlawful use of any Intellectual Property Right of any other Person or engaged in unfair competition. To the Company’s Knowledge, no Company Product, and no method or process used in the manufacturing of any Company Product, infringes, violates, or makes unlawful use of any Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person. To the Company’s Knowledge, there is no legitimate basis for a claim that any of the Acquired Corporations or any Company Product has infringed or misappropriated any Intellectual Property Right of another Person or engaged in unfair competition or that any Company Product, or any method or process used in the manufacturing of any Company Product, infringes, violates, or makes unlawful use of any Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person.

(l)         No infringement, misappropriation, or similar claim or Proceeding is pending or, to the Company’s Knowledge, threatened against any of the Acquired Corporations or against any other Person who is or may be entitled to be indemnified, defended, held harmless, or reimbursed by any of the Acquired Corporations with respect to such claim or Proceeding. None of the Acquired Corporations has ever received any notice or other communication (in writing or otherwise) relating to any actual, alleged, or suspected infringement, misappropriation, or violation by any of the Acquired Corporations, any of their employees or agents, or any Company Product of any Intellectual Property Rights of another Person, including any letter or other communication suggesting or offering that the Company obtain a license to any Intellectual Property Right of another Person.

(m)      None of the Acquired Corporations has received notice of or otherwise learned of any claim for or action in connection with any indemnification obligation relating to any existing or potential intellectual property infringement, misappropriation or similar claim.

(n)        To the Knowledge of the Company, no claim or Proceeding involving any Intellectual Property or Intellectual Property Right licensed to any of the Acquired Corporations is pending or has been threatened, except for any such claim or Proceeding that, if adversely determined, would not adversely affect (a) the use or exploitation of such Intellectual Property or Intellectual Property Right by any of the Acquired Corporations, or (b) the design, development, manufacturing, marketing, distribution, provision, licensing or sale of any Company Product.

(o)        To Company’s Knowledge, no Company Software (excluding any Third Party Software) contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (a) disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (b) damaging or destroying any data or file without the user’s consent. The Acquired Corporations use commercially available antivirus software to screen the Company Products that contain software for viruses and other harmful code and have removed any viruses or other harmful code identified by such antivirus software.

(p)        The source code for all Company Software (excluding any Third Party Software) relating to the Company Product referred to as “MobileOffice6”, contains clear and accurate annotations and programmer’s comments, and otherwise has been documented in a professional manner that is both: (i) consistent with customary code annotation conventions and best practices in the software industry; and (ii) sufficient to independently enable a programmer of reasonable skill and competence to understand, analyze, and interpret program logic, correct errors and improve, enhance, modify and support the Company Software. No source code for any Company Software (excluding any Third Party Software) has been delivered, licensed, or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of any of the Acquired Corporations. The Company has no duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make available the source code for any Company Software (excluding any Third Party Software) to any escrow agent or other Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the delivery, license, or disclosure of the source code for any Company Software (excluding any Third Party Software) to any other Person.

(q)        Company Products do not contain any software code that would subject the Company Software embodied therein to a requirement that the Company Software or the Company Products be licensed to or otherwise shared with any other Person as Publicly Available Technology. “Publicly Available Technology” means any software or technology that requires as a condition of use, modification and/or distribution of such technology that other software or technology incorporated into, derived from, or distributed with such technology (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making modifications or derivative works, (iii) be licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind, (iv) be redistributable at no charge, or (v) otherwise impose or could impose any other material limitation, restriction, or condition on the right or ability of any of the Acquired Corporations to use or distribute any Company Product.

(r)        Part 2.9(r) of the Disclosure Letter contains each Company Privacy Policy and identifies, with respect to each Company Privacy Policy, (i) the period of time during which such privacy policy was or has been in effect, (ii) whether the terms of a later Company Privacy Policy apply to the data or information collected under such privacy policy and (iii) if applicable, the mechanism (such as opt-in, opt-out, or notice only) used to apply a later Company Privacy Policy to data or information previously collected under such privacy policy.

(s)        Part 2.9(s) of the Disclosure Letter identifies and describes each distinct electronic or other database containing (in whole or in part) Personal Data maintained by or for any of the Acquired Corporations at any time (the “Company Databases”), the types of Personal Data in each such database, the means by which the Personal Data was collected, and the security policies that have been adopted and maintained with respect to each such database. No breach or violation of any such security policy has occurred or, to the Company’s Knowledge, is threatened, and there has been no unauthorized or illegal use of or access to any of the data or information in any of the Company Databases.

(t)         Each of the Acquired Corporations has complied at all times and in all respects with all of the Company Privacy Policies and with all applicable Legal Requirements pertaining to privacy, User Data, or Personal Data.

(u)        Neither the execution, delivery, or performance of this Agreement (or any of the ancillary agreements) nor the consummation of any of the transactions contemplated by this Agreement (or any of the ancillary agreements), nor Parent’s possession or use of the User Data or any data or information in the Company Databases, will result in any violation of any Company Privacy Policy or any Legal Requirement pertaining to privacy, User Data, or Personal Data, so long as Parent complies with the terms and conditions of each such Company Privacy Policy and any Legal Requirement pertaining to privacy, User Data, or Personal Data.

2.10     Contracts.

(a)        Part 2.10 of the Disclosure Letter identifies each Company Contract that constitutes a “Material Contract” (other than end user license agreements for Company Software entered into by an Acquired Corporation, in the ordinary course of business) as of the date of this Agreement. For purposes of this Agreement, each of the following shall be deemed to constitute a “Material Contract”:

(i)         any Company Contract: (A) relating to the employment of, or the performance of services by, any officer or director of any of the Acquired Corporations; (B) pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director of the Acquired Corporations in excess of $50,000; or (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $50,000 to any current or former employee or director;

(ii)       each Company IP Contract required to be identified in Part 2.9(c), Part 2.9(e) or Part 2.9(f) of the Disclosure Letter;

(iii)      any Company Contract relating to the acquisition, sale, spin-off, outsourcing or disposition of any business operation or unit or any product line of any Acquired Corporation;

(iv)       any Company Contract that provides for indemnification of any Company Associate or any current or former agent of any of the Acquired Corporations (an “Indemnification Contract”);

(v)        any Company Contract imposing any restriction on the right or ability of any Acquired Corporation: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor; (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (E) to perform services for any other Person; or (F) to transact business or deal in any other manner with any other Person;

(vi)       any Company Contract (other than Contracts evidencing Company Options): (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities; (B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any securities; or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

(vii)     any Company Contract incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation and that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value of at least $150,000 in the aggregate, or contemplates or involves the performance of services having a value of at least $150,000 in the aggregate, except for Contracts substantially identical to the standard forms of end-user licenses previously delivered by the Company to Parent;

(viii)    any Company Contract relating to any currency hedging;

(ix)       any Company Contract: (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations; or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body);

(x)        any Company Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

(xi)       any Company Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value of at least $150,000 in the aggregate, or contemplates or involves the performance of services having a value of at least $150,000 in the aggregate;

(xii)     any Company Contract that would reasonably be expected to have or result in a material adverse effect on: (A) the business, financial condition, capitalization, assets (including Intellectual Property), cash position, liabilities (accrued, contingent or otherwise), operations or financial performance of the Acquired Corporations taken as a whole; or (B) the ability of the Company to perform any of its obligations under this Agreement or to consummate any of the Contemplated Transactions; and

(xiii)    any other Company Contract, if a breach of such Contract would reasonably be expected to have or result in a Company Material Adverse Effect.

The Company has delivered to Parent an accurate and complete copy of each Company Contract that constitutes a Material Contract. For each such Company Contract that is a Channel Agreement, Part 2.10(a) of the Disclosure Letter identifies such Company Contract as a Channel Agreement and also indicates whether such Channel Agreement is exclusive or non-exclusive (with respect to the other party thereto), and whether such Channel Agreement is currently in effect.

(b)        Each Company Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)        Except as set forth in the applicable subsections of Part 2.10(c) of the Disclosure Letter: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Company Contract so as to result in a material liability; and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract; (ii) except for express warranty and indemnification remedies set forth in the standard forms of Company IP Contracts described in Section 2.9(f), no end-user, distributor, or other licensee of the Company Software has any conditional or unconditional return, refund, or credit rights exercisable against the Acquired Corporations with respect to such Company Software; (iii) no Company Contract that constitutes a Material Contract under Section 2.10(a)(ii) or 2.10(a)(xi) above will have a term that expires in accordance with the contract’s terms on or before April 9, 2006, excluding any such Company Contract the anniversary date of which will occur on or before April 9, 2006 but which per its terms will renew automatically unless either party elects not to renew and Company has not provided or received notice not to renew such Company Contract; (iv) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to: (A) result in a violation or breach of any of the provisions of any Company Contract; (B) give any Person the right to declare a default or exercise any remedy under any Company Contract; (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Company Contract; (D) give any Person the right to accelerate the maturity or performance of any Company Contract; (E) result in the disclosure, release or delivery of any Company Source Code; or (F) give any Person the right to cancel, terminate or modify any Company Contract; (v) since December 31, 2001, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract; and (vi) without limiting the generality of the foregoing, none of the Acquired Corporations has failed in any material respect to meet any material development or delivery milestone under any Company Contract.

(d)        Except as set forth in Part 2.10(d) of the Disclosure Letter, each Channel Agreement that is currently in effect (i) has a term of no more than one year, (ii) does not automatically renew at the end of its term, and (iii) can be terminated by the Acquired Corporation which is a party to such Channel Agreement, without any liability to any other Person, at the end of its term.

2.11     Sale of Products; Performance of Services.

(a)        Except as set forth in Part 2.11(a) of the Disclosure Letter, each Company Product sold licensed or otherwise made available by any of the Acquired Corporations to any Person: (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and (ii) was free of any bug, virus, design defect or other defect or deficiency at the time it was sold, licensed or otherwise made available, other than any immaterial bug or similar defect that has not had and would not reasonably be expected to have an adverse effect, in any material respect, on such product, system, program, Intellectual Property or other asset (or the operation or performance thereof). The Company has delivered to Parent an accurate and complete copy of the most recent “bug list” with respect to each component or module of the Company Software. None of the Acquired Corporations has received any written complaint from a top twenty-five entity in one of the following two (2) categories: (y) customer or reseller based on invoiced revenue for the period beginning January 1, 2004 and ending October 31, 2005, and (z) supplier based on invoice amounts payable to suppliers for the period beginning January 1, 2004 and ending October 31, 2005, relating to any bug, virus, design defect or other defect or deficiency of a Company Product that has not been resolved as of the date of this Agreement and that could result in a breach of any warranty of any Contract with such customer or reseller.

(b)        All installation services, programming services, integration services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Acquired Corporations were performed in all material respects in conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements except where any failure to do so would not give rise to or reasonably be expected to give rise to any material liability. None of the Acquired Corporations has received any written complaint from a top twenty-five entity in one of the following two (2) categories: (y) customer or reseller based on invoiced revenue for the period beginning January 1, 2004 and ending October 31, 2005, and (z) supplier based on invoice amounts payable to suppliers for the period beginning January 1, 2004 and ending October 31, 2005, relating to any failure of any of the Acquired Corporations to perform any services described above in conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements, that has not been resolved as of the date of this Agreement and that could result in a breach of any warranty of any Contract such customer or reseller.

(c)        Except as set forth in Part 2.11(c) of the Disclosure Letter, since October 31, 2004, no customer or other Person has asserted or, to the Company’s Knowledge, threatened to assert any claim against any of the Acquired Corporations: (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations; or (ii) based upon any services performed by any of the Acquired Corporations.

(d)        Except as set forth in Part 2.11(d) of the Disclosure Letter, since October 31, 2004, (i) no end-user customer, distributor, reseller, or sales representative has terminated or, to the Company’s Knowledge, threatened or expressed an intention or desire to terminate or not to renew, its relationship or any Contract with any of the Acquired Corporations and (ii) none of the Acquired Corporation has received written notice from any end-user customer, distributor, reseller, or sales representative with respect to any dissatisfaction with the performance, operation or functionality of the Company Software (other than reporting “bugs” in the ordinary course of business).

2.12     Liabilities.   None of the Acquired Corporations has, and none of the Acquired Corporations is or may become responsible for performing or discharging, any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the “liabilities” column of the Audited Year-End Balance Sheet; (b) normal and recurring current liabilities that have been incurred by the Acquired Corporations since October 31, 2004 in the ordinary course of business and consistent with past practices; (c) liabilities for performance of obligations of the Acquired Corporation under Company Contracts, to the extent such liabilities are readily ascertainable (in nature, scope and amount) from the copies of such Company Contracts delivered to Parent prior to the date of this Agreement; and (d) liabilities described in Part 2.12(a) of the Disclosure Letter.

2.13     Compliance with Legal Requirements.   Each of the Acquired Corporations is, and has at all times since December 31, 2001 been, in compliance in all material respects with all applicable Legal Requirements. To the Knowledge of the Company, each Person who is or was a director or officer of any Acquired Corporation is, and has at all times since December 31, 2001 been, in compliance in all material respects with all applicable Legal Requirements. Since December 31, 2001, none of the Acquired Corporations has received any notice or other communication from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

2.14     Certain Business Practices.   None of the Acquired Corporations, and (to the Knowledge of the Company) no director, officer, other employee or agent of any of the Acquired Corporations, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.

2.15     Governmental Authorizations.

(a)        The Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since December 31, 2001 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since December 31, 2001, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding: (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization; or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization. No Governmental Body has at any time challenged in writing the right of any of the Acquired Corporations to design, manufacture, offer or sell any product or service.

(b)        Part 2.15(b) of the Disclosure Letter accurately and completely describes the terms of each grant, incentive or subsidy provided or made available to or for the benefit of any of the Acquired Corporations by any U.S. or foreign Governmental Body or otherwise. Each of the Acquired Corporations is in compliance in all material respects with all of the terms and requirements of each grant, incentive and subsidy identified or required to be identified in Part 2.15(b) of the Disclosure Letter. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other Contemplated Transactions, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive or subsidy identified or required to be identified in Part 2.15(b) of the Disclosure Letter.

2.16     Tax Matters.

(a)        Each of the Acquired Corporations has filed all material Tax Returns that it was required to file under applicable Legal Requirements. All such material Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable Legal Requirements. All Taxes due and owing by each of the Acquired Corporations (whether or not shown on any Tax Return) have been paid. None of the Acquired Corporations is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Body in a jurisdiction where the Acquired Corporations do not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of any of the Acquired Corporations.

(b)        Each of the Acquired Corporations has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c)        No director or officer (or employee responsible for Tax matters) of any of the Acquired Corporations expects any Governmental Body to assess any material additional Taxes for any period for which Tax Returns have been filed. No Proceedings are pending or being conducted with respect to any of the Acquired Corporations. None of the Acquired Corporations has received from any Governmental Body any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment of or any amount of Tax proposed, asserted, or assessed by any Governmental Body against any of the Acquired Corporations.

(d)        Part 2.16(d) of the Disclosure Letter lists each Tax Return filed with respect to each of the Acquired Corporations for taxable periods that either (i) has been audited or that is under audit, or (ii) shows a tax liability of at least $50,000 that is subject to audit. The Company has delivered to Parent correct and complete copies of all income Tax Returns, all other material Tax Returns and all Tax Return examination reports, and statements of Tax deficiencies assessed against or agreed to by any of the Acquired Corporations filed or received since December 31, 1998.

(e)        None of the Acquired Corporations has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f)         None of the Acquired Corporations is a party to any Contract that has resulted or would reasonably be expected to result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of section 280G of the Code (or any corresponding provisions of state, local or foreign Tax law) or (ii) any amount that will not be fully deductible as a result of section 162(m) of the Code (or any corresponding provisions of state, local or foreign Tax law). The Company has not been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code. Each of the Acquired Corporations has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of section 6662 of the Code. None of the Acquired Corporations is a party to or bound by any Tax allocation or Tax sharing agreement. Each of the Acquired Corporations has (A) not been a member of an Affiliated Group (other than a group the common parent of which was the Company) filing a consolidated federal income Tax Return (or any consolidated, combined or similar income Tax Return under state, local or foreign law) or (B) no Liability for the Taxes of any Person (other than such Acquired Corporation) under regulation 1.1502-6 of the Code (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(g)        The unpaid Taxes of the Acquired Corporations (A) did not, as of the date of the Unaudited Interim Balance Sheet, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Interim Balance Sheet, and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquired Corporations in filing their Tax Returns. Since the date of the Unaudited Interim Balance Sheet, none of the Acquired Corporations has incurred any liability for Taxes arising from extraordinary gains or losses, determined in accordance with GAAP, outside the ordinary course of business.

(h)        None of the Acquired Corporations will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion there) ending after the Closing Date as a result of any: (A) change in method of accounting for taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under section 1502 of the Code (or any corresponding or similar provisions of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

(i)         None of the Acquired Corporations has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by section 355 or section 361 of the Code.

2.17     Employee and Labor Matters; Benefit Plans.

(a)        Part 2.17(a) of the Disclosure Letter identifies each Company Benefit Plan.

(b)        Except as set forth in Part 2.17(a) of the Disclosure Letter, none of the Acquired Corporations maintains, sponsors or contributes to, and none of the Acquired Corporations has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA), or any similar pension benefit plan that is a Foreign Plan, whether or not excluded from coverage under specific Titles or Subtitles of ERISA, for the benefit of any Company Associate.

(c)        Except as set forth in Part 2.17(a) of the Disclosure Letter, none of the Acquired Corporations maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) or any similar welfare benefit plan that is a Foreign Plan, whether or not excluded from coverage under specific Titles or Subtitles of ERISA, for the benefit of any Company Associate.

(d)        With respect to each Company Benefit Plan, the Company has delivered to Parent: (i) an accurate and complete copy of such Company Benefit Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code, with respect to such Company Benefit Plan for the three most recent plan years; (iii) if such Company Benefit Plan is subject to the minimum funding standards of ERISA Section 302, the most recent annual and periodic accounting of such Company Benefit Plan’s assets; (iv) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Company Benefit Plan; (v) if such Company Benefit Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (vi) accurate and complete copies of all Contracts relating to such Company Benefit Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; (vii) all written materials provided to Company Associates in the last 12 months relating to such Company Benefit Plan and any proposed Company Benefit Plan (the “Recent Written Materials”), along with any written materials provided to Company Associates in the last 48 months that are materially inconsistent with the Recent Written Materials, in each case relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which could result in any material liability to any of the Acquired Corporations; (viii) all material correspondence, if any, to or from any Governmental Body relating to such Company Benefit Plan; (ix) all forms and related notices required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), with respect to such Company Benefit Plan; (x) all insurance policies, if any, in the possession of any of the Acquired Corporations pertaining to fiduciary liability insurance covering the fiduciaries for such Company Benefit Plan; (xi) if such Company Benefit Plan is intended to be qualified under Section 401(a) of the Code, all discrimination tests, if any, required under the Code for such Company Benefit Plan for the three most recent plan years; (xii) if such Company Benefit Plan is intended to be qualified under Section 401(a) of the Code, the most recent determination letter (or opinion letter, if applicable) received from the Internal Revenue Service with respect to such Company Benefit Plan; and (xiii) if such Company Benefit Plan is a Foreign Plan, all Governmental Authorizations received from any foreign Governmental Body with respect to such Company Benefit Plan.

(e)        None of the Acquired Corporations is or has ever been required to be treated as a single employer with any other Person other than the Acquired Corporations under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. None of the Acquired Corporations has ever been a member of an “affiliated service group” within the meaning of Section 414(m) of the Code.

(f)         No Acquired Corporation has ever maintained, established, sponsored, participated in or contributed to any: (i) Company Benefit Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section 3 (37) of ERISA; (iii) “multiple employer plan” (within the meaning of Section 413(c) of the Code); or (iv) Company Benefit Plan in which stock of any of the Acquired Corporations is or was held as a “plan asset” within the meaning of DOL Regulations Section 2510.3-101. None of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in withdrawal liability, as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or Section 4208 of ERISA).

(g)        With respect to each Company Benefit Plan as to which any of the Acquired Corporations may incur any liability under, or that is subject to, Section 302 or Title IV of ERISA or Section 412 of the Code: (i) such Company Benefit Plan has not been terminated so as to result, directly or indirectly, in any material liability, contingent or otherwise, of any of the Acquired Corporations under Title IV of ERISA; (ii) no complete or partial withdrawal from such Company Benefit Plan has been made by any of the Acquired Corporations, or by any other Person, so as to result in any material liability to any of the Acquired Corporations, whether such liability is contingent or otherwise; (iii) no proceeding has been initiated by any Person (including the Pension Benefit Guaranty Corporation (the “PBGC”)) to terminate such Company Benefit Plan or to appoint a trustee for such Company Benefit Plan; (iv) no condition or event exists or is expected to occur that could result, directly or indirectly, in any material liability of any of the Acquired Corporations under Title IV of ERISA, whether to the PBGC or otherwise, on account of the termination of such Company Benefit Plan; (v) if such Company Benefit Plan were to be terminated as of the Closing Date or if any Person were to withdraw from such Company Benefit Plan, none of the Acquired Corporations would incur, directly or indirectly, any material liability under Title IV of ERISA; (vi) no “reportable event” (as defined in Section 4043 of ERISA) has occurred with respect to such Company Benefit Plan, nor has notice of any such event or similar notice to any foreign Governmental Body been required to be filed for such Company Benefit Plan within the past twelve months nor will any such notice be required to be filed as a result of any of the Contemplated Transactions; (vii) such Company Benefit Plan has not incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Code, respectively), whether or not waived, and none of the Acquired Corporations has provided, or is required to provide, security to such Company Benefit Plan pursuant to Section 401(a)(29) of the Code; and (viii) none of the Contemplated Transactions will result in any event described in Section 4062(e) of ERISA with respect to such Company Benefit Plan.

(h)        None of the Acquired Corporations has any plan or commitment to create any additional Company Benefit Plan, or to modify or change any existing Company Benefit Plan (other than to comply with applicable Legal Requirements as previously disclosed to the Parent in writing) in a manner that would affect any Company Associate.

(i)         No Company Benefit Plan provides (except at no cost to the Acquired Corporations), or reflects or represents any liability of any of the Acquired Corporations to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than pursuant to commitments made that involve no future costs to any of the Acquired Corporations, no Acquired Corporation is obligated to provide retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Company Associate (either individually or as part of a group of Company Associates) or any other Person, except to the extent required by applicable Legal Requirements.

(j)         Each of the Acquired Corporations has complied in all material respects with the health care continuation requirements of COBRA, the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and any similar provisions of state law applicable to any Company Associate. Part 2.17(j) of the

Disclosure Letter identifies all Company Associates and related beneficiaries who experienced a “qualifying event” (as defined for purposes of the health care continuation notice requirements of COBRA) in the 36 months prior to the date of this Agreement who were not timely notified of their eligibility to elect such health care continuation under the provisions of COBRA.

(k)        Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including ERISA, the Code, applicable U.S. and non-U.S. securities laws and regulations and applicable foreign Legal Requirements. The Acquired Corporations have performed all material obligations required to be performed by them under the Company Benefit Plans and none of the Acquired Corporations is in default or violation of any material term of any Company Benefit Plan. To the Knowledge of the Company, there has been no default or violation by any other party with respect to any material term of any Company Benefit Plan. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code, and to the Knowledge of the Company, there is not and there has never been any event, condition or circumstance that would reasonably be expected to result in disqualification under the Code (or, in the case of a Foreign Plan, the equivalent of disqualification under any applicable foreign Legal Requirement). There are no claims or Legal Proceedings pending, or to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Benefit Plan or against the assets of any Company Benefit Plan. To the Knowledge of the Company, no breach of fiduciary duty with respect to any Company Benefit Plan has occurred with respect to which any Acquired Corporation or any of its fiduciaries would reasonably be expected to incur a material liability. Each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with and to the extent permitted by its terms, without liability to any of the Acquired Corporations (other than ordinary administration expenses). No Company Benefit Plan is under audit or investigation, or is subject to any other Legal Proceeding commenced by the Internal Revenue Service, the DOL or any other Governmental Body, nor is any such audit, investigation or other Legal Proceeding pending or, to the Knowledge of the Company, threatened. To the Knowledge of the Company, no “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA (other than a transaction exempt under Section 408 of ERISA), has occurred with respect to any Company Benefit Plan. No mortgage, lien, pledge, charge, security interest or other Encumbrance of any kind has been imposed under the Code, ERISA or to the Knowledge of the Company any foreign Legal Requirement with respect to any Company Benefit Plan or any of the assets of any Company Benefit Plan. All contributions, premiums and expenses to or in respect of each Company Benefit Plan have been paid in full or, to the extent not yet due, have been adequately accrued on the Audited Year-End Balance Sheet.

(l)         None of the Acquired Corporations has incurred or reasonably expects to incur, either directly or indirectly (including as a result of an indemnification obligation), any material liability under Title I or IV of ERISA or under the penalty, excise tax or joint and several liability provisions of the Code or to the Knowledge of the Company any foreign Legal Requirement relating to employee benefit plans (including Section 406, 409, 502(i), 502(l), 4069 or 4212(c) of ERISA, or Section 4971, 4975 or 4976 of the Code) excepting any liabilities which were settled and paid in full prior to July 31, 2005, or under any Contract or Legal Requirement pursuant to or under which any of the Acquired Corporations or any Company Benefit Plan has agreed to indemnify or is required to indemnify any Person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such Contract or Legal Requirement; and, to the Knowledge of the Company, no event, transaction or condition has occurred, exists or is expected to occur which could result in the incurrence of any such material liability by any of the Acquired Corporations or by Parent.

(m)      Neither the execution, delivery or performance of this Agreement, nor the consummation of any of the Contemplated Transactions (either alone or in combination with another event, whether contingent or otherwise), will (i) result in any material bonus, severance or other payment or obligation to any Company Associate (whether or not under any Company Benefit Plan); (ii) materially increase the benefits payable or provided to, or result in a forgiveness of any indebtedness of, any Company Associate; (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other similar benefit; or (iv) cause any compensation to fail to be deductible under Section 162(m) of the Code or any other provision of the Code or any similar foreign Legal Requirement. Without limiting the generality of the foregoing (and except as set forth in Part 2.17(m) of the Disclosure Letter), the consummation of the Contemplated Transactions will not result in the acceleration of vesting of any unvested Company Options being assumed pursuant to Section 5.4(a).

(n)        Under each Company Benefit Plan that is a single employer defined benefit plan, as of the last day of the most recent plan year ended prior to the date of this Agreement, the actuarially determined present value of all “benefit liabilities,” within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Company Benefit Plan’s most recent actuarial valuation), did not exceed the then current value of the assets of such Company Benefit Plan, and there has been no material adverse change in the financial condition of such Company Benefit Plan (with respect to either assets or benefits) since the last day of such most recent plan year. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan. Neither the execution of this Agreement, nor the consummation of any of the Contemplated Transactions, will cause any of the assets or insurance obligations to be less than the benefit obligations under such Company Benefit Plan or Foreign Plan.

(o)        Except as set forth in Part 2.17(o) of the Disclosure Letter, none of the Acquired Corporations: (i) maintains any plan, agreement or arrangement, formal or informal, that provides material benefits in the nature of severance; or (ii) has any outstanding liabilities with respect to material severance benefits.

(p)        Except as set forth in Part 2.17(p) of the Disclosure Letter, none of the Acquired Corporations has any material liability (including a material liability arising out of an indemnification, guarantee, hold harmless or similar agreement) relating to any insurance Contract held under or purchased to fund a Company Benefit Plan, the issuer of which is or was insolvent or in reorganization or the payments under which were suspended.

(q)        Except for the Option Plans, and except as set forth in Part 2.17(q) of the Disclosure Letter, none of the Acquired Corporations maintains any plan, program or arrangement or is a party to any Contract that provides any material benefits or provides for material payments to any Person based on or measured by the value of any equity security of, or interest in, any of the Acquired Corporations.

(r)        No Acquired Corporation has undertaken any option re-pricing or option exchange program with respect to any stock options.

(s)        Part 2.17(s) of the Disclosure Letter sets forth any and all indebtedness in excess of $5,000 of any Company Associate to any of the Acquired Corporations.

(t)         With respect to each Company Benefit Plan and with respect to each state workers’ compensation arrangement that is funded wholly or partially through an insurance policy or public or private fund, all premiums required to have been paid under such insurance policy or fund have been paid, and none of the Acquired Corporations has any material liability under any such insurance policy or fund or under any related Contract (whether in the nature of a retroactive rate adjustment or loss sharing arrangement or otherwise).

(u)        Part 2.17(u) of the Disclosure Letter accurately sets forth, with respect to each employee of each of the Acquired Corporations (including any employee of any of the Acquired Corporations who is on a leave of absence or on layoff status):

(i)         the name of such employee, the Acquired Corporation by which such employee is employed and the date as of which such employee was originally hired by such Acquired Corporation;

(ii)       such employee’s title; and

(iii)      such employee’s annualized compensation as of the date of this Agreement.

(v)        Part 2.17(v) of the Disclosure Letter accurately identifies each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of return to full service.

(w)       Part 2.17(w) of the Disclosure Letter accurately identifies each former employee of any of the Acquired Corporations who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from any of the Acquired Corporations or otherwise) relating to such former employee’s employment with any of the Acquired Corporations; and Part 2.17(w) of the Disclosure Letter accurately and completely describes such benefits

(x)        None of the Acquired Corporations is a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing, purporting to represent or, to the Knowledge of the Company, seeking to represent any employees of any of the Acquired Corporations. Since December 31, 2001, none of the Acquired Corporations has had any strike, slowdown, work stoppage, lockout, job action, or threat of any of the foregoing, or question concerning representation, by or with respect to any of its employees.

(y)        The employment of each of the Acquired Corporations’ employees is terminable by the applicable Acquired Corporation at will. The Company has delivered to Parent accurate and complete copies of all manuals and handbooks, disclosure materials, policy statements and other materials currently in use, in use at any time since December 31, 2004 or under which any of the Acquired Corporations might have any material liability to any current or former employee, relating to the employment of the current and former employees of each of the Acquired Corporations.

(z)        To the Knowledge of the Company:

(i)         since the date six months prior to the date of this Agreement, no employee of any of the Acquired Corporations has expressed to any of the Acquired Corporations an intent to terminate his employment with any of the Acquired Corporations at any time within the two year period following the date of this Agreement; and

(ii)       to the Company’s Knowledge, no employee of any Acquired Corporation is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on: (A) the performance by such employee of any of his duties or responsibilities as an employee of such Acquired Corporation; or (B) the business or operations of any of the Acquired Corporations.

(aa)     Each of the Acquired Corporations: (i) to the Company’s Knowledge, is in compliance in all material respects with all applicable Legal Requirements and with any order, ruling, decree, judgment or arbitration award of any arbitrator or any court or other Governmental Body respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor-related matters, including Legal Requirements, orders, rulings, decrees, judgments and awards relating to discrimination, wages and hours, labor relations, leave of absence requirements, occupational health and safety, privacy, harassment, retaliation, immigration, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees; (ii) to the Company’s Knowledge, has withheld and reported all material amounts required by any Legal Requirement or Contract to be withheld and reported with respect to wages, salaries and other payments to any Company Associate; (iii) to the Company’s Knowledge, has no liability for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iv) has no liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for any Company Associate (other than routine payments to be made in the normal course of business and consistent with past practice). Since December 31, 2001, none of the Acquired Corporations has effectuated a “plant closing,” partial “plant closing,” “relocation,” “mass layoff” or “termination” (each as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Acquired Corporations.

(bb)     Part 2.17(bb) of the Disclosure Letter accurately sets forth, with respect to each Person who is, as of the date of this Agreement, an independent contractor of any of the Acquired Corporations and who has received or may be entitled to receive in excess of $50,000 from any of the Acquired Corporations:

(i)         the name of such independent contractor, the Acquired Corporation with which such independent contractor is or was under contract and the date as of which such independent contractor was originally hired by such Acquired Corporation;

(ii)       the aggregate dollar amount of the compensation (including all payments or benefits of any type) received by such independent contractor from the applicable Acquired Corporation with respect to services performed in the fiscal year ended October 31, 2005; and

(cc)      To the Company’s Knowledge, no current or former independent contractor of any of the Acquired Corporations could reasonably be deemed to be a misclassified employee. No current or former independent contractor is eligible to participate in any Company Benefit Plan. No Acquired Corporation has ever had any temporary or leased employees that were not treated and accounted for in all respects as employees of such Acquired Corporation.

(dd)     There is no Legal Proceeding, claim, labor dispute or grievance pending, or to the Knowledge of the Company, threatened or reasonably anticipated relating to any employment contract, wages and hours, leave of absence, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers’ compensation policy, long-term disability policy, safety, retaliation, immigration or discrimination matter involving any Company Associate, including charges of unfair labor practices or harassment complaints. To the Knowledge of the Company, none of the Acquired Corporations has engaged in any unfair labor practice within the meaning of the National Labor Relations Act. Each of the Acquired Corporations has good labor relations, and, to the Knowledge of the Company, there are no facts indicating that (i) the consummation of any of the Contemplated Transactions will have a material adverse effect on the labor relations of any of the Acquired Corporations, or (ii) any of the employees of any of the Acquired Corporations intends to terminate his or her employment with the Acquired Corporation with which such employee is employed.

(ee)      The provisions of Section 5.4 are consistent with, and the actions contemplated by Section 5.4 will not result in a breach or violation of, any Option Plan or any other Company Benefit Plan or Company Benefit Agreement.

2.18     Environmental Matters.

(a)        Each of the Acquired Corporations: (i) is and has been in compliance in all material respects with, and has not been and is not in material violation of or subject to any material liability under, any applicable Environmental Laws (as defined below); and (ii) possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and is in compliance with the terms and conditions thereof.

(b)        None of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, Company Associate or otherwise, that alleges that any of the Acquired Corporations is not or might not be in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future.

(c)        To the Knowledge of the Company: (i) all property that is or was leased to, controlled by or used by any of the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any Materials of Environmental Concern (as defined in Section 2.18(f)) or material environmental contamination of any nature; (ii) none of the property that is or was leased to, controlled by or used by any of the Acquired Corporations contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; and (iii) none of the property that is or was leased to, controlled by or used by any of the Acquired Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been Released (as defined in Section 2.18(f)).

(d)        No Acquired Corporation has ever Released any Materials of Environmental Concern except in compliance in all material respects with all applicable Environmental Laws.

(e)        No Acquired Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law: (i) has been placed on the “National Priorities List” of hazardous waste sites or any similar state list; (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity; or (iii) is subject to a Legal Requirement to take “removal” or “remedial” action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site.

(f)         For purposes of this Section 2.18: (i) “Environmental Law” means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; (ii) “Materials of Environmental Concern” include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment; and (iii) “Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the environment, whether intentional or unintentional.

2.19     Insurance.

(a)        The Company has delivered to Parent accurate and complete copies of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets, liabilities and operations of the Acquired Corporations. Each of such insurance policies is in full force and effect. Except as set forth in Part 2.19(a) of the Disclosure Letter, since December 31, 2001, none of the

Acquired Corporations has received any notice or other communication regarding any actual or possible: (a) cancellation or invalidation of any insurance policy; (b) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part 2.19(a) of the Disclosure Letter, there is no pending workers’ compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations. All information provided to insurance carriers (in applications and otherwise) on behalf of each of the Acquired Corporations is accurate and complete. Except as set forth in Part 2.19(a) of the Disclosure Letter, the Company has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending or threatened against any of the Acquired Corporations, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed any of the Acquired Corporations of its intent to do so.

(b)        The Company has delivered to Parent accurate and complete copies of all material correspondence between any of the Acquired Corporations and any insurance carrier or insurance broker.

(c)        The Company has delivered to Parent accurate and complete copies of all existing policies (primary and excess) of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement (the “Existing D&O Policies”). The Company has delivered to Parent accurate and complete copies of all directors’ and officers’ liability insurance policies issued to the Company incepting on or after December 31, 2001. Part 2.19(c) of the Disclosure Letter accurately sets forth the most recent annual premiums paid by the Company with respect to the Existing D&O Policies.

2.20     Transactions with Affiliates.   Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, since the date of the Company’s last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

2.21     Legal Proceedings; Orders.

(a)        Except as set forth in Part 2.21(a) of the Disclosure Letter, there is no pending Legal Proceeding, and (to the Knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations, any Company Associate (in his or her capacity as such) or any of the assets owned or used by any of the Acquired Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. The Legal Proceedings identified in Part 2.21(a) of the Disclosure Letter have not had and, if decided adversely to any Acquired Corporation, would not reasonably be expected to have or result in a Company Material Adverse Effect.

(b)        There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the Knowledge of the Company, no officer or other key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

2.22     Binding Nature of Agreement.   The Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company has duly and unanimously adopted resolutions by which such board of directors has: (a) determined that this Agreement and the Merger are advisable and fair to and in the best interests of the Company and its stockholders; (b) authorized and approved the execution, delivery and performance of this Agreement; (c) recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement be submitted for consideration by the Company’s stockholders at the Company Stockholders’ Meeting (as defined in Section 5.2(a)). This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Prior to the execution of the Voting Agreements, the board of directors of the Company approved the Voting Agreements and the transactions contemplated thereby.

2.23     Inapplicability of Anti-takeover Statutes.   The board of directors of the Company has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Voting Agreements and to the consummation of the Merger and the other Contemplated Transactions. No other state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement, the Voting Agreements or any of the other Contemplated Transactions.

2.24     No Discussions.   As of the date of this Agreement, none of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal. Between January 1, 2005 and the date of this Agreement, none of the Acquired Corporations has terminated or waived any rights under any confidentiality, “standstill,” nonsolicitation or similar agreement with any third party to which any of the Acquired Corporations is or was a party or under which any of the Acquired Corporations has or had any rights.

2.25     Vote Required.   The affirmative vote of the holders of a majority of the shares of Company Common Stock and Company Series A Preferred Stock, voting together on an as-converted basis, outstanding on the record date for the Company Stockholders’ Meeting and entitled to vote (the “Required Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt or approve this Agreement and approve the Merger or the other Contemplated Transactions.

2.26     Non-Contravention; Consents.   Except as set forth in Part 2.26 of the Disclosure Letter, neither (x) the execution, delivery or performance of this Agreement, nor (y) the consummation of the Merger or any of the other Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(a)        contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

(b)        subject to compliance with the HSR Act, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

(c)        contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

(d)        contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Company Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Company Contract; (iii) accelerate the maturity or performance of any Company Contract; or (iv) cancel, terminate or modify any term of Company Contract;

(e)        result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations); or

(f)         result in, or increase the likelihood of, the disclosure or delivery to any escrow holder or other Person of any Company Source Code, or the transfer of any material asset of any of the Acquired Corporations to any Person.

Except as may be required by the Exchange Act, the DGCL or the HSR Act, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or (y) the consummation of the Merger or any of the other Contemplated Transactions.

2.27     Fairness Opinion.   The Company’s board of directors has received the opinion of Jefferies Broadview, a division of Jefferies & Company, Inc., financial advisor to the board of directors (the “Financial Advisor”), dated the date of this Agreement, to the effect that the Per Share Merger Price to be received by holders of Company Common Stock is fair, from a financial point of view, to such holders. All information provided on behalf of the Company to the Financial Advisor and considered by the Financial Advisor in preparing its fairness opinion is accurate and complete.

2.28     Financial Advisor.   Except for the Financial Advisor, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of the Financial Advisor.

2.29     Full Disclosure.

(a)        To the Company’s Knowledge as of the date of this Agreement, this Agreement (including the Disclosure Letter) does not, and the certificate referred to in Section 6.5(f) will not: (i) contain any representation, warranty or information that is false, misleading or incomplete with respect to any material fact; or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

(b)        None of the information included or incorporated by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations of the SEC thereunder.

Section 3.   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

3.1        Valid Existence.   Parent and Merger Sub are corporations validly existing and in good standing under the laws of the State of Delaware.

3.2        Authority; Binding Nature of Agreement.   Parent has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Parent of this Agreement has been duly authorized by any necessary action on the part of Parent and its board of directors. This Agreement constitute the legal, valid and binding obligations of Parent, enforceable against it in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Merger Sub has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Merger Sub of this Agreement has been duly authorized by any necessary action on the part of Merger Sub and its board of directors. This Agreement constitutes the legal, valid and binding obligation of Merger Sub, enforceable against it in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.3        Non-Contravention.   Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will directly or indirectly (with or without notice of lapse of time) (a) result in a violation of any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or any committee of the board of directors of Parent or Merger Sub, (b) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except in each case for any violation that will not have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger, or (c) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material contract to which Parent is a party or by which Parent is bound which would prevent or delay beyond the End Date (as defined in Section 8.1) Parent or Merger Sub consummating the Merger.

3.4        Funds.   Parent has, and will have as of the Effective Time, sufficient funds to satisfy the obligation to pay the consideration required to be paid to the Company’s stockholders pursuant to Section 1.5 in connection with the Merger.

Section 4.   CERTAIN COVENANTS OF THE COMPANY

4.1        Access and Investigation.   Subject to the Confidentiality Agreement, during the period commencing on the date of this Agreement and ending at the Effective Time, ( the “Pre-Closing Period”), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent’s Representatives with reasonable access to the Acquired Corporations’ Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; (b) provide Parent and Parent’s Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may request; and (c) permit Parent’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of the Company responsible for the Company’s financial statements and the internal controls of the Acquired Corporations to discuss such matters as Parent may deem necessary or appropriate in order to enable Parent to satisfy its obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto. Without limiting the generality of any of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

(i)         the unaudited monthly consolidated balance sheets of the Acquired Corporations as of the end of each calendar month and the related unaudited monthly consolidated statements of operations, statements of stockholders’ equity and statements of cash flows for such calendar month, which shall be delivered by the Company to Parent within fifteen business days after the end of such calendar month, commencing with a delivery on December 21, 2005;

(ii)       an updated cash budget and cash forecast (in the format set forth in Annex 2.4(g) to the Disclosure Letter), which shall be delivered by the Company to Parent on the fifteenth business day of each calendar month;

(iii)      subject to the limitations in the Confidentiality Agreement, all material operating and financial reports prepared by the Acquired Corporations for the Company’s senior management, including any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the Company’s senior management;

(iv)       any written materials or communications sent by or on behalf of the Company to its stockholders;

(v)        any material notice, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Material Contract or sent to any of the Acquired Corporations by any party to any Material Contract (other than any communication that relates solely to routine commercial transactions between an Acquired Corporation and the other party to any such Material Contract and that is of the type sent in the ordinary course of business and consistent with past practices);

(vi)       any notice, report or other document filed with or otherwise furnished, submitted or sent to any Governmental Body on behalf of any of the Acquired Corporations in connection with the Merger or any of the other Contemplated Transactions;

(vii)     any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body;

(viii)    any correspondence between any of the Acquired Corporations and any insurance carrier or insurance broker; and

(ix)       any non-privileged notice, document or other communication sent by or on behalf of, or sent to, any of the Acquired Corporations relating to any pending or threatened Legal Proceeding involving or affecting any of the Acquired Corporations.

4.2        Operation of the Company’s Business.

(a)        During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations: (A) in the ordinary course and in accordance with past practices; and (B) in compliance with all applicable Legal Requirements and the requirements of all Company Contracts that constitute Material Contracts; (ii) the Company shall use commercially reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and other employees (except as Parent may direct pursuant to Section 4.4) and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; (iii) the Company shall keep in full force all insurance policies referred to in Section 2.19; (iv) the Company shall cause to be provided all notices, assurances and support required by any Company Contract relating to any Intellectual Property or Intellectual Property Right where the provision of such notices, assurances and support would ensure that no condition under such Company Contract occurs that could result in, or could increase the likelihood of: (A) any transfer or disclosure by any Acquired Corporation of any Company Source Code; or (B) a release from any escrow of any Company Source Code that has been deposited or is required to be deposited in escrow under the terms of such Company Contract; (v) the Company shall promptly notify Parent of: (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; and (B) any Legal Proceeding against, relating to or involving or otherwise affecting any of the Acquired Corporations that is commenced, or, to the Knowledge of the Company, threatened against, relating to or involving or otherwise affecting any of the Acquired Corporations after the date of this Agreement or any material developments in any Legal Proceedings disclosed in the Disclosure Letter; (vii) the Company shall (to the extent requested by Parent) cause its officers and the officers of its Subsidiaries to report to Parent concerning the status of the Company’s business and (viii) the Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors at Parent’s own expense (provided that the Company may nevertheless determine and conduct the defense or settlement of any Company Stockholder Litigation in its sole discretion, subject to compliance with the other provisions of this Agreement).

(b)        During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent, which consent shall not be unreasonably withheld with respect to Section 4.2(b)(vii), Section 4.2(b)(viii) or Section 4.2(b)(xx)), and shall not permit any of the other Acquired Corporations to:

(i)         declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

(ii)       sell, issue, grant or authorize the sale, issuance or grant of: (A) any capital stock or other security; (B) any option, call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security, except that: (1) the Company may issue shares of Company Common Stock: (x) upon the valid exercise of Company Options outstanding as of the date of this Agreement; (y) pursuant to the Purchase Plan; and (z) upon the valid exercise of warrants outstanding as of the date of this Agreement; and (2) the Company may, in the ordinary course of business and consistent with past practices, grant, to non-officer employees of the Company, options (having an exercise price equal to the fair market value of the Company Common Stock covered by such options determined as of the time of the grant of such options, containing no vesting acceleration provisions and containing the Company’s standard vesting schedule) under its stock option plans to purchase no more than 200,000 shares of Company Common Stock; provided, however, if the Closing has not occurred by March 15, 2006, the Company may, in the ordinary course of business and consistent with past practices, grant, to non-officer employees of the Company, options (having an exercise price equal to the fair market value of the Company Common Stock covered by such options determined as of the time of the grant of such options, containing no vesting acceleration provisions and containing the Company’s standard vesting schedule) under its stock option plans to purchase up to an additional 100,000 shares of Company Common Stock;

(iii)      amend or waive any of its rights under, or permit the acceleration of the vesting under, any provision of (A) any of the Company’s stock option plans, (B) any Company Option or any agreement evidencing or relating to any outstanding stock option, (C) any restricted stock purchase agreement or (D) any other Contract evidencing or relating to any equity award (whether payable in cash or stock), except, in the case of each of clauses (A), (B), (C) and (D) of this Section 4.2(b)(iii), for acceleration of vesting in accordance with the terms, as of the date of this Agreement, of such plan, Company Option, agreement or other Contract provided that such terms that are both (x) specifically disclosed in the Disclosure Letter and (b) contained in such plan, Company Option, agreement or other Contract as delivered to Parent;

(iv)       amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

(v)        form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(vi)       make any capital expenditure (except a capital expenditure that: (A) is in the ordinary course of business and consistent with past practices; (B) does not exceed $175,000 individually; and (C) when added to all other capital expenditures made on behalf of the Acquired Corporations since the date of this Agreement, does not exceed $750,000 in the aggregate);

(vii)     except as set forth on Schedule 4.2(b)(vii), make any expenditure or series of related expenditures outside the ordinary course consistent with past practice or that exceeds the amount budgeted for such expenditure in the cash budget and cash forecast attached as Annex 2.4(g) to the Disclosure Letter, in either case in excess of $350,000 in the aggregate;

(viii)    except as set forth on Schedule 4.2(b)(viii), enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract (other than Contracts with customers and resellers entered into in the ordinary course of business and consistent with past practice that do not contain (A) any most-favored pricing provision or similar term requiring the Company or any of the Acquired Corporations to distribute any Company Product to a third party on pricing or other terms that are no less favorable than those granted by the Company or any of the Acquired Corporations to one or more of its other customers or resellers; (B) any Material Development Obligations; (C) any maintenance or support obligations imposed on or to be performed by the Company or any of the Acquired Corporations that would require or result in the expenditure of significant funds or the dedication of significant resources when compared to the funds and resources typically expended or dedicated to provide the level of maintenance and support described in the standard Company IP Contract; (D) any commitment or guarantee by the Company or any of the Acquired Corporations to generate revenue for a third party of more than $10,000 on a monthly basis; (E) any grant of an exclusive right in or to any Company Product or Company IP, whether in whole or in part; or (F) any provision relating to wi-fi bi-lateral roaming capabilities), or amend or terminate, or waive or exercise any material remedy under, any Material Contract;

(ix)       enter into, amend or waive any right under any Indemnification Contract;

(x)        acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for assets (that are not material individually or in the aggregate) that are either acquired, leased, licensed or disposed of by the Company (A) in the ordinary course of business and consistent with past practices or (B) pursuant to Company Contracts that do not constitute Material Contracts), or waive or relinquish any material right;

(xi)       other than in the ordinary course of business consistent with past practices, write off as uncollectible, or establish any extraordinary reserve with respect to, any receivable or other indebtedness;

(xii)     make any pledge of any of its assets or permit any of its assets to become subject to any Encumbrances, except for pledges of or Encumbrances with respect to immaterial assets made in the ordinary course of business consistent with past practices, and except for securities interests that arise under the existing terms of agreements in place on the date of this Agreement;

(xiii)    lend money to any Person, or incur or guarantee any indebtedness;

(xiv)     except as set forth on Schedule 4.2(b)(xiv) or Schedule 4.2(b)(vii), establish, adopt, enter into or amend any Company Benefit Plan or Company Benefit Agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or other employees, other than (A) in the ordinary course and consistent with past practice in connection with the promotion of an employee in the ordinary course and consistent with past practice or (B) a salary increase of up to 7% for non-officers (or 15% for non-officers located in India) which is effected on or after, but in either case in connection with, the occurrence of the anniversary of such employee’s hire date and which is in the ordinary course and consistent with past practice;

(xv)      except as set forth on Schedule 4.2(b)(xv), hire or appoint any officers or hire any employee with an annual base salary in excess of $100,000, promote any employee except in order to fill a position vacated after the date of this Agreement or terminate the employment of any employee with an annual base salary in excess of $100,000 other than a termination for cause;

(xvi)     change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or, except as required to conform to changes in GAAP after the date of this Agreement, change any of its methods of accounting or accounting practices in any respect;

(xvii)   except as set forth on Schedule 4.2(b)(xvii), make any Tax election;

(xviii)  except as set forth on Schedule 4.2(b)(xviii), purchase or renew any liability insurance of any nature;

(xix)     enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices;

(xx)      settle or compromise any Legal Proceeding or enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any Legal Proceeding, other than any settlement or compromise in an amount less than $350,000 that would not limit or restrict in any material respect the business or operations of any of the Acquired Corporations or the ability of the Company to consummate the Merger or any of the other Contemplated Transactions or to perform any of its obligations under this Agreement; or

(xxi)     agree or commit to take any of the actions described in clauses “(i)” through “(xx)” of this Section 4.2(b).

(c)        During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in any representation or warranty made by the Company in this Agreement such that one or more of the conditions set forth in Section 6.1 would be reasonably likely not to be satisfied as a result of such inaccuracy or the circumstances giving rise to such inaccuracy (considered together with any other inaccuracies in any representation or warranties made by the Company in this Agreement and the circumstances giving rise thereto); (ii) the Company obtaining knowledge of any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in any representation or warranty made by the Company in this Agreement such that one or more of the conditions set forth in Section 6.1 would be reasonably likely not to be satisfied as a result of such inaccuracy or the circumstances giving rise to such inaccuracy (considered together with any other inaccuracies in any representation or warranties made by the Company in this Agreement and the circumstances giving rise thereto) if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) the Company obtaining knowledge of any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or materially less likely or that has had or would reasonably be expected to have or result in a Company Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to, or otherwise affecting, any of the Acquired Corporations or (to the Knowledge of the Company) any director, officer or key employee of any of the Acquired Corporations in their capacities as such. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

(d)        The Company shall (to the extent directed by Parent in writing) timely exercise in full any right or option it may have to repurchase shares of its capital stock which is or becomes exercisable during the Pre-Closing Period. The Company shall use commercially reasonable efforts to notify Parent in writing at least ten days in advance of any such repurchase right or option becoming exercisable.

4.3        No Solicitation.

(a)        The Company shall not directly or indirectly do, and shall ensure that no Representative of any of the Acquired Corporations directly or indirectly does, any of the following: (i) solicit, initiate, knowingly encourage, induce or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry; (ii) furnish any non-public information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal on Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) execute or enter into any letter of intent or similar document or any Contract (other than confidentiality agreements contemplated by this Section 4.3) contemplating or otherwise relating to any Acquisition Transaction; provided, however, that, notwithstanding anything contained in this Section 4.3(a), prior to the adoption and approval of this Agreement by the Required Stockholder Vote, the Company may, (A) in response to an Acquisition Inquiry that has been made by such Person (and not withdrawn), furnish nonpublic information regarding the Acquired Corporations to such Person, and (B) in response to an Acquisition Proposal that has been made by such Person (and not withdrawn), furnish nonpublic information regarding the Acquired Corporations to, or enter into discussions or conduct negotiations with, such Person, in the case of each of (A) and (B) if: (1) such Acquisition Proposal shall not have arisen directly or indirectly from any breach of any of the provisions set forth in this Section 4.3; (2) the board of directors determines in good faith by majority vote, after having considered the advice of the Company’s outside legal counsel and the Financial Advisor that such Acquisition Proposal constitutes a Superior Offer or is reasonably likely to lead to a Superior Offer; (3) the board of directors determines in good faith by majority vote, after having considered the advice of the Company’s outside legal counsel, that failure to take such action would be reasonably likely to result in a breach of its fiduciary obligations to the Company’s stockholders under applicable Legal Requirements; (4) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company’s intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person; and (5) the Company receives from such Person an executed confidentiality agreement containing provisions at least as favorable to the Company as those contained in the Confidentiality Agreement; and (6) concurrently with furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent. Without limiting the generality of the foregoing, the Company acknowledges and agrees that, in the event any Representative of any of the Acquired Corporations (whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations) takes any action that, if taken by the Company, would constitute a breach of this Section 4.3 by the Company, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 4.3 by the Company for purposes of this Agreement.

(b)        If any Acquired Corporation or any Representative of any Acquired Corporation receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than 48 hours after receipt of such Acquisition Proposal or Acquisition Inquiry) advise Parent orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof). The Company shall keep Parent fully informed with respect to the status and terms of any such Acquisition Proposal or Acquisition Inquiry and any modification or proposed modification thereto.

(c)        The Company shall immediately cease and cause to be terminated any discussions prior to or as of the date of this Agreement with any Person that relate to any Acquisition Proposal or Acquisition Inquiry.

(d)        The Company shall not release or permit the release of any Person from, or waive or permit the waiver of any provision of or right under, any confidentiality, non-solicitation, no hire, “standstill” or similar agreement in connection with, relating to, or which could be deemed to relate to or facilitate, an Acquisition Proposal or Acquisition Transaction to which any of the Acquired Corporations is a party or under which any of the Acquired Corporations has any rights, and shall enforce or cause to be enforced each such agreement to the extent requested by Parent. The Company shall promptly request each Person that has executed a confidentiality or similar agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return to the Acquired Corporations all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

4.4        Company’s Workforce.

(a)        The Company shall terminate, with such termination effective as of the Effective Time, in compliance with all Legal Requirements and at the sole expense of the Company, the employment of such Company Associates as are identified by Parent, provided that Parent provides such identification at least ten days prior to the Closing Date.

(b)        During the Pre-Closing Period, the Company shall make all filings with and notifications to any Governmental Body and to any Company Associate necessary in order to comply with all WARN Act requirements relating to any “employment loss” (as defined in the WARN Act) suffered by any Company Associate.

(c)        If Parent determines that any employment actions regarding Company Associates, to be taken at or within sixty (60) days following the Effective Time, may trigger WARN Act requirements, the Company or the Company’s Subsidiaries shall, at Parent’s request, provide notices to affected Company Associates and to all Governmental Bodies as required under the WARN Act, at the time and in a form approved by and as directed by Parent.

4.5        Benefit Plans.   As promptly as reasonably practicable after the Effective Time, Parent shall, with respect to each Company Associate employed by Parent or any Acquired Corporation after the Effective Time (each, a “Continuing Employee”) who is not located in India, enroll such Continuing Employee in Parent’s employee benefit plans for which such employee is eligible (“Parent Benefit Plans”) with similar types and levels of benefits as those provided to similarly situated employees of Parent under the Parent Benefit Plans and shall, with respect to each Continuing Employee who is located in India, provide such Continuing Employee with the opportunity to participate in the Company Benefit Plans in effect as of the date of this Agreement for which such employee is eligible; provided, that such obligation shall not extend to any employee benefit plan providing for the payment of salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, other equity-based compensation, severance, termination, retention, or change-in-control benefits. For purposes of determining eligibility, vesting and entitlement to benefits (including vacation benefits, but not for accrual of pension benefits), service with an Acquired Corporation shall be treated as service with Parent; provided, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits or to the extent that such service was not recognized under the applicable Company Benefit Plan.

Section 5.   ADDITIONAL COVENANTS OF THE PARTIES

5.1        Proxy Statement.

(a)        As promptly as practicable after the date of this Agreement, the Company shall prepare a proxy statement to be sent to the Company’s stockholders in connection with the Company Stockholders’ Meeting (the “Proxy Statement”). The Company shall: (i) cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC; (ii) provide Parent with a reasonable opportunity to review and comment on drafts of the Proxy Statement, and include in the Proxy Statement all changes reasonably proposed by Parent; (iii) promptly cause the Proxy Statement to be filed with the SEC; (iv) promptly provide Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand; (v) promptly notify Parent upon the receipt of any comments or requests from the SEC or its staff with respect to the Proxy Statement; (vi) provide Parent with a reasonable opportunity to review and comment on any subsequent drafts of the Proxy Statement and any related correspondence and filings, and include in the Proxy Statement and in any such correspondence and filings all changes reasonably proposed by Parent; (vii) promptly respond to any comments or requests of the SEC or its staff; and (viii) cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable following the date of this Agreement. To the extent practicable, the Company and its outside counsel shall permit Parent and its outside counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement, this Agreement or any of the Contemplated Transactions.

(b)        If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then the Company shall promptly inform Parent of such event or information and shall, in accordance with the procedures set forth in Section 5.1(a), (i) prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable, and (ii) if appropriate, cause such amendment or supplement to be mailed to the stockholders of the Company.

(c)        The Company shall ensure that none of the information included or incorporated by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

5.2        Company Stockholders’ Meeting.

(a)        The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on the adoption and approval of this Agreement (the “Company Stockholders’ Meeting”). The Company Stockholders’ Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the date of this Agreement, and in any event no later than the date 45 days after the date on which the staff of the SEC communicates its final clearance of the mailing of the Proxy Statement. The Company shall ensure that all proxies solicited in connection with the Company Stockholders’ Meeting are solicited in compliance with all applicable Legal Requirements.

(b)        Subject to Section 5.2(c): (i) the Proxy Statement shall include a statement to the effect that the board of directors of the Company recommends that the Company’s stockholders vote to adopt and approve this Agreement at the Company Stockholders’ Meeting (such recommendation that the Company’s stockholders vote to adopt and approve this Agreement being referred to as the “Company Board Recommendation”); (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed; and (iii) no committee of the Company’s board of directors shall make or permit to be made any announcement or recommendation that is in any manner inconsistent with the Company Board Recommendation. For purposes of this Agreement, the Company Board Recommendation shall be deemed to have been modified in a manner adverse to Parent if any member of the board of directors makes any public announcement or recommendation that is inconsistent with a recommendation that the Company’s stockholders vote to adopt and approve this Agreement at the Company Stockholders’ Meeting. The Proxy Statement shall include the opinion of the Financial Advisor referred to in Section 2.27.

(c)        Notwithstanding anything to the contrary contained in Section 5.2(b) (but subject to the other provisions of this Agreement), at any time prior to the adoption and approval of this Agreement by the Required Stockholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent if: (i) at least five business days prior to any meeting of the board of directors at which the board of directors will consider and determine whether the Company Board Recommendation should be withdrawn or modified in a manner adverse to Parent, the Company delivers to Parent a written notice accurately setting forth the time and date of such meeting and the specific circumstances giving rise to the meeting and giving rise to the board of directors’ reconsideration of the Company Board Recommendation, (ii) the board of directors determines in good faith by majority vote, after having considered the advice of the Company’s outside legal counsel and the Financial Advisor, that the failure to withdraw or modify the Company Board Recommendation would be reasonably likely to result in a breach of its fiduciary obligations to the Company’s stockholders under applicable Legal Requirements, (iii) the Company Board Recommendation is not publicly withdrawn or modified in a manner adverse to Parent at any time within five hours during the course of a business day after Parent receives written notice from the Company confirming that the board of directors has determined that the Company Board

Recommendation should be withdrawn or modified and setting forth the basis for the board of directors’ determination and (iv) the Acquisition Proposal that is the subject of the withdrawal or modification of the Company Board Recommendation did not arise or result, directly or indirectly, from any breach of any of the provisions set forth in Section 4.3.

(d)        Subject to the right of the Company to terminate this Agreement in accordance with Section 8.1(h), the Company’s obligation to call, give notice of and hold the Company Stockholders’ Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation.

5.3        Regulatory Approvals.   Each party shall use commercially reasonable efforts to file or otherwise submit, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with or otherwise submitted by such party to any Governmental Body with respect to the Merger and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file (a) the notification and report forms required to be filed under the HSR Act and (b) any notification or other document required to be filed in connection with the Merger under any applicable foreign Legal Requirement relating to antitrust or competition matters. The Company and Parent shall respond as promptly as practicable to: (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation; and (ii) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Body in connection with antitrust or competition matters. Subject to Section 5.7(b), each of the Company and Parent shall use commercially reasonable efforts to avoid the commencement of any Legal Proceeding relating to any of the Contemplated Transactions by any Governmental Body. At the request of Parent, the Company shall agree to divest, sell, dispose of, hold separate or take any other action with respect to any of the businesses, product lines or assets of the Acquired Corporations, provided that any such action is conditioned upon the consummation of the Merger.

5.4        Stock Options and Purchase Plan; Warrants.

(a)        Subject to Section 5.4(c), at the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become an option to purchase Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (i) (as in effect as of the date of this Agreement) of the stock option plan, if any, under which such Company Option was issued, (ii) of the stock option agreement by which such Company Option is evidenced, (iii) of the Company’s Board of Directors’ resolutions of September 17, 2001, (iv) of the Company’s Compensation Committee’s resolutions of September 19, 2005 and (v) the terms of offer letters disclosed in Section 2.10(a)(i) of the Disclosure Letter ((iii), (iv) and (v) being referred to as the “CIC Board Resolutions”), as applicable. All rights with respect to Company Common Stock under Company Options assumed by Parent shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time: (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock; (ii) the number of shares of Parent Common Stock subject to each Company Option assumed by Parent shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time by the Conversion Ratio (as defined below), and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each Company Option assumed by Parent shall be determined by dividing the per share exercise price of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Conversion Ratio, and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on the exercise of any Company Option assumed by Parent shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged (subject to the exercisability, vesting and vesting acceleration terms of such Company Option and the CIC Board Resolutions); provided, however, that: (A) each Company Option assumed by Parent in accordance with this Section 5.4(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent Common Stock subsequent to the Effective Time; and (B) Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company’s board of directors or any committee thereof with respect to each Company Option assumed by Parent. For purposes of this Section 5.4(a), “Conversion Ratio” shall mean the fraction having a numerator equal to the Per Share Merger Price and having a denominator equal to the average closing price of Parent Common Stock for the period of the ten consecutive trading days ending on (and including) the second trading day prior to the Closing (adjusted to the extent appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent Common Stock).

(b)        Parent shall file with the SEC, no later than seven business days after the Effective Time, a registration statement on Form S-8, if available for use by Parent, relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with Section 5.4(a).

(c)        Notwithstanding anything to the contrary contained in this Section 5.4, in lieu of assuming outstanding Company Options in accordance with Section 5.4(a), Parent may, at its election, cause any or all of such outstanding Company Options to be replaced by issuing reasonably equivalent replacement stock options in substitution therefor (including similar exercisability, vesting and vesting acceleration terms). Effective at or prior to the Effective Time, Parent shall reserve (free from preemptive rights) out of its reserved but unissued shares of Parent Common Stock, for the purposes of effecting the assumption of Company Options pursuant to this Agreement, sufficient shares of Parent Common Stock to provide for such assumption.

(d)        At the Effective Time, Parent may, at its election, assume any or all of the Option Plans. If Parent elects to assume any Option Plan, then, under such Option Plan, Parent shall be entitled to grant stock awards, to the extent permissible under applicable Legal Requirements, using the share reserves of such Option Plan as of the Effective Time (including any shares returned to such share reserves as a result of the termination of Company Options that are assumed by Parent pursuant to Section 5.4(a)), except that: (i) stock covered by such awards shall be shares of Parent Common Stock; (ii) each reference in such Option Plan to a number of shares of Company Common Stock shall be deemed amended to refer instead to a number of shares of Parent Common Stock determined by multiplying the number of referenced shares of Company Common Stock by the Conversion Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; and (iii) Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company’s board of directors or any committee thereof with respect to the administration of such Option Plan.

(e)        Prior to the Effective Time, the Company shall take all actions that may be necessary (under the Option Plans and otherwise) to effectuate the provisions of this Section 5.4 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.4.

(f)         Prior to the Effective Time, the Company shall take all actions that may be necessary to: (i) cause the exercise (as of the last business day prior to the Closing Date) of each outstanding purchase right under the Purchase Plan, and make any pro-rata adjustments that may be necessary to reflect the shortened offering period but otherwise cause such shortened offering period to be treated as a fully effective and completed offering period for all purposes under the Purchase Plan; and (ii) provide that no further offering period or purchase period shall commence under the Purchase Plan after the Effective Time; provided, however, that such exercise of outstanding purchase rights, and the cessation of further offering and purchase periods, shall be conditioned upon the consummation of the Merger. On the last business day prior to the Closing Date, the Company shall apply the funds credited as of such date under the Purchase Plan within each participant’s payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Purchase Plan. Immediately prior to and effective as of the Effective Time (and subject to the consummation of the Merger), the Company shall terminate the Purchase Plan and to the extent not already refunded by the Company, Parent shall refund to participants any remaining funds in the Purchase Plan as soon as practicable after the Effective Time.

(g)        Each warrant to purchase shares of Company Series A Preferred Stock that is outstanding as of the Effective Time (a “Warrant”) shall be converted at the Effective Time into the right to receive a cash amount equal to the Warrant Consideration (as hereinafter defined) for each share of Company Series A Preferred Stock then subject to the Warrant. Prior to the Effective Time, the Company shall deposit in a bank account an amount of cash equal to the sum of the aggregate Warrant Consideration for each Warrant then outstanding (subject to any applicable withholding tax), together with instructions that such cash be promptly distributed following the Effective Time to the holders of such Warrants in accordance with this Section 5.4(f). For purposes of this Agreement, “Warrant Consideration” means, with respect to any share of Company Series A Preferred Stock issuable under a particular Warrant, an amount equal to the excess, if any, of: (1) the Per Share Merger Price applicable to the Company Series A Preferred Stock; over (2) the exercise price payable in respect of such share of Company Series A Preferred Stock issuable under such Warrant.

(h)        The Company and Parent shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) or acquisitions of Parent Common Stock (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

5.5        401(k) Plan; Resignations.

(a)        During the Pre-Closing Period, the Company shall not take or permit to be taken any action to terminate any employee benefit plan sponsored by any of the Acquired Corporations (or in which any of the Acquired Corporations participates) that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code; provided, however, that if so directed in writing by Parent prior to the Effective Time, the Company shall take (or cause to be taken) all actions reasonably determined by Parent to be necessary or appropriate to terminate, effective immediately prior to the Effective Time, any such employee benefit plan.

(b)        During the Pre-Closing Period, if the Company obtains knowledge of the possible resignation or other possible termination of employment of any employee of any Acquired Corporation, then the Company shall promptly notify Parent in writing of such possible resignation or other possible termination of employment.

5.6        Indemnification of Officers and Directors.

(a)        All rights to indemnification and advancement of expenses by the Company existing in favor of each individual who is or was an officer or director of the Company for his acts and omissions as a director or officer of the Company occurring prior to the Effective Time, as provided in the Company’s certificate of incorporation or bylaws (as in effect as of the date of this Agreement) and as provided in any Indemnification Contract between the Company and such individual (as in effect as of the date of this Agreement) in the form delivered by the Company to Parent prior to the date of this Agreement, shall survive the Merger and shall continue in full force and effect (to the fullest extent such rights to indemnification and advancement of expenses are available under and are consistent with Delaware law) for a period of four years from the Effective Time.

(b)        From the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall maintain in effect, for the benefit of each individual who is or was an officer or director of the Company at any time prior to the date of this Agreement (the “Indemnified Persons”) with respect to their acts and omissions as directors and officers of the Company occurring prior to the Effective Time, the Existing D&O Policies; provided, however, that (i) the Surviving Corporation may substitute for the Existing D&O Policies a policy or policies of comparable coverage that is no less favorable in the aggregate; (ii) the Surviving Corporation shall not be required to pay annual premiums for the Existing D&O Policies (or for any substitute policies) that exceed, in the aggregate, the lesser of (A) $745,000 or (B) an amount equal to 170 % of the annual premiums paid for the Existing D&O Policies (the lesser of such amounts being referred to as the “Maximum Premium”); and (iii) in lieu of the foregoing, the Company may obtain a prepaid tail policy prior to the Effective Time, which policy provides Indemnified Persons with directors’ and officers’ liability insurance for a period ending no earlier than the sixth anniversary of the Effective Time, provided that the aggregate premium for such tail policy shall not exceed $745,000. In the event any future annual premiums for the Existing D&O Policies (or any substitute policies) exceed the Maximum Premium in the aggregate, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing D&O Policies (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to the Maximum Premium.

(c)        Parent shall cause the Surviving Corporation to fulfill its obligations under Sections 5.6(a) and 5.6(b) above. Parent shall not permit the Surviving Corporation to merge into or consolidate with any other Person unless the resulting or surviving entity assumes (by operation of law or otherwise) the obligations imposed by this Section 5.6.

5.7        Additional Agreements.

(a)        Subject to Section 5.7(b), Parent and the Company shall use commercially reasonable efforts to cause to be taken all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Section 5.7(b), each party to this Agreement: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Contemplated Transactions; (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other Contemplated Transactions; and (iii) shall use commercially reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Merger or any of the other Contemplated Transactions. Each party shall provide the other with a copy of each proposed filing with or other submission to any Governmental Body relating to any of the Contemplated Transactions, and shall give the other party a reasonable time prior to making such filing or other submission in which to review and comment on such proposed filing or other submission. Each party shall promptly deliver to the other party a copy of each such filing or other submission made by the other party during the Pre-Closing Period. The Company shall promptly deliver to Parent a copy of each notice given, and each Consent obtained, by the Company during the Pre-Closing Period.

(b)        Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of or transfer any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available to any Person any technology, software or other Intellectual Property or Intellectual Property Right, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Intellectual Property or Intellectual Property Right; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations that in Parent’s good faith judgment could reasonably be expected to result in material harm to the business, operations or prospects of Parent or any of the Acquired Corporations or could reasonably be expected to result in any material liability; or (vi) to contest any Legal Proceeding or any order, writ, injunction or decree relating to the Merger or any of the other Contemplated Transactions if Parent determines in good faith that contesting such Legal Proceeding or order, writ, injunction or decree would not be commercially reasonable.

5.8        Disclosure.   Without limiting any of the Company’s obligations under the Confidentiality Agreement, the Company shall not, and shall not permit any of its Subsidiaries or any Representative of any of the Acquired Corporations to, issue any press release or make any disclosure (to any customers or employees of any of the Acquired Corporations, to the public or otherwise) regarding the Merger or any of the other Contemplated Transactions unless: (a) Parent shall have approved such press release or disclosure in writing; or (b) such disclosure is required by applicable law and, at least two business days before such press release or disclosure is issued or made, the Company advises Parent of, and consults with Parent regarding, the text of such press release or disclosure.

Section 6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction (or waiver by Parent in its sole discretion), at or prior to the Closing, of each of the following conditions:

6.1        Accuracy of Representations.

(a)        The representations and warranties of the Company contained in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date; provided, however, that: (i) in determining the accuracy of such representations and warranties for purposes of this Section 6.1(a), (A) all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded and (B) any update of or modification to the Disclosure Letter made or purported to have been made on or after the date of this Agreement shall be disregarded; (ii) any inaccuracies in such representations and warranties shall be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a Company Material Adverse Effect; and (iii) nothing in this Section 6.1(a) shall be deemed to limit the right of Parent to rely independently on the separate condition set forth in Section 6.1(b) in refusing to consummate the Merger or any other transaction.

(b)        Each of the representations and warranties of the Company contained in Sections 2.3, 2.7(a) (other than the last sentence of Section 2.7(a)), 2.22, 2.23, 2.25 and 2.27, shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date; provided, however, that: (i) in determining the accuracy of such representations and warranties for purposes of this Section 6.1(b), (A) all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded and (B) any update of or modification to the Disclosure Letter made or purported to have been made on or after the date of this Agreement shall be disregarded; and (ii) nothing in this Section 6.1(b) shall be deemed to limit the right of Parent to rely independently on the separate condition set forth in Section 6.1(a) in refusing to consummate the Merger or any other transaction.

6.2        Performance of Covenants.   Each of the covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed by the Company in all material respects.

6.3        Stockholder Approval.   This Agreement shall have been duly adopted and approved by the Required Stockholder Vote.

6.4        Dissenting Shares.   No more than 10% of the shares of Company Common Stock and Company Series A Preferred Stock (considered collectively on an as-converted basis) outstanding as of the Closing Date and entitled to vote shall be Dissenting Shares.

6.5        Agreements and Other Documents.   Parent and the Company shall have received the following agreements and other documents, each of which shall be in full force and effect:

(a)        the Noncompetition Agreements;

(b)        the Offer Letter Amendments;

(c)        evidence satisfactory to Parent of the repurchase by the Company of the shares of Company Common Stock required to be repurchased by the Company pursuant to Section 4.2(d);

(d)        written resignations in forms satisfactory to Parent, dated as of the Closing Date and effective as of the Closing, executed by the directors of each of the Acquired Corporations;

(e)        employee offer letters from Parent, countersigned by (i) the individuals identified on Schedule 6.6(a) who have received employee offer letters from Parent prior to the Closing, (ii) at least ten of the individuals identified on Schedule 6.6(b) who have received employee offer letters from Parent prior to the Closing and (iii) at least 70% of the individuals identified on Schedule 6.6(c) who have received Qualifying Offers (as defined in Section 6.6) from Parent prior to the Closing; and

(f)         a certificate executed by the Company’s Chief Executive Officer and Chief Financial Officer in their capacity as such certifying that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.6, 6.7, 6.9 (as it relates to the Acquired Corporations), 6.10 (as it relates to the Acquired Corporations), 6.11 (as it relates to the Acquired Corporations), 6.12 and 6.13 have been duly satisfied.

6.6        Employees.   The individuals identified on Schedule 6.6(a) who have received employee offer letters from Parent prior to the Closing shall not be Departing Employees, provided, however, that so long as not more than one individual identified on Schedule 6.6(a) ceases to be employed by the Company as a result of death or disability, such death or disability shall not cause this condition to fail to be satisfied. Not more than 4 of the individuals identified on Schedule 6.6(b) who have received employee offer letters from Parent prior to the Closing shall be Departing Employees. Not more than 30% of the individuals identified on Schedule 6.6(c) who have received Qualifying Offers from Parent prior to the Closing shall be Departing Employees. An individual shall be deemed to have received a “Qualifying Offer” if Parent shall have made an offer of employment to such individual while such individual is an employee of any of the Acquired Corporations and such offer provides for (a) the payment to such individual of an annual base salary no less than such individual’s annual base salary payable by the applicable Acquired Corporation as of the date of this Agreement, (b) a title and position comparable to such individual’s title and position with the applicable Acquired Corporation as of the date of this Agreement, (c) the provision of benefits in accordance with Section 4.5 and (d) eligibility to participate in a bonus plan that would provide for a bonus of 10-20% of a participant’s annual base salary to be paid over a two-year term, with payments to be made within 30 days following the first and second anniversaries of the Closing Date, provided that the participant must remain employed with Parent through each anniversary date in order to earn the installment for that anniversary. For purposes of this Section 6.6, an individual shall be deemed to be a “Departing Employee” if such individual (i) shall have ceased to be employed by the Company or any Subsidiary of the Company, (ii) shall have expressed an intention to decline to accept employment with Parent, or (iii) shall have expressed an intention to discontinue (prior to, at or after the Closing) his or her employment with Parent or any Acquired Corporation.

6.7        No Company Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect that is continuing, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Company Material Adverse Effect.

6.8        Regulatory Matters.

(a)        The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent or the Company and the Federal Trade Commission or the Department of Justice pursuant to which Parent or the Company has agreed not to consummate the Merger for any period of time.

(b)        Any waiting period applicable to the consummation of the Merger under any applicable foreign Legal Requirement shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent or the Company and any foreign Governmental Body pursuant to which Parent or the Company has agreed not to consummate the Merger for any period of time.

(c)        Any Governmental Authorization or other Consent required to be obtained in connection with the Merger or any of the other Contemplated Transactions under any Legal Requirement shall have been obtained and shall remain in full force and effect, and no such Governmental Authorization or other Consent obtained by Parent or any of the Acquired Corporations shall impose, contain or contemplate any term, limitation, condition or restriction that Parent determines in good faith to be materially burdensome.

6.9        No Restraints.   No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger or any of the other Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger or any of the other Contemplated Transactions that makes consummation of the Merger or any of the other Contemplated Transactions illegal.

6.10     No Governmental Proceedings Relating to Contemplated Transactions or Right to Operate Business.   There shall not be pending, and there shall not have been threatened, any Legal Proceeding commenced by a Governmental Body or in which a Governmental Body is or has threatened to become a party: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions; (b) relating to the Merger or any of the other Contemplated Transactions and seeking to obtain from Parent or any of the Acquired Corporations any damages or other relief that may be material to Parent or the Acquired Corporations; (c) seeking to prohibit or limit in any material respect Parent’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to any of the stock of the Surviving Corporation; (d) that would materially and adversely affect the right or ability of Parent or any of the Acquired Corporations to own the assets or operate the business of any of the Acquired Corporations; or (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets.

6.11     No Other Proceedings.   There shall not be pending any Legal Proceeding that, if determined adversely to Parent or any Acquired Corporation, would reasonably be expected to have or result in a Company Material Adverse Effect.

6.12     Annual Report.   The Company shall have filed its Annual Report on Form 10-K for the fiscal year ended October 31, 2005, such filing shall have been filed on a timely basis and, as of the time it was filed with the SEC, such filing shall have complied in all material respects with the applicable requirements of the Exchange Act, including management’s assessment of the Company’s internal control over financial reporting and the Company’s independent registered public accounting firm’s attestation with respect to such assessment as required by Item 308 of Regulation S-K promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that disclosure of any material weakness or material deficiency or similar failure relating to the Company’s internal control over financial reporting or disclosure controls or procedures in such assessment or attestation shall not be deemed to cause the non-satisfaction of the condition in this Section 6.12).

6.13     Sarbanes-Oxley Certifications.   The chief executive officer and the chief financial officer of the Company shall have provided, with respect to each Company SEC Document filed (or required to be filed) with the SEC on or after the date of this Agreement, all necessary certifications required under Rule 13a-14 under the Exchange Act and 18 U.S.C. §1350 and each such certification shall have been accurate and complete, and complied as to form and content with all applicable Legal Requirements.

Section 7.   CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

The obligation of the Company to effect the Merger and consummate the transactions to be consummated at the Closing are subject to the satisfaction (or waiver by the Company in its sole discretion), at or prior to the Closing, of the following conditions:

7.1        Accuracy of Representations.   The representations and warranties of Parent and Merger Sub in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) would not reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger; provided, however, that, in determining the accuracy of such representations and warranties for purposes of this Section 7.1, all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded.

7.2        Performance of Covenants.   The covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects, except where the failure to so comply or perform would not reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger.

7.3        Stockholder Approval.    This Agreement shall have been duly adopted and approved by the Required Stockholder Vote.

7.4        Certificate.   The Company shall have received a certificate executed on behalf of Parent by an executive officer of Parent confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

7.5        No Restraints.   No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any U.S. court of competent jurisdiction and remain in effect, and there shall not be any U.S. federal or state Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

Section 8.   TERMINATION

8.1        Termination.   This Agreement may be terminated prior to the Effective Time (whether before or after the adoption and approval of this Agreement by the Required Stockholder Vote):

(a)        by mutual written consent of Parent and the Company;

(b)        by either Parent or the Company if the Merger shall not have been consummated by the End Date (as defined below); provided, however, that: (i) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by the End Date is attributable to a failure on the part of such party to perform in any material respect any covenant or obligation in this Agreement that is required to be performed by such party at or prior to the Effective Time; and (ii) the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) unless the Company shall have paid to Parent any fee required to be paid to Parent pursuant to Section 8.3(c);

(c)        by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

(d)        by either Parent or the Company if: (i) the Company Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s stockholders shall have taken a final vote on a proposal to adopt and approve this Agreement; and (ii) this Agreement shall not have been adopted and approved at the Company Stockholders’ Meeting (and shall not have been adopted and approved at any adjournment or postponement thereof) by the Required Stockholder Vote; provided, however, that: (A) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement adopted and approved by the Required Stockholder Vote is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement that is required to be performed by such party at or prior to the Effective Time; and (B) the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) unless the Company shall have made any payment required to be made to Parent pursuant to Section 8.3(a) or Section 8.3(b) and shall have paid to Parent any fee required to be paid to Parent pursuant to Section 8.3(c);

(e)        by Parent if a Triggering Event shall have occurred;

(f)         by Parent if: (i) any of the Company’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on and as of such subsequent date), such that the condition set forth in Section 6.1(a) or Section 6.1(b) would not be satisfied (it being understood that, in determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date for purposes of this Section 8.1(f), (A) all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded and (B) any update of or modification to the Disclosure Letter made or purported to have been made on or after the date of this Agreement shall be disregarded); or (ii) any of the Company’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 6.2(a) would not be satisfied; provided, however, that if an inaccuracy in any of the Company’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by the Company is curable by the Company within twenty days after the date of the occurrence of such inaccuracy or breach and the Company is continuing to exercise commercially reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach: (1) during the twenty-day period commencing on the date on which the Company receives notice of such inaccuracy or breach; or (2) after such twenty-day period if such inaccuracy or breach shall have been fully cured during such twenty-day period in a manner that does not result in a breach of any covenant or obligation of the Company;

(g)        by the Company if: (i) any of Parent’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on and as of such subsequent date), such that the condition set forth in Section 7.1 would not be satisfied (it being understood that, in determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date for purposes of this Section 8.1(g), all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded); or (ii) any of Parent’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Parent’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by Parent is curable by Parent within twenty days after the date of the occurrence of such inaccuracy or breach and Parent is continuing to exercise commercially reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach: (1) during the twenty-day period commencing on the date on which Parent receives notice of such inaccuracy or breach; or (2) after such twenty-day period if such inaccuracy or breach shall have been fully cured during such twenty-day period in a manner that does not result in a breach of any covenant or obligation of Parent; or

(h)        by the Company, at any time prior to the adoption and approval of this Agreement by the Required Stockholder Vote, in order to accept a Superior Offer and enter into the Specified Definitive Acquisition Agreement (as defined below) relating to such Superior Offer, if (i) such Superior Offer did not arise or result, directly or indirectly, from any breach of any of the provisions set forth in Section 4.3, (ii) the board of directors of the Company, after satisfying all of the requirements set forth in the proviso to Section 4.3(a) and in Section 4.3(b) (and if a change or modification of the Company Board Recommendation is involved, Section 5.2(c)) shall have authorized the Company to enter into a binding, written, definitive acquisition agreement providing for the consummation of the transaction contemplated by such Superior Offer (the “Specified Definitive Acquisition Agreement”), (iii) the Company shall have delivered to Parent a written notice (that includes a copy of the Specified Definitive Acquisition Agreement as an attachment) containing the Company’s representation and warranty that (A) the Specified Definitive Acquisition Agreement has been duly executed and delivered to the Company by the other party thereto and the offer thereby made by such other party cannot be withdrawn by such other party at any time during the period of five business days commencing on the date of Parent’s receipt of such notice, (B) based upon the recommendation of the board of directors of the Company has authorized the execution and delivery of the Specified Definitive Acquisition Agreement on behalf of the Company and the termination of this Agreement pursuant to this Section 8.1(h) and (C) the Company will enter into the Specified Definitive Acquisition Agreement contemporaneously with the termination of this Agreement pursuant to this Section 8.1(h), (iv) a period of at least five business days shall have elapsed since the receipt by Parent of such notice, and the Company shall have made its Representatives fully available during such period for the purpose of engaging in negotiations with Parent regarding a possible amendment to this Agreement or a possible alternative transaction, (v) the Company shall have immediately advised Parent of any modification proposed to be made to the Specified Definitive Acquisition Agreement by the other party thereto (which shall result in a recommencement of the five business day period set forth in clause “(iv)” above), (vi) any written proposal by Parent to amend this Agreement or enter into an alternative transaction shall have been considered by the board of directors of the Company in good faith, and the board of directors shall have determined in good faith (after having considered the advice of the Financial Advisor) that the terms of the proposed amended agreement of merger (or other alternative transaction) are not as favorable to the Company’s stockholders, from a financial point of view, as the terms of the transaction contemplated by the Specified Definitive Acquisition Agreement, (vii) the Company shall have paid to Parent the fee required to be paid to Parent pursuant to Section 8.3(c), and (viii) on the date which is the end of the period referred to in clause “(iv)” of this Section 8.1(h), the Company shall have executed and delivered to the other party thereto the Specified Definitive Acquisition Agreement, and the Specified Definitive Acquisition Agreement shall have thereupon become fully binding and effective (it being understood that if the Company validly terminates this Agreement pursuant to this Section 8.1(h) by satisfying all of the conditions set forth in clauses “(i)” through “(viii)” of this Section 8.1(h), then the termination of this Agreement shall be deemed to occur contemporaneously with the execution and delivery of the Specified Acquisition Agreement by the Company).

The “End Date” shall be June 9, 2006; provided, however, that if the Merger shall not have been consummated on or before June 9, 2006 because any of the conditions set forth in Section 6.8, Section 6.9, Section 6.10 or Section 6.11 has not been satisfied or waived, then either party may (but shall not be obligated to) extend such date by up to 60 days.

8.2        Effect of Termination.   In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and Section 9 (and the Confidentiality Agreement) shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any willful breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

8.3        Expenses; Termination Fee.

(a)        Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that:

(i)         Parent and the Company shall share equally all filing fees incurred in connection with the filing by the parties hereto of the premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable foreign Legal Requirement relating to antitrust or competition matters; and

(ii)       if this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d) and Parent is not entitled to receive a payment or fee from the Company pursuant to Section 8.3(b) or Section 8.3(c) in connection with such termination of this Agreement, then the Company shall make a nonrefundable cash payment to Parent, at the time specified in the next sentence, in an amount equal to the lesser of: (A) the aggregate amount of all fees and expenses (including all attorneys’ fees, accountants’ fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger and the other Contemplated Transactions; and (B) $300,000.

In the case of termination of this Agreement by the Company, any nonrefundable payment required to be made pursuant to clause “(ii)” of the proviso to the preceding sentence shall be made by the Company prior to the time of such termination; and in the case of termination of this Agreement by Parent, any nonrefundable payment required to be made pursuant to clause “(ii)” of the proviso to the preceding sentence shall be made by the Company within two business days after such termination.

(b)        If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d) and, at or prior to the time of the termination of this Agreement, an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, then the Company shall make a nonrefundable cash payment to Parent, at the time specified in the next sentence, in an amount equal to the lesser of: (A) the aggregate amount of all fees and expenses (including all attorneys’ fees, accountants’ fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger and the other Contemplated Transactions; and (B) $750,000. In the case of termination of this Agreement by the Company, any nonrefundable payment required to be made pursuant to the preceding sentence shall be made by the Company prior to the time of such termination; and in the case of termination of this Agreement by Parent, any nonrefundable payment required to be made pursuant to the preceding sentence shall be made by the Company within two business days after such termination.

(c)        If:

(i)         (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b), (B) at or prior to the time of the termination of this Agreement (1) the Company Stockholders’ Meeting shall not have been held and completed or (2) an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, and (C) within 365 days following such termination an Acquisition Transaction is consummated or the Company enters into an agreement providing for any Acquisition Transaction or the Company recommends an Acquisition Transaction;

(ii)       (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), (B) at or prior to the time of the termination of this Agreement, an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made and (C) within 365 days following such termination an Acquisition Transaction is consummated or the Company enters into an agreement providing for any Acquisition Transaction or the Company recommends an Acquisition Transaction;

(iii)      this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d) and, at or prior to the time of the termination of this Agreement, a Triggering Event shall have occurred;

(iv)       this Agreement is terminated by Parent pursuant to Section 8.1(e); or

(v)        this Agreement is terminated by the Company pursuant to Section 8.1(h),

then the Company shall pay to Parent, in cash at the time specified in the next sentence, a nonrefundable fee in the amount of $2,500,000 (less any amounts previously paid by the Company pursuant to Section 8.3(b)). In the case of a fee payable pursuant to clause (iii) or clause (v) of the preceding sentence in connection with the termination of this Agreement by the Company, the fee referred to in the preceding sentence shall be paid by the Company prior to the time of such termination; in the case of a fee payable pursuant to clause (iii) or clause (iv) of the preceding sentence in connection with the termination of this Agreement by Parent, the fee referred to in the preceding sentence shall be paid by the Company within two business days after such termination; in the case of a fee payable pursuant to clause (i) or clause (ii) of the preceding sentence in connection with the termination of this Agreement by either the Company or Parent, the fee referred to in the preceding sentence shall be paid by the Company concurrently with the earlier of the consummation of such Acquisition Transaction or the execution of such agreement, as applicable.

(d)        If the Company fails to pay when due any amount payable under this Section 8.3, then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at an annual rate equal to the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

Section 9.   MISCELLANEOUS PROVISIONS

9.1        Amendment.   This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the Required Stockholder Vote has been obtained); provided, however, that after the Required Stockholder Vote has been obtained, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.2        Waiver.

(a)        No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)        No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.3        No Survival of Representations and Warranties.   None of the representations and warranties contained in this Agreement shall survive the Merger.

9.4        Entire Agreement; Counterparts.   This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded by this Agreement and shall remain in full force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

9.5        Applicable Law; Jurisdiction.   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or suit between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court (or to the extent such court does not have subject matter jurisdiction, other state courts) located in the State of Delaware; and (b) (c) each of the parties irrevocably waives the right to trial by jury.

9.6        Disclosure Letter.   For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Letter or in any update to the Disclosure Letter shall be deemed to be a representation and warranty made by the Company in Section 2.

9.7        Attorneys’ Fees.   In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties under this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

9.8        Assignability.   This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the Company’s rights under this Agreement may be assigned by the Company without the prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than (i) the parties hereto and (ii) the Indemnified Persons to the extent of their respective rights pursuant to Section 5.6) any right, benefit or remedy of any nature.

9.9        Notices.   Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by registered mail, by courier or express delivery service or by facsimile to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent or Merger Sub:
iPass, Inc.
3800 Bridge Parkway
Redwood Shores, CA 94065
Attention: Chief Executive Officer, Chief Financial Officer, General Counsel
Facsimile: 650-232-0245
with a copy to:
Cooley Godward LLP
3175 Hanover Street
Palo Alto, CA 94304-1130
Attention: Timothy J. Moore, Esq.
Gordon Ho, Esq.
Facsimile: 650-849-7400
if to the Company:
GoRemote Internet Communications, Inc.
1421 McCarthy Blvd.
Milpitas, CA 95035
Attention: General Counsel
Facsimile: 408-435-8687

with a copy to:
Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, CA 94041
Attention: David Healy, Esq.
Facsimile: 650-938-5200

9.10     Cooperation.   The Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

9.11     Non-Exclusivity.   The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of the Company under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under all applicable Legal Requirements.

9.12     Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

9.13     Construction.

(a)        For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)        The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)        As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)        Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

(e)        The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

IPASS, INC.
By:	/s/ KENNETH DENMAN
Kenneth Denman, Chief Executive Officer
KEYSTONE ACQUISITION SUB, INC.
By:	/s/ BRUCE POSEY
Bruce Posey, President
GOREMOTE INTERNET COMMUNICATIONS, INC.
By:	/s/ TOM THIMOT
Tom Thimot, President and Chief Executive Officer

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Acquired Corporations.   “Acquired Corporations” shall mean the Company and its Subsidiaries and the respective predecessors of the Company and its Subsidiaries (including any Entity that shall have merged into the Company or any Subsidiary of the Company).

Acquisition Inquiry.   “Acquisition Inquiry” shall mean an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent) that would reasonably be expected to lead to an Acquisition Proposal.

Acquisition Proposal.   “Acquisition Proposal” shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by Parent) contemplating or otherwise relating to any Acquisition Transaction.

Acquisition Transaction.   “Acquisition Transaction” shall mean any transaction or series of transactions involving:

(a)        any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which any of the Acquired Corporations is a constituent corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or (iii) in which any Acquired Corporation issues securities representing more than 15% of the outstanding securities of any class of voting securities of such Acquired Corporation;

(b)        any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for (i) 15% or more of the consolidated net revenues of the Acquired Corporations, consolidated net income of the Acquired Corporations or consolidated book value of the assets of the Acquired Corporations or (ii) 15% or more of the fair market value of the assets of the Acquired Corporations, other than reseller agreements and non-exclusive Company Product licenses entered into in the ordinary course of business; or

(c)        any liquidation or dissolution of any of the Acquired Corporations.

Affiliated Group.   “Affiliated Group” shall mean any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

Agreement.   “Agreement” shall mean the Agreement of Merger to which this Exhibit A is attached, as it may be amended from time to time.

Audited Year-End Balance Sheet.   “Audited Year-End Balance Sheet” shall mean the audited consolidated balance sheet of the Company and its consolidated subsidiaries included in the Audited Year-End Financial Statements.

Audited Year-End Financial Statements.   “Audited Year-End Financial Statements” shall mean the audited consolidated balance sheet of the Company and its consolidated subsidiaries as of October 31, 2004 and the related audited consolidated statement of income, statement of stockholders’ equity and statement of cash flows of the Company and its consolidated subsidiaries for the year then ended, together with the notes thereto.

Channel Agreement.   “Channel Agreement” shall mean any material Company Contract in which (a) another Person is or was appointed as a distributor, reseller or sales representative with respect to, or otherwise is or was authorized to market, promote, distribute, resell, sublicense, support or solicit orders for, any Company Software or (b) any Intellectual Property Right or Intellectual Property has been licensed, sold, assigned, or otherwise conveyed or provided to the Company.

COBRA.   “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

Code.   “Code” shall mean the Internal Revenue Code of 1986, as amended.

Company Affiliate.   “Company Affiliate” shall mean any Person under common control with any of the Acquired Corporations within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

Company Associate.   “Company Associate” shall mean any current or former employee, independent contractor, officer or director of any of the Acquired Corporations or any Company Affiliate.

Company Benefit Agreement.   “Company Benefit Agreement” shall mean each management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between any of the Acquired Corporations or any Company Affiliate and any Company Associate, other than any such Contract with a Company Associate that is terminable “at will” without any obligation on the part of the applicable Acquired Corporation or Company Affiliate to make any payments or provide any benefits in connection with such termination other than non-contractual obligations imposed by applicable Legal Requirements.

Company Benefit Plan.   “Company Benefit Plan” shall mean each employment, consulting, salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option or other equity-based, severance, termination, retention, change-in-control, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, other welfare fringe benefits, profit-sharing, pension or retirement plan, program, agreement or commitment and each other employee benefit plan or arrangement, whether written or unwritten, funded or unfunded, including each Foreign Plan and each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, that is or has been sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any Company Associate or with respect to which any of the Acquired Corporations has or may have any liability or obligation.

Company Common Stock.   “Company Common Stock” shall mean the Common Stock, $0.001 par value per share, of the Company.

Company Contract.   “Company Contract” shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

Company IP.   “Company IP” shall mean (a) all Intellectual Property Rights in the Company Software (including the Company Source Code) and (b) all Intellectual Property Rights and Intellectual Property embodied in or otherwise used with any Company Product in which any of the Acquired Corporations has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

Company IP Contract.   “Company IP Contract” shall mean any Contract to which any of the Acquired Corporations is a party, or by which any of the Acquired Corporations is bound or to which any Company IP is subject, that contains any assignment or license of, or any covenant not to assert or enforce, any Company IP or any license of Company IP.

Company Material Adverse Effect.   “Company Material Adverse Effect” shall mean any effect, change, event or circumstance that, considered together with all other effects, changes, events or circumstances, is materially adverse to, or has a material adverse effect on, (a) the business, financial condition, capitalization, assets (including Intellectual Property), cash position, liabilities (accrued, contingent or otherwise), operations or financial performance of the Acquired Corporations taken as a whole, or (b) the ability of the Company to consummate the Merger or any of the other Contemplated Transactions or to perform any of its obligations under the Agreement; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Company Material Adverse Effect: (a) any adverse effect resulting from general economic conditions to the extent that they do not disproportionately affect the Acquired Corporations, taken as a whole, (b) any adverse effect resulting from general conditions in the industries in which the Acquired Corporations operate to the extent that they do not disproportionately affect the Acquired Corporations, taken as a whole, (c) any adverse effect resulting from any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof to the extent they do not disproportionately affect the Acquired Corporations, taken as a whole, (d) any adverse effect resulting from changes (after the date of this Agreement) in GAAP or applicable Legal Requirements, (e) any change in the trading price of Company Common Stock or any adverse effect resulting from the failure of the Company to meet internal or analysts’ expectations or projections (it being understood, however, that any facts, events, changes or developments causing or contributing to such changes in the trading price of Company Common Stock or such failures to meet expectations or projections may (unless addressed in any of (a), (b), (c), (d), (f) or (g) of this definition) constitute a Material Adverse Effect and may be taken into account in determining whether a Material Adverse Effect has occurred), (f) any employee attrition, slowdown in deployments, reduction in sales efforts, shifting of or reduction in remaining traffic or refusal to consent to assignment by any of Equant, AT&T, MCI or Fiberlink or cancellation of, failure to obtain, or delay in obtaining, orders, or failure to initiate or continue, or slowdown in, deployment, from, by or relating to Company’s Mobile Office solution customers, in each case resulting from the announcement, pendency or anticipated consummation of the Merger, or (g) any Company Stockholder Litigation in which, based on the underlying merits of such litigation, the prospects for an award of damages or injunctive relief against the Company and its directors are very unlikely.

Company Privacy Policy.   “Company Privacy Policy” shall mean each external or internal, past or present privacy policy of any of the Acquired Corporations, including any policy relating to (i) the privacy of users of the Company Products or of any Company Website, (ii) the collection, storage, disclosure, and transfer of any User Data or Personal Data, and (iii) any employee information.

Company Product.   “Company Product” shall mean any product or service currently being designed, developed, manufactured, marketed, distributed, provided, licensed, supported or sold by any of the Acquired Corporations.

Company Series A Preferred Stock.   “Company Series A Preferred Stock” shall mean the Series A Preferred Stock, $0.001 par value per share, of the Company.

Company Software.   “Company Software” means software (including firmware and other software embedded in hardware devices) owned, developed (or currently being developed), marketed, distributed, licensed, or sold by any of the Acquired Corporations and any software that is part of or is distributed with, any Company Product.

Company Source Code.   “Company Source Code” shall mean the human-readable source code version of any Company Software, including all calculation formulae embodied in the Company Software, descriptions or details of any algorithms embodied in the Company Software and all annotations, commentary, instructions, specifications (including design, functional and other technical specifications), programmer notes (technical or otherwise), logic diagrams, flowcharts, input and output layouts, field descriptions, sort sequences, data dictionaries and file layouts relating to any Company Software.

Company Stockholder Litigation.   “Company Stockholder Litigation” shall mean any stockholder class action or derivative litigation commenced against the Company or its directors on or after the date of this Agreement based on allegations that either the Company’s entry into this Agreement or the terms and conditions of this Agreement constituted a breach of the fiduciary duties of the Company’s Board of Directors or that the disclosures in the Proxy Statement were inadequate.

Company Web Site.   “Company Web Site” shall mean any public or private website owned, maintained, or operated at any time by or on behalf of any of the Acquired Corporations.

Confidentiality Agreement.   “Confidentiality Agreement” shall mean the Mutual Nondisclosure Agreement dated July 7, 2005 between the Company and Parent.

Consent.   “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contemplated Transactions.   “Contemplated Transactions” shall mean the Merger and the other transactions and actions contemplated by this Agreement.

Contract.   “Contract” shall mean any legally binding written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or commitment or undertaking of any nature.

Delivered.   Any statement in Section 2 of the Agreement to the effect that any information, document or other material has been “delivered” to Parent shall mean that such information, document or material, subject to certain controls agreed to by Parent and the Company, was: (a) available for review by Parent or Parent’s Representatives in the virtual data room set up by Fenwick & West LLP in connection with the Contemplated Transactions as of 5:00 p.m. on the date three business days prior to the date of the Agreement (including links to unredacted documents available on EDGAR); (b) delivered to Parent or its outside legal counsel in the manner described in Section 9.9 of the Agreement by 5:00 p.m. on the date three business days prior to the date of the Agreement; or (c) with respect to Acquired Corporation Returns and other Tax-, audit- and Sarbanes-Oxley Act-related materials, either delivered in accordance with clause “(a)” or “(b)” of this definition or actually provided to Parent’s representatives for review while Parent’s representatives were conducting their due diligence review prior to the date of this Agreement on site: (i) at the San Francisco office of BDO Seidman, LLP; or (ii) at the Company’s offices.

Disclosure Letter.   “Disclosure Letter” shall mean the disclosure letter that has been prepared by the Company in accordance with the preamble to Section 2 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.

DOL.   “DOL” shall mean the United States Department of Labor.

Encumbrance.   “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), in each case other than (a) mechanics’, carriers’, workmen’s, repairmen’s or other like liens or other encumbrances arising or incurred in the ordinary course of business relating to obligations that are not delinquent or that are being contested in good faith and for which adequate reserves have been established, (b) liens or other encumbrances for Taxes that are not yet due and payable, (c) Encumbrances that, in the aggregate, do not materially impair, and would not reasonably be expected to materially impair, the value or the continued use and operation of the assets to which they relate.

Entity.   “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

ERISA.   “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Exchange Act.   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

FMLA.   “FMLA” shall mean the Family Medical Leave Act of 1993, as amended.

Foreign Plan.   “Foreign Plan” shall mean (a) any plan, program, policy, practice, Contract or other arrangement mandated by a Governmental Body outside the United States to which any of the Acquired Corporations is required to contribute or under which any of the Acquired Corporations has or may have any liability, (b) any Company Benefit Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States and (c) any Company Benefit Plan that covers or has covered any Company Associate whose services are or have been performed primarily outside of the United States.

Governmental Authorization.   “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

Governmental Body.   “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal), or (d) Entity to whom a Governmental Body has assigned or delegated any authority or oversight responsibilities.

HIPAA.   “HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

HSR Act.   “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Intellectual Property.   “Intellectual Property” shall mean algorithms, application programmers’ interfaces (APIs), apparatus, databases, data and results from simulations or tests, design rules, diagrams, formulae, GDSII files, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, simulation methods or techniques, specifications, software, software code (in any form, including source code and executable or object code), software development tools, subroutines, techniques, test vectors, user interfaces, uniform resource locators (URLs), web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

Intellectual Property Rights.   “Intellectual Property Rights” shall mean all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) Trademark and trade name rights and similar rights; (c) trade secret rights; (d) Patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.

IRS.   “IRS” shall mean the United States Internal Revenue Service.

Knowledge.   “Knowledge” shall mean, when used with respect to any of the Acquired Corporations, the knowledge of any of the Acquired Corporations’ directors, officers or employees who are director-level or above and when used with respect to Parent, the knowledge of Parent’s directors and officers.

Legal Proceeding.   “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

Legal Requirement.   “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASDAQ National Market).

Merger Consideration.   “Merger Consideration” shall mean the cash consideration that a holder of shares of Company Common Stock or Company Series A Preferred Stock who does not perfect his, her or its appraisal rights under the DGCL is entitled to receive in exchange for such shares of Company Common Stock or Company Series A Preferred Stock pursuant to Section 1.5.

Parent Common Stock.   “Parent Common Stock” shall mean the Common Stock, $0.001 par value per share, of Parent.

Patents.   “Patents” shall mean patents and patent applications in any jurisdiction in the world.

Person.   “Person” shall mean any individual, Entity or Governmental Body.

Personal Data.   “Personal Data” shall mean a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, or customer or account number, or any other piece of information that allows the identification of a natural person.

Registered IP.   “Registered IP” shall mean all Intellectual Property Rights that are registered, filed or issued by, with or under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works, registered trademarks, domain names, uniform resource locators (URLs), and all applications for any of the foregoing.

Representatives.   “Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

SEC.   “SEC” shall mean the United States Securities and Exchange Commission.

Securities Act.   “Securities Act” shall mean the Securities Act of 1933, as amended.

Subsidiary.   An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, beneficial or financial interests or such Entity.

Superior Offer.   “Superior Offer” shall mean an unsolicited, bona fide written offer made by a third party for an Acquisition Transaction (provided that for purposes of this definition, each reference to 15% in the definition of Acquisition Transaction shall be deemed to be a reference to 75%) on terms that the Company’s board of directors determines, in its good faith judgment, having considered the advice of the Financial Advisor, to be (a) more favorable to the Company’s stockholders from a financial point of view than the terms of the Merger and (b) reasonably expected to be consummated; provided, however, that any such offer shall not be deemed to be a “Superior Offer” if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

Tax.   “Tax” shall mean any federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty, addition to tax or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

Tax Return.   “Tax Return” shall mean any return, statement, report, or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) required to be filed with, or are required to be submitted to, any Governmental Body with respect to Taxes and any amendment or supplement to any of the foregoing.

Third Party Software.   “Third Party Software” shall mean software (including firmware and other software embedded in hardware devices) that is (a) licensed or leased by the Company or any of the Acquired Corporations from a third party and is not owned by the company or any of the Acquired Corporations; and (b) is incorporated or embedded into, used in conjunction with, or otherwise distributed by Keystone in connection with any Company Software.

Trademarks.   “Trademarks” shall mean trademarks and service marks (whether registered or unregistered), including applications therefor, in any jurisdiction in the world.

Triggering Event.   A “Triggering Event” shall be deemed to have occurred if: (i) the board of directors of the Company shall have failed to recommend that the Company’s stockholders vote to adopt and approve the Agreement, or shall have withdrawn or modified in a manner adverse to Parent the Company Board Recommendation; (ii) any member of the board of directors makes any public announcement or recommendation that is inconsistent with a recommendation that the Company’s stockholders vote to adopt and approve the Agreement at the Company Stockholders’ Meeting; (iii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that the board of directors of the Company has determined and believes that the Merger is advisable and fair to and in the best interests of the Company’s stockholders; (iv) the board of directors of the Company fails to reaffirm publicly the Company Board Recommendation, or fails to publicly reaffirm its determination that the Merger is advisable and fair to and in the best interests of the Company’s stockholders, within five business days after Parent requests in writing that such recommendation or determination be reaffirmed publicly; (v) the board of directors of the Company or any committee thereof shall have approved, endorsed or recommended any Acquisition Proposal; (vi) the Company shall have executed any letter of intent, memorandum of understanding or similar document or Contract (other than a confidentiality agreement contemplated by Section 4.3(a)) relating to any Acquisition Proposal; (v) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its security holders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (vi) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release announcing its opposition to such Acquisition Proposal within ten business days after such Acquisition Proposal is announced; or (vii) any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have breached any of the provisions set forth in Section 4.3.

Unaudited Interim Balance Sheet.   “Unaudited Interim Balance Sheet” shall mean the unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as of July 31, 2005 included in the Company’s Report on Form 10-Q for the fiscal quarter ended July 31, 2005, as filed with the SEC prior to the date of this Agreement.

Unaudited Year-End Financial Statements.   “Unaudited Year-End Financial Statements” shall mean the unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as of October 31, 2005 and the related unaudited consolidated statement of operations of the Company and its consolidated subsidiaries for the fiscal year then ended.

User Data.   “User Data” shall mean any Personal Data or other data or information collected by or on behalf of any of the Acquired Corporations from users of the Company Products or of any Company Website.

WARN Act.   “WARN Act” shall mean the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq. (1988), as amended, and similar Legal Requirements under state and local law.

Annex B—Opinion of Jefferies Broadview

Jefferies Broadview
950 Tower Lane, 18th Floor
Foster City, CA 94404
www.jafferiesbroadview.com
A division of Jefferies & Company, Inc.

December 9, 2005

CONFIDENTIAL

Board of Directors

GoRemote Internet Communications, Inc.
1421 McCarthy Blvd.
Milpitas, CA 95035

Dear Members of the Board:

We understand that GoRemote Internet Communications, Inc. (“GoRemote” or the “Company”), iPass, Inc. (“iPass” or “Parent”) and GoRemote Acquisition Sub, Inc., a wholly-owned subsidiary of iPass (“Merger Sub”), propose to enter into an Agreement of Merger (the “Agreement”) pursuant to which Merger Sub will merge with and into GoRemote (the “Merger”). Pursuant to the Merger, each issued and outstanding share of GoRemote common stock other than shares held by the Company, Parent and any of their respective wholly-owned subsidiaries and Dissenting Shares (as defined in the Agreement) will be converted into the right to receive $1.71 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully detailed in the Agreement.

You have requested our opinion as to whether, as of the date hereof, the Merger Consideration is fair from a financial point of view to holders of GoRemote common stock.

Jefferies Broadview, a division of Jefferies & Company, Inc. (“Jefferies Broadview”), provides investment banking services, including merger and acquisition advisory services, to information technology (“IT”), communications, healthcare technology, and media companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT, communications, healthcare technology, and media mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to GoRemote’s Board of Directors and will receive fees from GoRemote upon delivery of this opinion and upon the successful conclusion of the Merger. In addition, the Company has agreed to indemnify Jefferies Broadview and its affiliates in connection with its engagement and to reimburse certain of our expenses. We have in the past provided financial advisory and investment banking services to GoRemote for which we have received compensation. In the ordinary course of their businesses, Jefferies Broadview and its affiliates may publish research reports regarding the securities of the Company or Parent or their respective affiliates, may trade or hold such securities for their own accounts and for the accounts of their customers and, accordingly, may at any time hold long or short positions in those securities.

In rendering our opinion, we have, among other things:

1.)           reviewed the terms of the Agreement in the form of the draft furnished to us by the Company’s legal counsel on December 8, 2005, which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed;

2.)           reviewed GoRemote’s annual report on Form 10-K for the fiscal year ended October 31, 2004, including the audited financial statements included therein and GoRemote’s quarterly reports on Form 10-Q for the periods ending January 31, 2005, April 30, 2005 and July 31, 2005, including the unaudited financial statements included therein;

3.)           reviewed certain internal financial and operating information for GoRemote, including preliminary annual financial results, as prepared by GoRemote management and subject to management and auditor closing procedures, for the fiscal year ended October 31, 2005, as well as quarterly financial projections through fiscal year 2006, prepared and furnished to us by GoRemote management;

4.)           participated in discussions with GoRemote management concerning the operations, business strategy, current financial performance and prospects for the Company;

5.)           discussed with GoRemote management its view of the strategic and financial rationale for the Merger;

6.)           reviewed the recent reported closing prices and trading activity for GoRemote common stock;

7.)           compared certain aspects of GoRemote’s financial performance with those of public companies we deemed comparable;

8.)           analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Merger;

9.)           reviewed the equity research analyst report from Thomas Weisel Partners dated September 9, 2005 covering GoRemote, including quarterly and annual projections contained therein;

10.)    assisted in negotiations and discussions related to the Merger among GoRemote, Parent and their respective financial and legal advisors; and

11.)    conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by GoRemote or its advisors. With respect to the financial projections examined by us, including the financial projections prepared by Thomas Weisel Partners, which we have reviewed with the management of the Company, we have assumed, with your permission, that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of the Company as to the future performance of the Company. We have also assumed, with your permission, that in the course of obtaining the regulatory and third party approvals, consents and releases necessary for the consummation of the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the Merger and that the Merger will be consummated in accordance with applicable laws and regulations and the terms of the Merger Agreement as set forth in the December 8, 2005 draft thereof, without waiver, amendment or modification of any material term, condition or agreement. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger. We have not made or taken into account any independent appraisal or valuation of any of

GoRemote’s assets or liabilities, contingent or otherwise. We express no view as to the federal, state or local tax consequences of the Merger.

For purposes of this opinion, we have assumed that GoRemote is not currently involved in any material transaction other than the Merger, other publicly announced transactions and those activities undertaken in the ordinary course of conducting its business. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion. It should be understood that, although subsequent developments may affect this opinion, we have no obligation to update, revise or reaffirm the opinion.

Based upon and subject to the foregoing qualifications and limitations and those set forth below, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to holders of GoRemote common stock.

This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of GoRemote in connection with its consideration of the Merger and does not constitute a recommendation to any holder of GoRemote common stock, or any other person, as to how such person should vote on or act with respect to the Merger. This opinion may not be used for any other purpose whatsoever or disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval; except that this opinion may be included in its entirety, if required, in any proxy statement filed by the Company in respect of the Merger with the Securities and Exchange Commission, provided that this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form acceptable to us and our counsel in our sole discretion.

Sincerely,
Jefferies Broadview
a division of Jefferies & Company, Inc.

Annex C—Section 262 of the Delaware General Corporation Law

§262. Appraisal Rights

(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

(2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §251, §252, §254, §257, §258, §263 and §264 of this title to accept for such stock anything except:

a.      Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.      Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c.      Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.      Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)   Appraisal rights shall be perfected as follows:

(1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within ten days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)   If the merger or consolidation was approved pursuant to §228 or §253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within ten days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within ten days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than ten days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within ten days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within ten days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation is a corporation of this State or of any state.

(j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

GoRemote Internet Communications, Inc.

Proxy Solicited on Behalf of The Board of Directors

For Special Meeting of Stockholders – February 13, 2006

By signing on the reverse side, the undersigned hereby appoints Tom Thimot and David L. Teichmann, and each of them, as proxies, with full power of substitution, to vote all shares of capital stock of GoRemote Internet Communications, Inc. (the “Company) which the undersigned is entitled to vote as indicated upon the matters on the reverse side at the Special Meeting of Stockholders of the Company to be held on February 13, 2006, at 9:00 a.m., local time, at our principal executive offices located at 1421 McCarthy Boulevard, Milpitas, California 95035 and at any adjournments thereof.  You can revoke your proxy at any time before it is voted at the Special Meeting by: (i) delivering to the Secretary of the Company a written notice bearing a date later than the proxy stating that you would like to revoke your proxy; (ii) completing, executing and delivering to the Secretary of the Company a new, later-dated proxy for the same shares (if you submitted the proxy you are seeking to revoke via the Internet or telephone, you may submit this later-dated new proxy using the same method of transmission (Internet or telephone) as the proxy being revoked); or (iii) attending the Special Meeting and voting in person.   If the undersigned holds any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

The undersigned acknowledges receipt from GoRemote Internet Communications, Inc. prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a proxy statement dated February 13, 2006.

PLEASE ACT PROMPTLY

DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE METING IN PERSON.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

GOREMOTE INTERNET COMMUNICATIONS, INC.

YOUR VOTE IS IMPORTANT, PLEASE VOTE IMMEDIATELY.

VOTE-BY-INTERNET	☐	VOTE-BY-TELEPHONE	☐

LOG ON TO THE INTERNET AND GO TO HTTP://WWW.EPROXYVOTE.COM/GRIC		CALL TOLL-FREE 1-877-779-8683

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒            PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND PROPOSAL 2.

1.

Adoption of the Agreement of Merger, dated as of December 9, 2005, by and among iPass Inc., Keystone Acquisition Sub, Inc. and GoRemote Internet Communications, Inc., as more fully described in the accompanying proxy statement.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.

Adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

	☐	☐	☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED.  IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE PROPOSALS.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

Mark box at right if you plan to attend the Special Meeting.                       ☐

Mark box at right if an address change or comment has been noted on the reverse side of this card.                 ☐

Please sign this proxy exactly as the name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, administrator, trustee, guardian, or other fiduciary please give full title as such.  If a corporation, please sign in corporate name, by authorized officer.  If a partnership, please sign in partnership name by authorized person.

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